                                                            Exhibit 4.3(a)


                                                            [EXECUTION COPY]

--------------------------------------------------------------------------------


                               Credit Agreement,

                                  dated as of

                                 July 14, 1999,

                                     among

                     GlobeNet Communications Holdings Ltd.,
                                as the Borrower,

                         Various Financial Institutions
                               And Other Persons,
                                as the Lenders,

                         Toronto Dominion (Texas) Inc.,
                  as the Administrative Agent and the Issuer,

                                      and

                          Credit Suisse First Boston,
                           as the Syndication Agent.


                       ----------------------------------

                           TD Securities (USA) Inc.,
                        as the Arranger and Book Runner.

                       ----------------------------------

            Construction, Working Capital and Term Financing of the
                Atlantica-1 Fiber-optic Submarine Cable System.


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

SECTION 1.01.  Defined Terms...............................................   2
SECTION 1.02.  Classification of Loans and Borrowings......................  37
SECTION 1.03.  Terms Generally.............................................  37
SECTION 1.04.  Accounting Terms; GAAP......................................  38

                                  ARTICLE II

                                THE COMMITMENTS
                                ---------------

SECTION 2.01.  Commitments.................................................  38
SECTION 2.02.  Loans and Borrowings........................................  39
SECTION 2.03.  Requests for Borrowings.....................................  40
SECTION 2.04.  Special Provisions for Working Capital Loans................  41
SECTION 2.05.  Letters of Credit...........................................  42
SECTION 2.06.  Funding of Borrowings.......................................  46
SECTION 2.07.  Interest Elections..........................................  47
SECTION 2.08.  Termination and Reduction of Commitments....................  48
SECTION 2.09.  Repayment of Loans; Evidence of Debt........................  49
SECTION 2.10.  Optional Prepayments of Loans...............................  51
SECTION 2.11.  Mandatory Prepayments.......................................  52
SECTION 2.12.  Fees........................................................  54
SECTION 2.13.  Interest....................................................  55
SECTION 2.14.  Alternate Rate of Interest; Illegality......................  55
SECTION 2.15.  Increased Costs.............................................  56
SECTION 2.16.  Break Funding Payments......................................  57
SECTION 2.17.  Taxes.......................................................  58
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  59
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders..............  61

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

SECTION 3.01.  Financial Condition.........................................  62
SECTION 3.02.  No Change...................................................  62

SECTION 3.03.  Organization; Powers........................................  63
SECTION 3.04.  Authorization; Enforceability...............................  63
SECTION 3.05.  Corporate Structure.........................................  63
SECTION 3.06.  Compliance with Law.........................................  63
SECTION 3.07.  No Legal Bar................................................  64
SECTION 3.08.  Governmental Actions........................................  64
SECTION 3.09.  Litigation..................................................  64
SECTION 3.10.  Environmental Matters.......................................  64
SECTION 3.11.  No Default; Event of Default................................  64
SECTION 3.12.  Properties..................................................  64
SECTION 3.13.  Taxes.......................................................  65
SECTION 3.14.  Federal Regulations.........................................  65
SECTION 3.15.  ERISA.......................................................  65
SECTION 3.16.  Investment Company Act......................................  65
SECTION 3.17.  Security Documents..........................................  65
SECTION 3.18.  Principal Place of Business.................................  65
SECTION 3.19.  Disclosure..................................................  65
SECTION 3.20.  Sufficiency of System Contracts.............................  66
SECTION 3.21.  Immunity....................................................  66
SECTION 3.22.  Export Control..............................................  66
SECTION 3.23.  Foreign Corrupt Practices Act...............................  66
SECTION 3.24.  Intellectual Property.......................................  66
SECTION 3.25.  Year 2000 Compliance........................................  67
SECTION 3.26.  Subordination of Certain Payments...........................  67

                                  ARTICLE IV

                                  CONDITIONS
                                  ----------
SECTION 4.01.  Conditions Precedent to Effectiveness.......................  67
SECTION 4.02.  Conditions Precedent to Availability of Term D Loans and to
                 Initial Credit Extensions (other than Term D Loans).......  72
SECTION 4.03.  Conditions Precedent to All Credit Extensions...............  74

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

SECTION 5.01.  Financial Statements and Other Information..................  76
SECTION 5.02.  Reports.....................................................  77
SECTION 5.03.  Payment of Obligations......................................  78
SECTION 5.04.  Conduct of Business; System Completion......................  78
SECTION 5.05.  Existence...................................................  78
SECTION 5.06.  Compliance with Laws........................................  78

SECTION 5.07.  Performance of Agreements...................................  79
SECTION 5.08.  Taxes and Claims............................................  79
SECTION 5.09.  Notices.....................................................  79
SECTION 5.10.  Insurance...................................................  79
SECTION 5.11.  Fiscal Year.................................................  79
SECTION 5.13.  Environmental Matters.......................................  80
SECTION 5.14.  Operating Budgets; Operating Plans..........................  80
SECTION 5.15.  Governmental Actions........................................  81
SECTION 5.16.  Cooperation with Independent Engineer.......................  82
SECTION 5.17.  Spare Parts.................................................  82
SECTION 5.18.  Interest Rate Protection....................................  82
SECTION 5.19.  Revenue Account.............................................  82
SECTION 5.20.  Maintenance of Process Agent................................  82
SECTION 5.21.  System Operation and Maintenance............................  82
SECTION 5.22.  Event of Loss...............................................  82
SECTION 5.23.  Books and Records; Inspection Rights........................  83
SECTION 5.24.  Export Control..............................................  83
SECTION 5.25.  Foreign Corrupt Practices Act...............................  83
SECTION 5.26.  Further Assurances..........................................  83
SECTION 5.27.  Intellectual Property.......................................  83
SECTION 5.28.  Future Subsidiaries.........................................  84
SECTION 5.29.  Post-Closing Collateral; Mortgages..........................  85
SECTION 5.30.  TBI.........................................................  86
SECTION 5.31.  Achievement of Commercial Operation Date....................  86

                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

SECTION 6.01.  Indebtedness................................................  86
SECTION 6.02.  Liens.......................................................  87
SECTION 6.03.  Fundamental Changes.........................................  87
SECTION 6.04.  Sale of Assets..............................................  87
SECTION 6.05.  Investments, Loans, Advances, Guarantees and Acquisitions...  88
SECTION 6.06.  Restricted Payments.........................................  89
SECTION 6.07.  Amendment of System Contracts, etc..........................  89
SECTION 6.08.  Supply Contract.............................................  90
SECTION 6.09.  Addition to Configuration...................................  91
SECTION 6.10.  Permitted System Upgrades...................................  91
SECTION 6.11.  Leases......................................................  92
SECTION 6.12.  Change of Office............................................  92
SECTION 6.13.  Change of Name..............................................  92
SECTION 6.14.  Transactions with Affiliates................................  92
SECTION 6.15.  Sale and Leaseback..........................................  92
SECTION 6.16.  Approval of Additional Contracts............................  92

SECTION 6.17.  Capital Expenditures........................................  93
SECTION 6.18.  Limitations on Transfer and Issuance of Interests...........  93
SECTION 6.19.  Unrelated Activities; Abandonment; New Subsidiaries.........  93
SECTION 6.20.  Set-off.....................................................  94
SECTION 6.21.  Changes in Capital Budget...................................  94
SECTION 6.22.  Payment of Construction Costs...............................  94
SECTION 6.23.  Sales of Capacity...........................................  94
SECTION 6.24.  Financial Covenants.........................................  95
SECTION 6.25.  Amendments, etc. of Organizational and Other Documents......  96
SECTION 6.26.  Management and Advisory Fees, etc...........................  96
SECTION 6.27.  Immunity....................................................  96

                                  ARTICLE VII

                               EVENTS OF DEFAULT
                               -----------------

SECTION 7.01.  Non-Payment of Obligations..................................  96
SECTION 7.02.  Breach of Warranty..........................................  97
SECTION 7.03.  Non-Performance of Certain Covenants and Obligations........  97
SECTION 7.04.  Involuntary Bankruptcy Proceeding, etc......................  97
SECTION 7.05.  Voluntary Bankruptcy Proceeding, etc........................  98
SECTION 7.06.  Judgments...................................................  98
SECTION 7.07.  ERISA.......................................................  98
SECTION 7.08.  Impairment of Security, etc.................................  98
SECTION 7.09.  Commercial Operation........................................  98
SECTION 7.10.  Impairment of System Contract...............................  98
SECTION 7.11.  Default Under System Contract...............................  99
SECTION 7.12.  Liquidated Damages..........................................  99
SECTION 7.13.  Revocation of Landing License, etc..........................  99
SECTION 7.14.  Change in Control...........................................  99
SECTION 7.15.  Default on Other Indebtedness...............................  99
SECTION 7.16.  Delay in Construction or Installation....................... 100
SECTION 7.17.  Term C Loan Guarantor....................................... 100

                                 ARTICLE VIII

                                   ACCOUNTS
                                   --------

SECTION 8.01.  Creation of Accounts........................................ 101
SECTION 8.02.  Required Deposits into the Accounts......................... 101
SECTION 8.03.  Deposits Held as Cash Collateral and Deposits in the
                 Borrower Equity Proceeds Account.......................... 103
SECTION 8.04.  Source of Payments; Deposits Irrevocable.................... 104
SECTION 8.05.  Books of Account; Statements................................ 104

SECTION 8.06.  Location of the Accounts.................................... 104
SECTION 8.07.  Construction Account........................................ 104
SECTION 8.08.  Revenue Account............................................. 105
SECTION 8.09.  Special Payment Account..................................... 110
SECTION 8.10.  Debt Reserve Account........................................ 110
SECTION 8.11.  Parent Interest Reserve Account............................. 110
SECTION 8.12.  Operating Reserve Account................................... 111
SECTION 8.13.  Insurance Proceeds Account.................................. 111
SECTION 8.14.  Clean-Up Account............................................ 112
SECTION 8.15.  Sales and Issuances Proceeds Account........................ 112
SECTION 8.16.  Construction Contingency Reserve Account.................... 113
SECTION 8.17.  Current Account............................................. 114
SECTION 8.18.  Backhaul Reserve Account.................................... 114
SECTION 8.19.  System Upgrade Reserve Account.............................. 114
SECTION 8.20.  Subsidiary Accounts......................................... 114
SECTION 8.21.  Borrower Equity Proceeds Account............................ 115
SECTION 8.22.  Checking Accounts........................................... 115
SECTION 8.23.  Release of Excess Amounts................................... 115
SECTION 8.24.  Acceleration................................................ 116
SECTION 8.25.  Investment.................................................. 116
SECTION 8.26.  Value....................................................... 116
SECTION 8.27.  Other Determinations; Additional Accounts................... 116
SECTION 8.28.  Sales of Permitted Investments.............................. 116
SECTION 8.29.  Available Cash.............................................. 117
SECTION 8.30.  Purchaser Escrow Arrangements............................... 117
SECTION 8.31.  Termination................................................. 117
SECTION 8.32.  Conflicts With Other Loan Documents......................... 117

                                  ARTICLE IX

                    THE ADMINISTRATIVE AGENT, OTHER AGENTS
                           AND AGENT RELATED PERSONS
                    --------------------------------------

SECTION 9.01.  Authorization and Action.................................... 117
SECTION 9.02.  Exculpation of, and Reliance by, Agent Related Persons...... 118
SECTION 9.03.  Agent Related Persons and Affiliates........................ 118
SECTION 9.04.  Lender Credit Decision...................................... 119
SECTION 9.05.  Indemnification............................................. 119
SECTION 9.06.  Collateral and Guaranty Matters............................. 120
SECTION 9.07.  Successor Administrative Agent.............................. 120
SECTION 9.08.  Notice of Guaranty Draw..................................... 121

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

SECTION 10.01. Notices..................................................... 121
SECTION 10.02. Waivers; Amendments......................................... 122
SECTION 10.03. Expenses; Indemnity; Damage Waiver.......................... 123
SECTION 10.04. Successors and Assigns; Consent and Agreement............... 125
SECTION 10.05. Limited Recourse............................................ 128
SECTION 10.06. Survival.................................................... 128
SECTION 10.07. Counterparts; Integration; Effectiveness.................... 128
SECTION 10.08. Severability................................................ 129
SECTION 10.09. Right of Setoff............................................. 129
SECTION 10.10. Governing Law; Jurisdiction; Consent to Service of Process.. 129
SECTION 10.11. WAIVER OF JURY TRIAL........................................ 130
SECTION 10.12. Headings.................................................... 130
SECTION 10.13. Replacement of Independent Engineer or Insurance Consultant. 130
SECTION 10.14. Confidentiality............................................. 130

                                   SCHEDULES

Schedule 1.01(a)   --   Equity Investors
Schedule 1.01(b)   --   Qualified Purchasers
Schedule 2.01      --   Lenders; Commitments
Schedule 2.09      --   Principal Amortization Table
Schedule 3.05(a)   --   Borrower Capital Structure
Schedule 3.05(b)   --   Subsidiaries
Schedule 3.08      --   Governmental Actions
Schedule 3.13      --   Taxes
Schedule 3.17      --   Collateral Filings
Schedule 3.18      --   Places of Business
Schedule 5.10      --   Insurance

                                   EXHIBITS

Exhibit A-1        --   Form of Working Capital Note
Exhibit A-2        --   Form of Term Note
Exhibit B-1        --   Form of Borrowing Request
Exhibit B-2        --   Form of Issuance Request
Exhibit B-3        --   Form of Borrowing Certificate
Exhibit C          --   Form of Continuation/Conversion Notice
Exhibit D          --   Form of Assignment and Acceptance

Exhibit E          --   Form of Parent Pledge Agreement
Exhibit F          --   Form of Borrower Pledge and Security Agreement
Exhibit G          --   Form of Subsidiary Pledge and Security Agreement
Exhibit H          --   Form of Subsidiary Guaranty
Exhibit I          --   Form of Closing Date Certificate
Exhibit J          --   Form of Construction Progress Certificate
Exhibit K          --   Form of Expense Certificate
Exhibit L          --   Form of Article VIII Certificate
Exhibit M          --   Form of Participation Certificate

                                 CREDIT AGREEMENT

     CREDIT AGREEMENT, dated as of July 14, 1999, among GLOBENET COMMUNICATIONS HOLDINGS LTD., a company organized and existing under the laws of Bermuda (the "Borrower"), the Lenders, TORONTO DOMINION (TEXAS) INC., as administrative agent
 --------
for the Lenders (in such capacity, the "Administrative Agent") and Issuer,
                                        --------------------
CREDIT SUISSE FIRST BOSTON, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), and TD SECURITIES (USA) INC., as arranger
               -----------------
(in such capacity, the "Arranger").
                        --------


                                 W I T N E S S E T H :
                                 -------------------


     WHEREAS, capitalized terms used herein (including the preamble above) and
                                                           --------
not otherwise defined herein shall have the meanings assigned to them in Section
                                                                         -------
1.01 of this Agreement;
----

     WHEREAS, the Borrower (together with one or more of the Subsidiaries) proposes to develop, construct, own, provide and sell capacity on a four fiber pair, fiber-optic submarine cable system to be known as the Atlantica-1 Submarine Cable System, which is intended to be used to provide direct telecommunications service between and among the United States mainland, Bermuda, Venezuela and Brazil, and shall include within it the previously constructed two fiber pair, fiber-optic submarine cable system known as BUS-1;

     WHEREAS, in order to provide for the design, development, construction and installation of the System, ANBL has entered into the Supply Contract with the Contractor;

     WHEREAS, the Contractor's obligations under the Supply Contract are being guaranteed by the Supply Contract Guarantor pursuant to, and subject to the limitations set forth in, the Supply Contract Guaranty;

     WHEREAS, in order to finance a portion of the design, development, construction and installation of the System, Parent, the Borrower's parent, has
(a) issued equity to the Equity Investors and (b) issued the Parent Senior Notes, and has agreed, in turn, to make cash equity contributions to the Borrower with the proceeds of such issuances in an aggregate amount equal to the Net Equity Funding Commitment;

     WHEREAS, in order to finance the remaining portion of the design, development, construction and installation of the System and for other purposes as set forth herein, the Borrower is entering into this Agreement pursuant to which the Lenders and the Issuer have agreed, subject to the terms and conditions set forth herein, to make certain Credit Extensions to the Borrower; and

     WHEREAS, as a condition to and in furtherance of the foregoing, and in order to secure and support the Borrower's obligations to the Lenders and the Issuer under the Loan Documents, Parent, the Borrower and the Subsidiaries will enter into the Security Documents to which they are parties, the Subsidiaries will enter into the Subsidiary Guaranty and the Term C Loan Guarantor will enter into the Term C Loan Guaranty;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                 ARTICLE I

                                 DEFINITIONS
                                 -----------

     SECTION 1.01.  Defined Terms.  As used in this Agreement, the following
                    -------------
terms shall have the meanings specified below:

     "ABR" when used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Accounts" means, collectively, the Construction Account, the Revenue
      --------
Account, the Special Payment Account, the Debt Reserve Account, the Parent Interest Reserve Account, the Operating Reserve Account, the Insurance Proceeds Account, the Clean-Up Account, the Sales and Issuances Proceeds Account, the Construction Contingency Reserve Account, the Current Account, the Backhaul Reserve Account, the System Upgrade Reserve Account, the Subsidiary Accounts and each other collateral account created hereunder, together with each sub-account of such accounts, established and maintained pursuant to Article VIII. Accounts
                                                         ------------
shall not include the Borrower Equity Proceeds Account or any Checking Account.

     "Additional Contracts" means any contract entered into by the Borrower or
      --------------------
any Subsidiary after the Closing Date (other than the OA&M Agreement, any Intercompany Agreement, employment contracts and contracts involving less than $1,000,000 annually).

     "Additional Material Contract" means each Additional Contract designated as
      ----------------------------
an Additional Material Contract" in accordance with Section 6.16.
                                                    ------------

     "Additional Non-Material Contract" means each Additional Contract
      --------------------------------
designated as an AAdditional Non-Material Contract" in accordance with Section
                                                                       -------
6.16.
----

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" is defined in the preamble and includes each of its
      --------------------                    --------
successors hereunder.

     "Affiliate" means, with respect to a specified Person, another Person
      ---------
(other than a subsidiary of the Person specified) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agent Related Persons" means the Administrative Agent, the Syndication
      ---------------------
Agent, the Issuer, the Arranger and their respective officers, directors, partners, agents, employees and Affiliates and Subsidiaries.

     "Agreement" means, on any date, this Credit Agreement as originally in
      ---------
effect on the Closing Date and as thereafter amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "ANBL" means Atlantica Network (Bermuda) Ltd., a company organized and
      ----
existing under the laws of Bermuda and a direct, wholly-owned subsidiary of the Borrower.

     "Applicable Percentage" means, with respect to any Lender, the percentage
      ---------------------
of the total Commitments represented by such Lender's Commitments; provided
                                                                   --------
that, for purposes of this definition, Lenders obligated to purchase participations in Working Capital Loans pursuant to Section 2.04(a) shall be
                                                    ---------------
deemed to have a Working Capital Loan Commitment in an amount (the "Participation Amount") equal to such participation obligations, and the Working
---------------------
Capital Lenders' Working Capital Loan Commitments shall be deemed to be ratably reduced by such participation obligations. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, for any day, (a) for Working Capital Loans, Term A
      ---------------
Loans, Term B Loans and Term C Loans, 2.50% with respect to any ABR Loans and 3.50% with respect to any Eurodollar Loans, and (b) for Term D Loans, 3.00% with respect to any ABR Loans and 4.00% with respect to any Eurodollar Loans. The Applicable Rate for Working Capital Loans, Term A Loans, Term B Loans and Term C Loans shall be reduced in each case by .25% per annum from and after the date upon which the aggregate outstanding principal amount of Term Loans and Term Loan Commitments is reduced as a result of repayments and reductions thereof to less than or equal to $280,000,000, and shall be reduced by an additional .25% per annum from and after the date upon which the aggregate outstanding principal amount of Term Loans and Term Loan Commitments is reduced as a result of repayments and reductions thereof to less than or equal to $165,000,000; provided that, if on the date the aggregate
                               --------
outstanding principal amount of the Term Loans is so reduced, a Designated Event or Default shall have occurred and be continuing, the Applicable Rate shall not be reduced as aforesaid until the date no Designated Event or Default shall have occurred and be continuing.

     "Arranger" is defined in the preamble.
      --------                    --------

     "Article VIII Certificate" means each certificate of the Borrower,
      ------------------------
substantially in the form of Exhibit L, delivered pursuant to Article VIII.
                             ---------                        ------------

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent,
            -------------
substantially in the form of Exhibit D or any other form approved by the
                             ---------
Administrative Agent.

     "Availability Period" means,
      -------------------

          (a) with respect to any Working Capital Loan (other than a Working Capital Loan made to reimburse an LC Disbursement in accordance with
     Section 2.05(e)), the period from and including the Closing Date to, but
     ---------------
     excluding, the earlier of (i) if the Commercial Operation Date does not occur prior to the Guaranteed Completion Date, the Guaranteed Completion Date, and (ii) the Maturity Date;

          (b) with respect to any Working Capital Loan made to reimburse an LC Disbursement under any Letter of Credit in accordance with Section 2.05(e),
                                                                ---------------
     the period from and including the date the related Letter of Credit is issued to, but excluding, the earliest of (i) the date such Letter of Credit is terminated in accordance with its terms (other than by reason of a drawing thereunder), (ii) the date such LC Disbursement is reimbursed in accordance with Section 2.05(e) from funds other than the proceeds of a
                     ---------------
     Loan, (iii) the date which is five Business Days after the date the Borrower receives notice of such LC Disbursement and (iv) the Maturity Date;

          (c) with respect to Term A Loans, the period from and including the Closing Date to, but excluding, the Guaranteed Completion Date; provided
                                                                     --------
     that up to $15,000,000 in aggregate principal amount of Term A Loans may be made after the Commercial Operation Date to but excluding the date that is six months after the Commercial Operation Date for the purposes of paying interest on the Loans, making intercompany advances to Parent (evidenced by intercompany promissory notes pledged to the Secured Parties) so long as no Blockage Event has occurred and is continuing to pay interest on the Parent Senior Notes and any Parent Additional Notes, and to pay Backhaul Service Costs, subject in any event to Section 4.03 (including
                                                     ------------
     Section 4.03(h));
     ---------------

          (d) with respect to Term B Loans, the period from and including the Closing Date to, but excluding, the earliest of (i) if the Commercial Operation Date does not occur prior to the Guaranteed Completion Date, the Guaranteed Completion Date, (ii) if the Commercial Operation Date does occur prior to the Guaranteed Completion Date, the date on which the Contractor has received payment in full of all amounts due under the Supply Contract, and (iii) the Commercial Operation Date; and

          (e) with respect to Term C Loans, the period from and including the Closing Date to, but excluding, the earliest of (i) if the Commercial Operation Date does not occur prior to the Guaranteed Completion Date, the Guaranteed Completion Date, (ii) if the Commercial Operation Date does occur prior to the Guaranteed Completion Date, the date on which the Contractor has received payment in full of all amounts due under the Supply Contract, and (iii) the Commercial Operation Date.

          (f) with respect to Term D Loans, the period from and including the Closing Date to, but excluding, the earliest of (i) the date of completion of syndication of the Term D Commitment and (iii) September 30, 1999.

     "Backhaul Capacity" means capacity on inland telecommunication systems
      -----------------
which can be connected (directly or indirectly) to any cable station on the System.

     "Backhaul Reserve Account" means the special account designated by that
      ------------------------
name established by the Administrative Agent pursuant to Section 8.01(a).
                                                         ---------------

     "Backhaul Service" means the acquisition and the sale, lease and other
      ----------------
disposition of Backhaul Capacity, and activities incidental thereto.

     "Backhaul Service Costs"  means all costs of the Borrower and the
      ----------------------
Subsidiaries directly and solely related to the acquisition of Backhaul Capacity and the related payments in respect of OA&M Expenses.

     "Backhaul Service Revenue" means the cash revenue (net of sales
      ------------------------
commissions) received by the Borrower and the Subsidiaries from the sales or swaps of Backhaul Capacity and from related payments in respect of operation, administration and maintenance charges from customers, but, in any event, without duplication with respect to payments received by the Subsidiaries from the Borrower or any Subsidiary under any Intercompany Agreement.

     "Blockage Event" means the occurrence and continuance of (a) a Default
      --------------
arising under Section 7.01, 7.04 or 7.05, (b) a Default arising under Section
              ------------  ----    ----                              -------
7.11 (but only if such Default is with respect to the Operator or the Contractor
----
during the period of time the Operator or the Contractor, as the case may be, is being replaced in accordance with the terms of such

Section 7.11, (c) an Event of Default arising under Section 7.03 with respect
------------                                        ------------
only to the covenants contained in Article VI, (d) an Event of Default arising
                                   ----------
under Sections 7.09 or 7.13, in each case, upon the affirmative vote of the
      -------------    ----
Majority Lenders, or (e) an Event of Default arising under Section 7.14.
                                                           ------------

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrower" is defined in the preamble.
      --------                    --------

     "Borrower Equity Proceeds Account" means the special account established by
      --------------------------------
the Administrative Agent pursuant to Section 8.01(c).
                                     ---------------

     "Borrower Pledge and Security Agreement'" means the Pledge and Security
      ---------------------------------------
Agreement, dated as of the date hereof, substantially in the form of Exhibit F,
                                                                     ---------
made by the Borrower in favor of the Secured Parties, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, including as supplemented by the Foreign Subsidiary Pledge Supplements.

     "Borrowing" means Loans of the same Class and Type, made, converted or
      ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Certificate" means a certificate of the Borrower, substantially
      ---------------------
in the form of Exhibit B-3.
               -----------

     "Borrowing Date" means the last Business Day of each calendar month.
      --------------

     "Borrowing Request" means a notice from the Borrower, substantially in the
      -----------------
form of Exhibit B-1.  Each Borrowing Request shall specify the information
        -----------
specified in Section 2.03 and set forth (a) all costs which have been incurred
             ------------
and which are to be paid with the proceeds of the proposed Borrowing (with all applicable invoices attached) and (b) that the proposed Borrowing will not violate or conflict with any other agreement to which the Borrower, any of the Subsidiaries or Parent is a party, including the Term C Loan Guaranty Reimbursement Agreement (during any Term C Loan Guaranteed Period) and the Parent Senior Note Documents, accompanied by calculations in reasonable detail of remaining baskets available for Indebtedness and related matters. The final Borrowing Request delivered at the end of the Availability Period shall include a statement certifying all costs set forth in the Capital Budget which have not yet been funded, which costs will be prefunded into the Clean-Up Account.

     "BUS-1" means the two fiber pair, fiber-optic cable system known as ABUS-
      -----
1", with an initial capacity of 20 Gb/s, with one working fiber pair and one protective fiber pair, connecting St. David's, Bermuda and Tuckertown, New Jersey.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
               --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

     "Capacity" means, collectively, System Capacity and Backhaul Capacity.
      --------

     "Capacity Revenue" means, collectively, System Capacity Revenue and
      ----------------
Backhaul Service Revenue.

     "Capacity Sales Agreements" means all agreements for the sale or lease or
      -------------------------
other disposition of Capacity entered into between the Borrower or any Subsidiary and any other Person, expressly permitting the Lien of the Administrative Agent thereon with respect to the Borrower's and the applicable Subsidiaries' interests in such agreements, as each may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof.

     "Capacity Swap Agreements" means all agreements for the exchange of
      ------------------------
Capacity on the System for capacity or rights of use on other telecommunications systems, all expressly permitting the Lien of the Administrative Agent thereon with respect to the Borrower's and the applicable Subsidiaries' interests in such agreements, as each may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof.

     "Capital Budget" is defined in Section 4.01(h).
      --------------                ---------------

     "Capital Costs" means all costs and expenses incurred or to be incurred by
      -------------
the Borrower or any Subsidiary in connection with the design, development, installation, construction, completion, start-up and testing of the System (and shall include, in any event, all interest and other financing costs during construction incurred or to be incurred by the Borrower, any Subsidiary (if permitted pursuant to Section 6.01) and the Parent (pursuant to the Parent
                      ------------
Senior Note Documents)), all payments under Hedging Agreements and all OA&M Expenses, SG&A Expenses and Term C Loan Guaranty Fees with respect to the System to the extent set forth in the Capital Budget, all of the above as set forth in the then current Capital Budget.

     "Capital Lease Obligations" of any Person, means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Casualty Proceeds" means all payments received by the Administrative
      -----------------
Agent, the

Borrower or any Subsidiary from any insurer in respect of casualty to or loss of property, all awards and proceeds in respect of a taking, but excluding business interruption insurance or delayed opening of business insurance and payments in respect of liability policies.

     "Casualty Proceeds Deposits" is defined in Section 8.13(a).
      --------------------------                ---------------

     "Certificate of Commercial Acceptance" is defined in the Supply Contract.
      ------------------------------------

     "Certificate of Final Acceptance" is defined in the Supply Contract.
      -------------------------------

     "Certificate of Provisional Acceptance" is defined in the Supply Contract.
      -------------------------------------

     "Change in Control" means and shall be deemed to have occurred if (a) there
      -----------------
shall occur any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower and the Subsidiaries (other than sales of Capacity) to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a "Group"), together with any Affiliates
                                     -----
thereof; (b) the holders of Equity Interests of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; (c) any Person or Group (other than the Permitted Holders) shall become, after the Closing Date, the owner, directly or indirectly, beneficially or of record, of Voting Interests representing more than 35% of the total voting power of all Voting Interests of Parent or the Borrower; (d) any AChange of Control" as defined in the Parent Senior Note Documents shall occur; (e) the Borrower shall cease to be a 100% owned, direct subsidiary of Parent, with all ownership interests in the Borrower held by all Persons free and clear of all consensual Liens except Liens in favor of the Administrative Agent (for the benefit of the Secured Parties); (f) Parent shall cease to control a majority of the seats on the Board of Directors of the Borrower; or (g) the six Equity Investors with the largest ownership interest in Parent on the Closing Date, as set forth on
Schedule 1.01(a), together with their respective Affiliates, shall cease to own
----------------
and control, directly, at least 51% of all the Voting Interests and ownership interests on a fully diluted basis in Parent, other than as a result of one or more public offerings of common stock of Parent or as a result of dilution from primary issuances of common stock of Parent, so long as, in any event, no Person or Group (other than the Permitted Holders) shall become, after the Closing Date, the owner, directly or indirectly, beneficially or of record of voting or ownership interests which are larger than the aggregate voting and ownership interests of the three of the six Equity Investors with the largest ownership interest in Parent on the Closing Date, as set forth on Schedule 1.01(a),
                                                        ----------------
together with the interests of their respective Affiliates.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender, any parent of any Lender or the Issuer with any request, guideline or directive of any Governmental Authority made or issued after the Closing Date (whether or not having the force of law).

     "Checking Accounts" is defined in Section 8.22.
      -----------------                ------------

     "Class" when used in reference to any Loan or Borrowing, refers to whether
      -----
such Loan, or the Loans comprising such Borrowing, are Working Capital Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Working Capital Loan Commitment or a Term Loan Commitment.

     "Clean-Up Account" means the special account designated by that name
      ----------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Closing Date" means the date on which this Agreement shall have been
      ------------
executed and delivered by the parties hereto and the conditions specified in
Section 4.01 have been satisfied or waived.
------------

     "Closing Date Certificate" means a certificate of a Responsible Officer of
      ------------------------
the Borrower, substantially in the form of Exhibit I.
                                           ---------

     "Code" means the United States Internal Revenue Code of 1986, as amended
      ----
from time to time.

     "Collateral" means any and all ACollateral" as defined in any applicable
      ----------
Security Document; provided that, notwithstanding anything to the contrary
                   --------
herein or therein, Collateral shall not include the Net Equity Proceeds, the Parent Senior Note Proceeds, the proceeds of the Parent Post-Closing Equity Offering, the proceeds of the Parent Terrestrial Build-Out Offering, the proceeds of the Parent Additional Senior Note Offering, amounts on deposit in the Borrower Equity Proceeds Account, amounts on deposit in the Checking Accounts and all interest earned on all of the foregoing.

     "Commercial Operation Date" means the earlier of (a) the date the
      -------------------------
Certificate of Commercial Acceptance is issued with respect to the System and
(b) the date the Certificate of Provisional Acceptance is issued with respect to the System.

     "Commitment" means the Working Capital Loan Commitment, the Term A Loan
      ----------
Commitment, the Term B Loan Commitment, the Term C Loan Commitment or the Term D Loan Commitment, or a combination thereof (as the context requires).

     "Commitment Letter" means the commitment letter, dated July 8, 1999, from
      -----------------
the Arranger and the Syndication Agent to Parent, the Borrower, TBI and ANBL.

     "Confidential Memorandum" means the Confidential Information Memorandum,
      -----------------------
dated July, 1999, with respect to the GlobeNet Communications Holdings Ltd. US$400,000,000 Senior Secured Credit Facilities distributed by the Arranger.

     "Consolidated Interest Expense" means, with respect to the Borrower and the
      -----------------------------

Subsidiaries for any period, the sum of (a) gross interest expense (including all cash and accrued interest expense) of the Borrower and the Subsidiaries for such period on a consolidated basis and (b) interest on the Parent Senior Notes and any Parent Additional Notes paid by Parent during such period.

     "Consolidated Net Income" means, for any period for a Person, net income of
      -----------------------
such Person and its subsidiaries determined on a consolidated basis in accordance with GAAP for such period.

     "Construction Account" means the special account designated by that name
      --------------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Construction Contingency Reserve Account" means the special account
      ----------------------------------------
designated by that name established by the Administrative Agent pursuant to
Section 8.01(a).
---------------

     "Construction Progress Certificate" means a certificate from the Contractor
      ---------------------------------
(and countersigned by ANBL and the Independent Engineer), substantially in the form of Exhibit J.
        ---------

     "Consultants" means, collectively, the Independent Engineer, the Market
      -----------
Consultant and the Insurance Consultant.

     "Contest" means, with respect to any Tax, Lien, claim or obligation, a
      -------
contest pursued in good faith and by appropriate proceedings diligently conducted, so long as (a) adequate reserves in accordance with GAAP have been established with respect thereto, (b) no Lien shall have been filed in connection therewith or any Lien filed in connection therewith shall have been removed from the record by the bonding thereof and (c) the failure to pay such Tax, Lien, claim or obligation during the pendency of such contest could not reasonably be expected to have a Material Adverse Effect.

     "Continuation/Conversion Notice" means a request by the Borrower to convert
      ------------------------------
or continue a Working Capital Loan or a Term Loan in accordance with Section
                                                                     -------
2.07, substantially in the form of Exhibit C.
----                               ---------

     "Contractor" means, collectively, Alcatel Submarine Networks, a societe
      ----------
anonyme organized and existing under the laws of France, and Alcatel Submarine Networks, Inc., a corporation organized and existing under the laws of the state of Delaware.

     "Contractor Consent" means the Consent and Agreement, dated as of the date
      ------------------
hereof, among the ANBL, the Contractor and the Administrative Agent with respect to the assignment by the Borrower of its rights and interests under the Supply Contract, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or any agreement, instrument, judgment, order, decree or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Contract Variation" means any amendment, supplement, waiver, consent or
      ------------------
other modification to the Supply Contract and shall include any AContract Variation" as such term is defined in the Supply Contract.

     "Control" means the possession, directly or indirectly, of (a) the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and/or
(b) the ownership of 10% or more of the Voting Interests with respect to a Person. "Controlling" and "Controlled" have meanings correlative thereto.
          -----------       ----------

     "Credit Extension" means, as the context may require, (a) the making of a
      ----------------
Loan by a Lender or (b) the issuance of any Letter of Credit, or the extension of any expiration date of any previously issued Letter of Credit, by the Issuer.

     "Current Account" means the special account designated by that name
      ---------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Debt Reserve Account" means the special account designated by that name
      --------------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Debt Reserve Amount" means, at any time of determination, an amount equal
      -------------------
to six months of anticipated interest on the Loans using the interest rate in effect as of such date with respect to the Loans plus an amount equal to the next scheduled principal payment on the Loans.

     "Debt Service" means, as of any date of determination, (a) all scheduled
      ------------
principal, interest (determined by multiplying the amount of Indebtedness (other than any intercompany Indebtedness) outstanding on such date by the applicable interest rate on such date), commitment fee (determined by multiplying the amount of the unused portion of the Commitments as of such date by the rate set forth in Section 2.12(a)) and similar items required to be paid in cash by the
         ---------------
Borrower and the Subsidiaries on Indebtedness on a pro forma basis over the next
                                                   --- -----
four fiscal quarters commencing after such date (excluding amounts paid under Rate Protection Agreements and amounts due under the Supply Contract) plus (b)
                                                                      ----
all interest scheduled to be paid in cash by Parent on the Parent Senior Notes and on any Parent Additional Notes on a pro forma basis over the next four
                                        --- -----
fiscal quarters commencing after such date.

     "Debt Service Coverage Ratio" means, on any date of determination, the
      ---------------------------
ratio of (a) EBITDA for the twelve-month period ended on such date for which financial statements are available to (b) Debt Service as of such date.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Lender" means any Lender with respect to which a Lender Default
      -----------------
is in effect.

     "Designated Agents" means, collectively, the Administrative Agent and the
      -----------------
Syndication Agent.

     "Designated Event" means, as of any Principal Payment Date, the Borrower's
      ----------------
failure to be in compliance with Section 6.24 as of such Principal Payment Date,
                                 ------------
as set forth in the certificate delivered by the Borrower to the Administrative Agent in accordance with Section 5.02(c), or the failure of the Borrower to
                         ---------------
deliver such a certificate when required under Section 5.02(c), and such
                                               ---------------
Designated Event shall be deemed to continue until such time as the Borrower shall have delivered a certificate under Section 5.02(c) indicating compliance
                                         ---------------
with Section 6.24 and the Borrower shall in fact be in compliance with Section
     ------------                                                      -------
6.24.
----

     "Dispute Account" is defined in the Supply Contract.
      ---------------

     "Dollars" or "$" means the lawful money of the United States of America.
      -------      -

     "EBITDA" means, for any period for a Person, Consolidated Net Income for
      ------
such period of such Person, plus, without duplication and (other than with
                            ----
respect to amounts included in clause (b) of the definition of Consolidated
                               ----------
Interest Expense) to the extent deducted from revenue in determining Consolidated Net Income for such period (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation and amortization for such period and (e) all non-cash, non-recurring charges during such period, and minus or plus, without duplication and to the extent added to revenue in
-----    ----
determining Consolidated Net Income for such period, all non-cash, non-recurring gains or losses during such period, in each case determined in accordance with GAAP.

     "Environmental Laws" means all applicable laws, rules, permits, orders and
      ------------------
regulations relating to the protection of the environment and natural resources, and all similar items under the laws of each jurisdiction (including the United States, Bermuda, Venezuela and Brazil), where the Borrower and the Subsidiaries are incorporated and/or operate.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law or (b) the release or threatened release of any Hazardous Materials into the environment.

     "Equity Contributions" means each contribution of cash equity by Parent to
      --------------------
the Borrower to fund the development, construction, installation or ownership of the System.

     "Equity Funding Commitment" means $540,000,000.
      -------------------------

     "Equity Interests" means any and all shares, interests, participation,
      ----------------
membership interests or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

     "Equity Investors" means the Persons listed on Schedule 1.01(a).
      ----------------                              ----------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any entity (whether or not incorporated) that,
      ---------------
together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section
      -----------
4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under applicable PBGC regulations); (b) the failure to make a required contribution to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA; (c) the existence with respect to any Plan of an Aaccumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the taking of any steps by the Borrower or any of its ERISA Affiliates to terminate any Plan, if such termination could result in any liability under Title IV of ERISA with respect to such Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal, within the meaning of Section 4063 of ERISA, from any multiple-employer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar" when used in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" is defined in Article VII.
      ----------------                -----------

     "Event of Loss" means (a) the actual loss or constructive total loss of all
      -------------
or substantially all of any Segment of the System or (b) the loss, destruction or damage of any material portion of a Segment of the System.

     "Excess Cash Flow" means, for each semi-annual period ending on a Principal
      ----------------
Payment

Date (or, with respect to the initial Principal Payment Date, the period from the Commercial Operation Date to the initial Principal Payment Date), all cash Revenue received during such period by the Borrower and the Subsidiaries and available to the Borrower from the Revenue Account after the application of the amounts set forth in clauses first through seventh of Section 8.08(d) in
                         -------------         -------    ---------------
accordance with the terms of Article VIII.
                             ------------

     "Excluded Taxes" means, with respect to the Administrative Agent, any other
      --------------
Agent, any Lender, the Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or Taxes imposed as a result of the recipient conducting activities in such jurisdiction unrelated to the Credit Extensions, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which any Lender's principal office or applicable lending office is located and (c) in the case of a Lender, any United States federal withholding Tax that is imposed on interest payable to such Lender hereunder unless, subject to Section 10.04 with respect to
                                         -------------
assignees, (i) such withholding Tax is the result of a Change in Law and (ii) such Lender has complied with the provisions of Section 2.17(e).
                                                ---------------

     "Expense Certificate" means each certificate of the Borrower, substantially
      -------------------
in the form of Exhibit K, delivered pursuant to Section 8.08(b).
               ---------                        ---------------

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letters" means, collectively, the fee letters, each dated July 8,
      -----------
1999, among (a) the Arranger, Parent, the Borrower, TBI and ANBL, and (b) the Syndication Agent, Parent, the Borrower, TBI and ANBL.

     "Filing Statements" means all UCC financing statements (Form UCC-1) or
      -----------------
other similar financing statements and UCC termination statements (Form UCC-3) required to be executed, delivered and filed pursuant to the Loan Documents.

     "Foreign Subsidiary Pledge Supplements" means all supplements to the
      -------------------------------------
Borrower Pledge and Security Agreement and/or the Subsidiary Pledge and Security Agreement in respect of Subsidiaries of the Borrower incorporated outside the United States of America, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "GCL" means GlobeNet Communications Limited, a company organized and
      ---
existing under the laws of Bermuda and a direct, wholly-owned subsidiary of the Borrower.

     "Governmental Action" means all permits, authorizations, registrations,
      -------------------
consents, approvals, notices and licenses of or with any Governmental Authority that are required in connection with the construction, installation and operation of the System, including all Landing Licenses.

     "Governmental Authority" means the government of any nation (including the
      ----------------------
United States of America) or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation,
      ---------                            ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
      ---------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for
            --------
collection or deposit in the ordinary course of business.

     "Guaranteed Completion Date" means, if the Rio Ring Option is exercised,
      --------------------------
December 31, 2001, otherwise, June 30, 2001.

     "Hazardous Materials" means all materials defined as hazardous substances
      -------------------
under the Federal Comprehensive Environmental Response, Compensation and Liability Act, petroleum or petroleum distillates, or friable asbestos or friable asbestos containing materials, and all similar items under the laws of each jurisdiction (including the United States, Bermuda, Venezuela and Brazil) where the Borrower and the Subsidiaries are incorporated and/or operate.

     "Hedging Agreement" means any interest rate protection agreement, foreign
      -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; provided that copies of any such agreements are provided to the Administrative
--------
Agent promptly after execution thereof.

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations under Hedging Agreements and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

     "Indemnified Taxes" means Taxes other than (a) Excluded Taxes and (b) Other
      -----------------
Taxes.

     "Independent Engineer" means iT-International Telecom Ltd. or such other
      --------------------
engineer or engineering firm as may be appointed by the Administrative Agent in accordance with Section 10.13 and the Supply Contract.
                -------------

     "Initial Contract Price" is defined in the Supply Contract.
      ----------------------

     "Initial Principal Payment Date" means December 31, 2001 (or if such day is
      ------------------------------
not a Business Day, the immediately preceding Business Day).

     "Insurance Consultant" means Sedgwick & Sedgwick or such other insurance
      --------------------
consulting firm as may be appointed by the Administrative Agent in accordance with Section 10.13.
     -------------

     "Insurance Proceeds Account" means the special account designated by that
      --------------------------
name established by the Administrative Agent pursuant to Section 8.01(a).
                                                         ---------------

     "Intercompany Agreement" means each agreement among or between the Borrower
      ----------------------
and/or one or more of the Subsidiaries with respect to, among other things, the allocation of Revenue, OA&M Expenses and SG&A Expenses, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof.

     "Interconnect Agreements" means each agreement entered into by the Borrower
      -----------------------
and/or the Subsidiaries with another Person providing for the connection of the System to any other fiber-optic networks, including Backhaul interconnections.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last
      ---------------------
Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the
      ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if available to all Lenders, nine months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a
--------
Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and
(c) Interest Periods shall be selected so that sufficient funds are available without breakage to make scheduled amortization payments on the Loans. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuance Request" means a Letter of Credit request and certificate duly
      ----------------
executed by the Borrower, substantially in the form of Exhibit B-2.
                                                       -----------

     "Issuer" means Toronto Dominion (Texas) Inc. and/or any of its Affiliates
      ------
reasonably satisfactory to the Borrower, in its capacity as the issuer of the Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.05(i).
---------------

     "Landing Countries" means, at any time of determination, each country in
      -----------------
which the System is landed or planned to land at such time. As of the date of this Agreement, the System is planned to land in the United States of America, Bermuda, Venezuela and Brazil.

     "Landing License" means, with respect to any Landing Country, the
      ---------------
telecommunications license (if a license is required) issued by a Governmental Authority in such Landing Country permitting the System to land in such Landing Country.

     "LC Disbursement" means a payment made by the Issuer pursuant to a Letter
      ---------------
of Credit.

     "LC Exposure" means, at any time of determination, the sum of (a) the
      -----------
aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, but LC Exposure does not include any ABR Working Capital Borrowing referred to in Section 2.05(e).
                                                             ---------------
The LC Exposure of any Lender at any time of determination shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lender Default" means (a) the refusal (which has not been retracted) of a
      --------------
Lender to
make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.05(e) or (b) a Lender having notified
                               ---------------
the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.01 or under Section 2.05, in the case of
                           ------------          ------------
either clause (a) or clause (b) above, as a result of the appointment of a
       ----------    ----------
receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

     "Lenders" means the financial institutions and other Persons listed on
      -------
Schedule 2.01 as lenders hereunder and any other Person that shall become a
-------------
party hereto as a lender hereunder pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto as a lender pursuant to an Assignment and Acceptance.

     "Letter of Credit" means any letter of credit issued pursuant to this
      ----------------
Agreement.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
      ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the average rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal New York office of each Reference Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge, security interest or similar encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

     "Liquidated Damages" means payments made by the Contractor or the Supply
      ------------------
Contract Guarantor under Article 22 of the Supply Contract.

     "Loan Documents" means, collectively, this Agreement, the Notes, the Fee
      --------------
Letters, the Security Documents, the Term C Loan Guaranty, the Subsidiary Guaranty, each Rate Protection Agreement, any certificate issued or delivered pursuant to any of the foregoing documents and any other document which sets forth that it is to be considered a "Loan Document".

     "Loan Parties" means, collectively, Parent, the Borrower and each
      ------------
Subsidiary.

     "Loans" means, collectively, the Working Capital Loans and the Term Loans.
      -----

     "Majority Lenders" means, at any time of determination, Non-Defaulting
      ----------------
Lenders having Working Capital Exposures, LC Exposure, outstanding Term Loans and unused Commitments representing more than 51% of the sum of the total Working Capital Exposures, LC Exposure, outstanding Term Loans, and unused Commitments of such Non-Defaulting Lenders at such time.

     "Market Consultant" means IBM Global Services or such other market
      -----------------
consultant firm as may be appointed by the Borrower and the Administrative
Agent.

     "Material Adverse Effect" means a material adverse effect on (a) the System
      -----------------------
or the ownership thereof, (b) the business, assets, revenues, results of operations, financial condition or, until the Closing Date, prospects (to the extent such effect is actually known to the Borrower and not disclosed in the Offering Memorandum) of the Borrower and the Subsidiaries taken as a whole, (c) the ability to achieve the Commercial Operation Date by the Guaranteed Completion Date, (d) the ability of (i) the Borrower, (ii) any of the Subsidiaries (other than immaterial Subsidiaries identified as such by the Designated Agents), (iii) the Contractor, (iv) the Supply Contract Guarantor or
(v) the Term C Loan Guarantor (only during any Term C Loan Guaranteed Period), to perform their respective obligations under the Loan Documents or the Systems Contracts to which it is a party or (e) the validity or enforceability of the Loan Documents or the Lenders' rights and remedies under the Loan Documents.

     "Material Impact" means (a) a material adverse effect on the Lenders, (b) a
      ---------------
material adverse effect on the Collateral contemplated on the date hereof to be granted to the Administrative Agent (including under Section 5.29, but excluding
                                                     ------------
Collateral not comprising the System as contemplated on the date hereof), or the Lenders' position with respect thereto, (c) a Material Adverse Effect, (d) an adverse effect on the revenues of the Borrower and the Subsidiaries taken as a whole or (e) a material delay in obtaining, or a material risk in not obtaining, or in the termination or revocation of, a material Governmental Action necessary to complete or operate the System as contemplated on the date hereof.

     "Material Operating Budget Deviation" means, with respect to the Operating
      -----------------------------------
Budget for any Operating Year, the payment of any OA&M Expense which would result in total operating costs for such Operating Year (after giving effect to all other payments of OA&M Expenses in such Operating Year, including all other cost overruns and underruns or other savings with respect to any budget category) exceeding the total operating costs set forth in the Operating Budget for such Operating Year, and such excess, when added to the "Cumulative Overruns" for all prior Operating Years, would exceed an amount equal to 15% of the ABenchmark Costs" for all Operating Years to the date of measurement (including the current Operating Year). For purposes of this definition, "Benchmark Costs" shall be the total operating costs for each Operating Year set
----------------
forth in the Operating Plan, and "Cumulative Overruns" shall be, at any time,
                                  -------------------
an amount equal to the excess of (a) the sum of the actual operating costs for each complete Operating Year ended over (b) the sum of the Benchmark Costs for
                                   ----
each such complete Operating Year ended.

     "Material System Contracts" means, collectively, all System Contracts other
      -------------------------
than Capacity Sales Agreements, Capacity Swap Agreements, any Intercompany Agreement, the Payment Escrow Agreement and any Additional Non-Material Contract.

     "Maturity Date" means (a) with respect to Working Capital Loans, Term A
      -------------
Loans, Term B Loans and Term C Loans, June 30, 2005, and (b) with respect to Term D Loans, September 30, 2005.

     "Monthly Expense Transfer Date" is defined in clause (i) of Section
      -----------------------------                ----------    -------
8.08(b).

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Mortgages" means the mortgages, deeds of trust and other instruments
      ---------
required to be executed and delivered by Loan Parties owning real property pursuant to the terms of this Agreement (including Section 5.29 hereof),
                                                   ------------
creating, in favor of the Secured Parties, Liens on such real property, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Multiemployer Plan" means a multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Net Cash Proceeds" means (a) with respect to the sale, transfer, lease or
      -----------------
other disposition of any asset (excluding Capacity) by the Borrower or any Subsidiary, an amount certified in reasonable detail by a Responsible Officer of the Borrower to the Lenders as the excess, if any, of (i) the sum of cash received in connection with such sale, transfer, lease or other disposition over
(ii) the sum of (A) amounts placed in escrow or held as a reserve, in accordance with GAAP, against any liabilities associated with such sale or disposition (except that, to the extent and as of the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (B) amounts paid to minority interest holders of such asset and the principal amount of any Indebtedness (other than Indebtedness under this Agreement) which is secured by any such asset and which is required to be repaid in connection with the sale, transfer, lease or other disposition thereof, (C) the reasonable out-of-pocket expenses incurred or to be incurred by the Borrower or such Subsidiary in connection with such sale, transfer, lease or other disposition and (D) provision for taxes attributable to such sale, transfer, lease or other disposition (as estimated by the Borrower in good faith; provided that to the
                                                         --------
extent such estimate shall have exceeded the amount of taxes actually paid, such difference shall thereupon constitute Net Cash Proceeds), (b) with respect to the issuance of any Equity Interests by Parent (or any parent corporation thereof) or the Borrower, an amount certified in reasonable detail by a Responsible Officer of Parent or the Borrower, as the case may be, to the Lenders as the excess of (i) the sum of the cash received in connection with such issuance over

(ii) the underwriting discounts and commissions (if any) and other reasonable fees, out-of-pocket expenses and other costs incurred or to be incurred by Parent or the Borrower in connection with such issuance and (c) with respect to the incurrence of Indebtedness by Parent (or any parent corporation thereof) (including the Parent Additional Debt Offering and the Parent PIK Offering) or the Borrower, an amount certified in reasonable detail by a Responsible Officer of Parent or the Borrower, as the case may be, to the Lenders as the excess of
(i) the sum of the cash received in connection with such incurrence of Indebtedness over (ii) the reasonable fees, out-of-pocket expenses and other costs incurred or to be incurred by Parent or the Borrower in connection with such incurrence of Indebtedness; provided that, in any event, Net Cash Proceeds
                                 --------
shall not include (A) the Parent Senior Note Proceeds, (B) the Net Equity Proceeds, (C) the proceeds of the Parent Terrestrial Build-Out Offering, (D) the Parent Post-Closing Equity Offering, (E) the proceeds of the Parent Additional Senior Note Offering, (F) the capital contribution to the Borrower of the proceeds from the issuances referred to in clauses (A) through (F) above or (G)
                                           -----------         ---
Permitted Subordinated Debt.

     "Net Equity Funding Commitment" means an amount equal to the Equity Funding
      -----------------------------
Commitment minus an amount equal to the sum of (a) the fees, out-of-pocket expenses and other costs incurred by Parent in connection with the issuance of the Parent Senior Notes and the issuance of its Equity Interests on or prior to the Closing Date and (b) the reasonable fees, out-of-pocket expenses and other costs incurred by Parent or the Borrower (directly or through any of the Subsidiaries) and paid by Parent, the Borrower or any Subsidiary in connection with the transactions contemplated hereby; provided that the amounts set forth
                                           --------
in clauses (a) and (b) are consistent with the Capital Budget.
   -----------     ---

     "Net Equity Proceeds" is defined in Section 4.01(l).
      -------------------                ---------------

     "Non-Defaulting Lender" means and includes each Lender other than a
      ---------------------
Defaulting Lender.

     "Notes" means, collectively, the Term Notes and the Working Capital Notes.
      -----

     "Notice of Guaranty Draw" is defined in the Term C Loan Guaranty.
      -----------------------

     "OA&M Agreement" means an Operations, Administration and Maintenance
      --------------
Agreement to be entered into between the Borrower (and one or more Subsidiaries) and the Operator, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof.

     "OA&M Expenses" means all operation, administration and maintenance
      -------------
expenses with respect to the System which are payable by the Borrower or any Subsidiary (including all sales, excise and similar taxes, all other taxes and duties payable by the Borrower or such Subsidiary and all payments owing to the Operator under the OA&M Agreement in respect of work performed thereunder); provided that OA&M Expenses shall not include (i) amounts payable in
--------
respect of Permitted System Upgrades and Permitted Costs, (ii) any non-cash expenses, (iii) income and franchise taxes payable by any Subsidiary and (iv) all payments made to the Subsidiaries under any Intercompany Agreement.

     "Obligations" means all obligations (monetary or otherwise, whether
      -----------
absolute or contingent, matured or unmatured) of each Loan Party arising under or in connection with a Loan Document.

     "Obligors" means, collectively, the Borrower, Parent, the Subsidiaries, the
      --------
Contractor (until the expiration of the Warranty Period under and as defined in the Supply Contract), the Term C Loan Guarantor (only during any Term C Loan Guaranteed Period) and, prior to the performance of all obligations under the Supply Contract Guaranty, the Supply Contract Guarantor.

     "Offering Memorandum" means the Offering Memorandum, dated July 8, 1999,
      -------------------
with respect to Parent's US$300,000,000 13% Senior Notes due 2007 proposed to be issued pursuant to the Parent Senior Note Documents.

     "Operating Budget" is defined in Section 5.14(a).
      ----------------                ---------------

     "Operating Budget Deviation" means, with respect to the Operating Budget
      --------------------------
for any Operating Year, the payment of any OA&M Expense which would result in total operating costs for such Operating Year (after giving effect to all other payments of OA&M Expenses in such Operating Year, including all other cost overruns and underruns or other savings with respect to any budget category) exceeding the total operating costs set forth in the Operating Budget for such Operating Year by more than 5%.

     "Operating Plan" is defined in Section 5.14(a).
      --------------                ---------------

     "Operating Reserve Account" means the special account designated by that
      -------------------------
name established by the Administrative Agent pursuant to Section 8.01(a).
                                                         ---------------

     "Operating Reserve Amount" means, at any time of determination, an amount
      ------------------------
equal to six months of anticipated operating expenses in accordance with the then current Operating Budget of the Borrower and the Subsidiaries.

     "Operating Year" means, initially, the period from the date the Primary
      --------------
Ring becomes operational to the following December 31st and, thereafter, each ensuing calendar year.

     "Operator" means the Person designated by the Borrower and/or any of the
      --------
Subsidiaries with the consent of the Designated Agents, from time to time, as the operator under the OA&M Agreement.

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
Taxes, charges
or similar levies arising from any payment hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, other than any such Taxes imposed solely as a result of the recipient conducting activities in the relevant jurisdiction unrelated to the Credit Extensions.

     "Parent" means GlobeNet Communications Group Limited, a company organized
      ------
and existing under the laws of Bermuda and the direct owner of all of the Equity Interests of the Borrower.

     "Parent Additional Debt Offering" means one or more issuances of up to
      -------------------------------
$50,000,000 in the aggregate of unsecured Indebtedness of Parent (with the ability to pay current interest and with terms and conditions no more restrictive than those contained in the Parent Senior Note Documents), the proceeds of which are to be applied as a prepayment of the Loans pursuant to
Section 2.11(c).
---------------

     "Parent Additional Notes" means any notes issued by Parent pursuant to the
      -----------------------
Parent Additional Senior Note Offering and the Parent Additional Debt Offering.

     "Parent Additional Senior Note Offering" means one or more issuances of up
      --------------------------------------
to an additional $50,000,000 in the aggregate of unsecured Indebtedness of Parent pursuant to either (a) the Parent Senior Note Documents or (b) other documentation with terms and conditions no more restrictive than those contained in the Parent Senior Note Documents, in each case with the ability to pay current interest and, in each case, the proceeds of which are to be contributed to the Borrower and to be used for System Activities.

     "Parent Expenses" means all reasonable and necessary expenses incurred by
      ---------------
Parent in connection with the conduct of its business.

     "Parent Interest Reserve Account" means the special account designated by
      -------------------------------
that name established by the Administrative Agent pursuant to Section 8.01(a).
                                                              ---------------

     "Parent Interest Reserve Amount" means, at any time of determination, an
      ------------------------------
amount equal to six months of anticipated interest on the Parent Senior Notes and any Parent Additional Notes.

     "Parent PIK Offering" means one or more issuances of unsecured Indebtedness
      -------------------
or preferred stock of Parent which has (a) no principal payments, redemptions, repurchases, sinking funds or prepayments prior to the date which is one year after the payment in full in cash of all Loans and other obligations hereunder and under the Loan Documents and the termination of all Commitments, (b) no cash interest or dividend payments, and (c) interest or dividend rate, interest or dividend payment date, subordination, covenants, defaults and other terms and conditions no more restrictive than those contained in the Parent Senior Note Documents, the proceeds of which are to be applied as a prepayment of the Loans pursuant to Section 2.11(c) or in accordance with Sections 6.09 or 6.10.
            ---------------                       -------------    ----

     "Parent Pledge Agreement" means the Pledge Agreement, dated as of the date
      -----------------------
hereof, substantially in the form of Exhibit E, made by Parent in favor of the
                                     ---------
Secured Parties, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Parent Post-Closing Equity Offering" means one or more issuances of up to
      -----------------------------------
$10,000,000 in the aggregate after the Closing Date of equity by Parent.

     "Parent Senior Note Documents" means, collectively, (a) the Senior Note
      ----------------------------
Securities Purchase Agreement, dated as of July 8, 1999, among Parent and the purchasers named therein, (b) the Indenture, dated as of July 14, 1999, between Parent and Bankers Trust Company as Trustee, with respect to the Parent Senior Notes, and (c) the Parent Senior Notes issued pursuant to such Indenture, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions of the Parent Pledge Agreement.

     "Parent Senior Note Proceeds" is defined in Section 4.01(m).
      ---------------------------                ---------------

     "Parent Senior Notes" means the senior notes issued by Parent pursuant to
      -------------------
the Parent Senior Note Documents.

     "Parent Terrestrial Build-Out Offering" means one or more issuances of
      -------------------------------------
unsecured Indebtedness or preferred stock of Parent which has (a) no principal payments, redemptions, repurchases, sinking funds or prepayments prior to the date which is one year after the payment in full in cash of all Loans and other obligations hereunder and under the Loan Documents and the termination of all Commitments, (b) no cash interest or dividend payments, and (c) interest or dividend rate, interest or dividend payment date, subordination, covenants, defaults and other terms and conditions no more restrictive than those contained in the Parent Senior Note Documents, the proceeds of which are to be applied as set forth in Section 2.08(f).
             ---------------

     "Participation Amount" is defined in the definition of Applicable
      --------------------
Percentage.

     "Participation Certificate" is defined in clause (ii) of Section 2.04(a).
      -------------------------                -----------    ---------------

     "Payment Escrow Agent" is defined in the Supply Contract.
      --------------------

     "Payment Escrow Agreement" is defined in the Supply Contract.
      ------------------------

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and
      ----
defined in ERISA and any successor entity performing similar functions.

     "Perfectible Collateral" is defined in Section 3.17.
      ----------------------                ------------

     "Permitted Activities" means, with respect to the Borrower and the
      --------------------
Subsidiaries, (a)

System Activities, (b) activities otherwise contemplated by the System Contracts and the Loan Documents, (c) with respect to TBI and GCL, telecommunications-related activities (including Internet related activities), and (d) with respect to each of the above activities, activities incidental thereto.

     "Permitted Costs" means (a) all amounts due under the Supply Contract
      ---------------
(including, in respect of Permitted System Upgrades), (b) any and all amounts due in connection with any change to the configuration of the System permitted under Section 6.09, (c) any and all amounts due in respect of any capital
      ------------
expenditure permitted under Section 6.17 and (d) any other amount applied to
                            ------------
costs of the type set forth in Section 8.08(b), Section 8.08(c) or in  clauses
                               ---------------  ---------------        -------
first through seventh of Section 8.08(d).
-----         -------    ---------------

     "Permitted Encumbrances" means any one or more of the following:
      ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in accordance with Section 5.03;
                                  ------------

          (b) (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens relating to the construction of the System or (ii) other Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in accordance with Section 5.03;
                                  ------------

          (c) any Liens on any portion of the System arising by operation of law through the Contractor (or any of its subcontractors);

          (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (g)  Liens arising under any Loan Document;

          (h)  Liens arising under the Payment Escrow Agreement;

          (i) the rights of any purchaser of Capacity with respect to the use of portions of the System as set forth or referred to in a Capacity Sales Agreement or a Capacity Swap

     Agreement;

          (j) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and by appropriate proceedings diligently conducted and for the payment of which adequate reserves have been provided or other provisions reasonably satisfactory to the Administrative Agent have been made; and

          (k) Liens arising under that certain security agreement, dated as of August 27, 1997, between TeleBermuda International LLC and TBI.

     "Permitted Holders" means each of the Equity Investors and their respective
      -----------------
     Affiliates.

     "Permitted Investments" means any one or more of the following:
      ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P or at least P-1 from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and overnight sweep accounts, money market deposit accounts issued or offered by, (i) the Administrative Agent or any of its Affiliates, (ii) any Lender or (iii) any other bank which has a combined capital and surplus and undivided profits of not less than $250,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered
                                                   ----------
     into with a financial institution satisfying the criteria described in clause (c) above; and
     ----------

          (e) with respect to the investment of funds on deposit in the Payment Escrow Agreement, investments permitted by the Payment Escrow Agreement.

     "Permitted Subordinated Debt" means Indebtedness of the Borrower which has
      ---------------------------
(a) no principal payments, redemptions, repurchases, sinking funds or prepayments prior to the date which is one year after the payment in full in cash of all Loans and other obligations hereunder and under the Loan Documents and the termination of all Commitments, (b) no cash interest payments, and (c) interest rate, interest payment date, subordination, covenants, defaults and other terms and conditions reasonably satisfactory to the Designated Agents; provided that, in
--------
any event, such Permitted Subordinated Debt is incurred solely for the purposes specifically set forth in this Agreement.

     "Permitted System Upgrades" means upgrades to the System contemplated by
      -------------------------
Article 48 of the Supply Contract.

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
      ----
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Plan of Work" means the plan of work attached as Appendix 3 to the Supply
      ------------
Contract, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof.

     "Pledge Agreements" means, collectively, the Parent Pledge Agreement, the
      -----------------
Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement.

     "Primary Ring" means that portion of the System consisting of Segment 1,
      ------------
Segment 2, Segment 3, Segment 4 and Segment 5.

     "Prime Rate" means the rate of interest per annum established by the
      ----------
Administrative Agent as its prime or reference or base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is effective. The Prime Rate is not necessarily the lowest rate of interest charged to borrowers.

     "Principal Payment Date" means each June 30 and December 31 (or, if such
      ----------------------
day is not a Business Day, the immediately preceding Business Day) commencing with the Initial Principal Payment Date.

     "Projections" means the Borrower's reasonably detailed operating
      -----------
projections for the System (as of the Closing Date and as updated by the Borrower pursuant to the terms hereof), initially certified and delivered to the Administrative Agent on the Closing Date, which reflect the reasonable expected case (and not worst case) projections of the revenues, operating expenses, cash flow, debt service and other related items for the System.

     "Qualified Capacity Agreements" means (a) Capacity Sales Agreements then in
      -----------------------------
full force and effect with Qualified Purchasers and (b) Capacity Swap Agreements then in full force and effect with Qualified Purchasers.

     "Qualified Capacity Revenue" means, as of any date of determination, (a)
      --------------------------
all cash revenue (net of sales commissions) received by the Borrower and the Subsidiaries under Qualified Capacity Agreements and any other Capacity Sales Agreements and Capacity Swap Agreements, (b) amounts due prior to the Maturity Date under Qualified Capacity Agreements (the "Pre-Maturity Date Capacity
                                               --------------------------
Revenue") if at least 10% of such Pre-Maturity Date Capacity Revenue has been
-------
paid in cash as a down payment, and (c) ten times the down payment amount of Pre-Maturity Date Capacity Revenue where less than 10% of such Pre-Maturity Date Capacity Revenue has been paid in cash as a down payment.

     "Qualified Purchasers" means, collectively, (a) the Persons listed on
      --------------------
Schedule 1.01(b), (b) any Person whose long-term senior unsecured debt rating is
----------------
rated BBB- or better from Standard & Poor's Rating Services or Baa3 or better from Moody's Investors Services, Inc., (c) any Person whose payment obligations under a Capacity Sales Agreement or a Capacity Swap Agreement are fully backed by a letter of credit or a guaranty, in each case on terms and from Persons reasonably satisfactory to the Administrative Agent, and (d) any other Person with the consent of the Designated Agents.

     "Rate Protection Agreement" means, collectively, any interest rate swap,
      -------------------------
cap, collar or similar agreement entered into by the Borrower or any of the Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Ready for Commercial Acceptance" is defined in the Supply Contract.
      -------------------------------

     "Ready for Provisional Acceptance" is defined in the Supply Contract.
      --------------------------------

     "Reference Lenders" means Toronto Dominion (Texas) Inc. and two other
      -----------------
Lenders determined by the Administrative Agent in consultation with the Borrower, and any successors thereto determined by the Administrative Agent in consultation with the Borrower.

     "Register" is defined in Section 10.04(c).
      --------                ----------------

     "Reimbursement Obligation" is defined in Section 2.05(e).
      ------------------------                ---------------

     "Related Fund" means, with respect to any Lender which is a fund that
      ------------
invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Related Parties" means, with respect to any specified Person, such
      ---------------
Person's Affiliates and subsidiaries and the respective directors, officers and employees of such Person and such Person's Affiliates and subsidiaries.

     "Remaining Asset Value" means, on any date of determination, (a) the sum of
      ---------------------
the aggregate amount of (i) unsold System Capacity consisting of STM-1s, (ii) unsold Backhaul

Capacity owned by the Borrower and the Subsidiaries and (iii) System Capacity to be achieved by Permitted System Upgrades which have been contracted for as of such date, multiplied by (b) the average price of the then five most recent
           ----------
sales of both STM-1s on the System and Backhaul Capacity, as applicable, occurring within one year of such date (or, if there are less than five, all of such sales of STM-1s or Backhaul Capacity, as applicable, occurring within one year of such date).

     "Remaining Asset Value to Borrower Debt Ratio" means, on any date of
      --------------------------------------------
determination, the ratio of (a) Remaining Asset Value as of such date to (b) the sum of all Indebtedness of the Borrower and the Subsidiaries under clauses (a),
                                                                   -----------
(c) and (j) of Section 6.01 (other than items comprising clause (h) of the
---     ---    ------------
definition of Indebtedness) as of such date.

     "Required Balance" means (a) with respect to the Debt Reserve Account, the
      ----------------
Debt Reserve Amount, (b) with respect to the Operating Reserve Account, the Operating Reserve Amount and (c) with respect to the Parent Interest Reserve Account, the Parent Interest Reserve Amount.

     "Required Lenders" means, at any time of determination, Non-Defaulting
      ----------------
Lenders having Working Capital Exposures, LC Exposure, outstanding Term Loans and unused Commitments representing more then 66-2/3% of the sum of the total Working Capital Exposures, LC Exposures, outstanding Term Loans and unused Commitments of such Non-Defaulting Lenders at such time.

     "Requirement of Law" means, as to any Person, the Certificate of
      ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule, judgment, decree, order or regulation of any Governmental Authority, and any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any matter, with respect to
      -------------------
any Person, the President, any Vice President, Assistant Vice President, Treasurer or Assistant Treasurer of such Person, or any other officer of such Person who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements, if any, with respect thereto.

     "Restricted Payment" means any dividend or other distribution (whether in
      ------------------
cash, securities or other property) with respect to any Equity Interests of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any Subsidiary (or in respect of any Permitted Subordinated Debt) or any option, warrant or other right to acquire any such Equity Interests of the Borrower or any Subsidiary.

     "Revenue" means, for any period, all revenue (net of applicable sale
      -------
commissions, if

any) received by the Borrower and the Subsidiaries during such period, including
(a) System Capacity Revenue, (b) Backhaul Service Revenue, (c) the sale, lease, transfer or other disposition of any of its assets, (d) all payments made by insurers under business interruption policies, (e) all payments received under Hedging Agreements after the Commercial Operation Date and (f) all refunds of VAT; provided that Revenue shall not include Special Payments, Casualty
     --------
Proceeds, Net Cash Proceeds or any proceeds referred to in the last proviso of the definition of Net Cash Proceeds.

     "Revenue Account" means the special account designated by that name
      ---------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Rio Ring Option" means the option available to ANBL under Article 50 of
      ---------------
the Supply Contract which, if exercised, would expand the System to include a four fiber pair, single strand segment from Rio de Janeiro, Brazil to Fortaleza, Brazilas described under Option B in Appendix IB to the Supply Contract.

     "Sales and Issuances Proceeds Account" means the special account designated
      ------------------------------------
by that name established by the Administrative Agent pursuant to Section
                                                                 -------
8.01(a).
-------

     "Scheduled RFS Date" is defined in the Supply Contract.
      ------------------

     "Secured Parties" means, collectively, the Lenders, the Administrative
      ---------------
Agent, the Syndication Agent, the Arranger, the Issuer, each counterparty to a Rate Protection Agreement and, in each case, each of their respective successors, transferees and assigns.

     "Security Documents" means, collectively, the Pledge Agreements and the
      ------------------
Mortgages.

     "Segment" means Segment 1, Segment 2, Segment 3, Segment 4, Segment 5 or
      -------
Segment 6, as the case may be.

     "Segment 1" means the segment of the System from Tuckertown, New Jersey to
      ---------
Boca Raton, Florida, and landing in locations capable of interconnecting with major telecommunications carriers.

     "Segment 2" means the segment of the System from Boca Raton, Florida to
      ---------
Punta Gorda, Venezuela, and landing in locations capable of interconnecting with major telecommunications carriers.

     "Segment 3" means the segment of the System from Punta Gorda, Venezuela to
      ---------
Fortaleza, Brazil, and landing in locations capable of interconnecting with major telecommunications carriers.

     "Segment 4" means the segment of the System from Fortaleza, Brazil to St.
      ---------
David's, Bermuda, and landing in locations capable of interconnecting with major telecommunications carriers.


     "Segment 5" means the segment of the System from St. David's, Bermuda to
      ---------
Tuckertown, New Jersey, including BUS-1, and landing in locations capable of interconnecting with major telecommunications carriers.

     "Segment 6" means the four fiber pair, single strand segment of the System
      ---------
from Fortaleza, Brazil to Rio de Janeiro, Brazil, and landing in locations capable of interconnecting with major telecommunications carriers.

     "SG&A Expenses" means selling, general and administrative expenses (other
      -------------
than sales commissions) incurred by the Borrower and the Subsidiaries in the ordinary course of business.

     "Special Payment Account" means the special account designated by that name
      -----------------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Special Payments" means (a) all payments made by the Contractor under the
      ----------------
Supply Contract and all other payments made by the Contractor or the Supply Contract Guarantor in respect of any breach or failure by the Contractor to perform its obligations under the Supply Contract, whether as a result of any proceeding, settlement or otherwise, and (b) all payments under insurance policies maintained by the Borrower or any Subsidiary to compensate for a delay in the commencement of operations of the System.

     "S&P" means Standard & Poor's Ratings Services.
      ---

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the
      ----------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" means, with respect to any Person (the "parent") at any date,
      ----------                                          ------
any corporation, company, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, company, limited liability company, partnership, association or other entity that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Borrower.
      ----------

     "Subsidiary Accounts" means, collectively, the special accounts established
      -------------------
by the Administrative Agent pursuant to Section 8.01(b).
                                        ---------------

     "Subsidiary Guaranty" means the Guaranty Agreement, dated as of the date
      -------------------
hereof, substantially in the form of Exhibit H, made by each of the Subsidiaries
                                     ---------
party thereto in favor of the Secured Parties, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Pledge and Security Agreement" means the Pledge and Security
      ----------------------------------------
Agreement, dated as of the date hereof, substantially in the form of Exhibit G,
                                                                     ---------
made by each of the Subsidiaries party thereto in favor of the Secured Parties, and each other security agreement made by a Subsidiary in favor of the Secured Parties in accordance with Section 5.29, as the same may be amended,
                           ------------
supplemented, amended and restated or otherwise modified from time to time, including as supplemented by the Foreign Subsidiary Pledge Supplements.

     "Subsidiary Transfer Date" means the last Business Day of each February,
      ------------------------
May, August and November occurring after the date the Primary Ring becomes operational or, with respect to any Subsidiary, such other dates as such Subsidiary designates in writing to the Administrative Agent.

     "Subsidiary Transfer Payment" means, with respect to any Subsidiary as of
      ---------------------------
any Subsidiary Transfer Date, to the extent permitted by applicable law, all amounts on deposit in such Subsidiary's Subsidiary Account as of such date, net of all Taxes due (or to become due) from such Subsidiary and all OA&M Expenses and SG&A Expenses anticipated to be incurred by such Subsidiary prior to the next Subsidiary Transfer Date (or such lesser amount as may be permitted under applicable law to be distributed by such Subsidiary to its parent).

     "Supply Contract" means the Project Development and Construction Contract,
      ---------------
dated as of June 16, 1999, among the Contractor and ANBL, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof.

     "Supply Contract Guarantor" means Alcatel, a societe anonyme organized and
      -------------------------
existing under the laws of France, in its capacity as guarantor under the Supply Contract Guaranty.

     "Supply Contract Guarantor Consent" means the Consent and Agreement to be
      ---------------------------------
entered into among the Borrower, the Supply Contract Guarantor and the Administrative Agent with respect to the assignment by the Borrower of its rights and interests under the Supply Contract Guaranty, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Supply Contract Guaranty" means the Guaranty, dated as of July 14, 1999,
      ------------------------
made by the Supply Contract Guarantor in favor of ANBL, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof.

     "Syndication Agent" is defined in the preamble.
      -----------------                    --------

     "System" means the four fiber pair, fiber-optic submarine cable system to
      ------
be known as the Atlantica-1 Submarine Cable System, consisting of Segment 1, Segment 2, Segment 3, Segment 4 and Segment 6 (with an initial capacity of 20 Gb/s on each of two fiber pairs, one working fiber pair and one protective fiber pair, with each fiber pair upgradeable to 320 Gb/s), and Segment 5, including all landing stations on each Segment, and Backhaul Capacity in Venezuela owned by the Borrower or a Subsidiary and constructed pursuant to the Supply Contract, as the same may be modified from time to time in accordance with and subject to the terms and conditions hereof (including any modification resulting from the exercise of the Rio Ring Option).

     "System Activities" means (a) all activities related to the design,
      -----------------
development, engineering, acquisition, installation, construction, landing, completion, disposition, financing, start-up, testing, operation, ownership, possession, maintenance, use and (to the extent permitted in accordance with this Agreement) modification of the System, (b) Backhaul Service and (c) exchanges of Capacity and other capacity permitted in accordance with the first sentence of Section 6.23.
            ------------

     "System Capacity" means capacity on the System.
      ---------------

     "System Capacity Revenue" means the cash revenue (net of sales commissions)
      -----------------------
received by the Borrower and the Subsidiaries from the sales or swaps of System Capacity and from related payments in respect of operation, administration and maintenance charges from customers, but, in any event, without duplication with respect to payments received by the Subsidiaries from the Borrower or any Subsidiary under any Intercompany Agreement.

     "System Contracts" shall be the collective reference to the Supply
      ----------------
Contract, the Supply Contract Guaranty, the Contractor Consent, the Supply Contract Guarantor Consent, the Capacity Sales Agreements, the Capacity Swap Agreements, the Payment Escrow Agreement, the OA&M Agreement, the Term C Loan Guaranty Reimbursement Agreement, each Intercompany Agreement and each Additional Contract.

     "System Final Completion" means the date on which the Certificate of Final
      -----------------------
Acceptance shall have been issued with respect to the System in accordance with the terms of the Supply Contract, as certified by the Independent Engineer.

     "System Upgrade Reserve Account" means the special account designated by
      ------------------------------
that name established by the Administrative Agent pursuant to Section 8.01(a).
                                                              ---------------

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any Governmental Authority.

     "TBI" means TeleBermuda International Limited, a company organized and
      ---
existing under the laws of Bermuda and a direct, wholly-owned subsidiary of the Borrower.

     "TBI Leverage Ratio" means, at any time, the ratio of (a) the sum of (i)
      ------------------
the aggregate outstanding principal amount of Term A Loans (including any Term A Loans to be made in connection with the proposed Borrowing) at such time and
(ii) all Indebtedness of TBI at such time (excluding Indebtedness owed by TBI to the Borrower or any Subsidiary or under the Subsidiary Guaranty) to (b) EBITDA of TBI for the twelve-month period then most recently ended.

     "Term A Loan Commitment" means (a) as to all Lenders, $60,000,000, and (b)
      ----------------------
as to any Lender, its obligation to make Term A Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 under the heading "Term A Loan
                               -------------
Commitment" or, in the case of a Lender that is an assignee, the amount of such assigning Lender's Term A Loan Commitment assigned to such assignee pursuant to
Section 10.04(b) in each case as such amount may be adjusted from time to time
----------------
as provided herein, including pursuant to Section 2.01(b).
                                          ---------------

     "Term A Loans" is defined in Section 2.01(a).
      ------------                ---------------

     "Term A Note" is defined in Section 2.09(e).
      -----------                ---------------

     "Term B Loan Commitment" means (a) as to all Lenders, $80,000,000, and (b)
      ----------------------
as to any Lender, its obligation to make Term B Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 under the heading "Term B Loan
                               -------------
Commitment" or, in the case of a Lender that is an assignee, the amount of such assigning Lender's Term B Loan Commitment assigned to such assignee pursuant to
Section 10.04(b) in each case as such amount may be adjusted from time to time
----------------
as provided herein.

     "Term B Loans" is defined in Section 2.01(a).
      ------------                ---------------

     "Term B Note" is defined in Section 2.09(e).
      -----------                ---------------

     "Term C Loan Commitment" means (a) as to all Lenders, $150,000,000, and (b)
      ----------------------
as to any Lender, its obligation to make Term C Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 under the heading "Term C Loan
                               -------------
Commitment" or, in the case of a Lender that is an assignee, the amount of such assigning Lender's Term C Loan Commitment assigned to such assignee pursuant to
Section 10.04(b), in each case as such amount may be adjusted from time to time
----------------
as provided herein, including pursuant to Sections 2.01(b) and 2.08(f).
                                          ----------------     -------

     "Term C Loan Guaranteed Period" means any period during which Term C Loans
      -----------------------------
are outstanding that are being guaranteed pursuant to the Term C Loan Guaranty.

     "Term C Loan Guarantor" means Alcatel, a societe anonyme organized and
      ---------------------
existing under the laws of France, in its capacity as guarantor under the Term C Loan Guaranty.

     "Term C Loan Guaranty" means the Guaranty, dated as of July 14, 1999, made
      --------------------
by the Term C Loan Guarantor in favor of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof.

     "Term C Loan Guaranty Fees" means the fees due to the Term C Loan Guarantor
      -------------------------
pursuant to the Term C Loan Guaranty Reimbursement Agreement in respect of the Term C Loan Guaranty.

     "Term C Loan Guaranty Reimbursement Agreement" means the Reimbursement
      --------------------------------------------
Agreement, dated as of July 14, 1999, between the Borrower and the Term C Loan Guarantor, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with and subject to the terms and conditions hereof.

     "Term C Loans" is defined in Section 2.01(a).
      ------------                ---------------

     "Term C Note" is defined in Section 2.09(e).
      -----------                ---------------

     "Term D Loan Commitment" means (a) as to all Lenders, $100,000,000, and (b)
      ----------------------
as to any Lender, its obligation to make Term D Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 under the heading "Term D Loan
                               -------------
Commitment" or, in the case of a Lender that is an assignee, the amount of such assigning Lender's Term D Loan Commitment assigned to such assignee pursuant to
Section 10.04(b) in each case as such amount may be adjusted from time to time
----------------
as provided herein.

     "Term D Loans" is defined in Section 2.01(a).
      ------------                ---------------

     "Term D Note" is defined in Section 2.09(e).
      -----------                ---------------

     "Term Loan" means a Term A Loan, a Term B Loan, a Term C Loan or a Term D
      ---------
Loan, as the case may be.

     "Term Loan Commitment" means the Term A Loan Commitment, the Term B Loan
      --------------------
Commitment, the Term C Loan Commitment or the Term D Loan Commitment, as the case may be.

     "Term Note" means a Term A Note, a Term B Note, a Term C Note or a Term D
      ---------
Note, as the case may be.

     "Termination Date" means, with respect to any Loan, the last day of the
      ----------------
Availability Period for such Loan.

     "Transfer" is defined in Section 6.04.
      --------                ------------

     "Type" when used in reference to any Loan or Borrowing, refers to whether
      ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "UCC" means the Uniform Commercial Code as in effect from time to time in
      ---
the State of New York; provided that if, with respect to any Filing Statement or
                       --------
by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to any Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, AUCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of such Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

     "Voting Interests" means, with respect to any Person, any class or classes
      ----------------
of Equity Interests (or other rights) in such Person entitling the holders thereof to vote under ordinary circumstances in the election of , or to appoint, members of the board of directors or other governing body of such Person.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result
      --------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Working Capital Exposure" means, with respect to any Lender at any time,
      ------------------------
the outstanding principal amount of such Lender=s Working Capital Loans and/or participation interests in Working Capital Loans at such time.

     "Working Capital Lender" means any Lender designated as such on the
      ----------------------
signature pages hereof, together with its successors and assigns.

     "Working Capital Loan Commitment" means (a) as to all Working Capital
      -------------------------------
Lenders, $10,000,000, and (b) as to any Working Capital Lender, its obligation to make Working Capital Loans to the Borrower and acquire participations in Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Working Capital Lender's name on
Schedule 2.01 under the heading "Working Capital Loan Commitment" or, in the
-------------
case of any Working Capital Lender that is an assignee, the amount of the assigning Lender's Working Capital Loan Commitment assigned to such assignee pursuant to Section 10.04 in each
            -------------
case as such amount may be adjusted from time to time as provided herein.

     "Working Capital Loan Percentage" means, with respect to any Lender other
      -------------------------------
than a Working Capital Lender, the percentage set forth opposite the name of such Lender on Schedule 2.01 under the heading "Working Capital Loan
               -------------
Percentage".

     "Working Capital Loans" is defined in Section 2.01(a).
      ---------------------                ---------------

     "Working Capital Note" is defined in Section 2.09(e).
      --------------------                ---------------

     SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this
                   --------------------------------------
Agreement, Loans may be classified and referred to by Class (e.g., a "Working
                                                             ----
Capital Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                           ----
(e.g., a "Eurodollar Working Capital Loan").  Borrowings also may be classified
 ----
and referred to by Class (e.g., a "Working Capital Borrowing") or by Type (e.g.,
                          ----                                             ----
a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Working
                                                ----
Capital Borrowing").

     SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                    ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly
                    ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                  ARTICLE II

                                THE COMMITMENTS
                                ---------------

     SECTION 2.01.  Commitments.  (a)  Subject to the terms and conditions set
                    -----------
forth herein, (i) each Working Capital Lender severally agrees to make working capital loans ("Working Capital Loans") to the Borrower from time to time during
                ---------------------
the Availability Period in an aggregate principal amount that will not result in such Working Capital Lender's Working Capital Exposure exceeding such Working Capital Lender's Working Capital Loan Commitment, (ii) each Lender severally agrees to make term A loans ("Term A Loans") to the Borrower from time to time
                              ------------
during the Availability Period in an aggregate principal amount not to exceed such Lender's Term A Loan Commitment, (iii) each Lender severally agrees to make term B loans ("Term B Loans") to the Borrower from time to time during the
               ------------
Availability Period in an aggregate principal amount not to exceed such Lender's Term B Loan Commitment, (iv) each Lender severally agrees to make term C loans ("Term C Loans") to the Borrower from time to time during the Availability
  ------------
Period in an aggregate principal amount not to exceed such Lender's Term C Loan Commitment, and (v) each Lender severally agrees to make term D loans ("Term D
                                                                        ------
Loans") to the Borrower from time to time during the Availability Period in an
-----
aggregate principal amount not to exceed such Lender's Term D Loan Commitment; provided that no Lender shall be required to make any Term Loan if, after giving
--------
effect thereto, the sum of the outstanding Term Loans (in each case, after giving effect to the Term Loans requested to be made on such date) exceed the Term Loan Commitments of all Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Working Capital Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

     (b) At any time on up to two occasions during the Availability Period applicable to both Term A Loans and Term C Loans, the Borrower may, upon five Business Days' prior irrevocable written notice delivered to the Administrative Agent and with the consent of the Administrative Agent (not to be unreasonably withheld), elect to reallocate any portion of the then unused Term A Loan Commitment to the Term C Loan Commitment. Any such reallocation will automatically reduce the Term A Loan Commitment and increase the Term C Loan Commitment by a corresponding amount and, upon the effectiveness of such reallocation, the Term A Loan Commitment and Term C Loan Commitment of each of the Lenders shall be ratably adjusted to reflect such reallocation. Upon a reallocation pursuant to this Section, the Borrower shall execute and deliver new Term Notes to each of the Lenders that hold Term Notes at such time to reflect the reallocated Commitments of such Lenders. The Administrative Agent shall distribute to the Borrower and the Lenders a schedule reflecting the modified Commitments in effect after giving effect to a reallocation pursuant to this paragraph.

     (c) By written request furnished to the Administrative Agent, the Borrower may request that such of the Lenders who desire to do so may provide an additional financing facility to the Borrower in an aggregate principal amount of up to $50,000,000 to be available only after the Commercial Operation Date. The Administrative Agent shall furnish a copy of any such request promptly to all of the Lenders. Each Lender shall make a determination, in its sole discretion, as to whether it desires to participate in such facility and, subject to the Administrative Agent's written consent (after consulting with the Borrower), the amount of its desired participation. The terms and conditions of any such facility shall be determined by the Lenders electing to participate therein, but such terms and conditions (i) shall be no more restrictive than the terms contained in this Agreement and (ii) shall (unless the Term C Loan Guarantor otherwise agrees or until all of the Borrower's obligations under the Term C Loan Guaranty are discharged in full) require that (A) there shall be cumulative Qualified Capacity Revenue of at least $50,000,000 prior to any draw thereon, and (B) no payments shall have been made under the Term C Loan Guaranty prior to any draw thereon, and such facility shall otherwise be governed by the terms of this Agreement (as the same may be amended with the prior written consent of the Majority Lenders to include such facility).

     SECTION 2.02.  Loans and Borrowings.  (a)  Each Loan shall be made as part
                    --------------------
of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be
--------
responsible for any other Lender's failure to make Loans as required.

     (b) Each Working Capital Borrowing and Term Loan Borrowing may be ABR Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request in accordance herewith.

     (c) Each Eurodollar Borrowing and each ABR Borrowing shall be in an aggregate amount that is not less than $500,000, in the case of a Working Capital Borrowing, and not less than $5,000,000, in the case of a Term Loan Borrowing; provided that any such Borrowing may be in an aggregate amount that
           --------
is equal to the entire unused balance of the total Working Capital Loan Commitment, Term A Loan Commitment, Term B Loan Commitment, Term C Loan Commitment or Term D Loan Commitment, as the case may be, or in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be
   ---------------
outstanding at the same time; provided that there shall not at any time be more
                              --------
than a total of eight Eurodollar Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03.  Requests for Borrowings.  To request a Working Capital
                    -----------------------
Borrowing or a Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by delivering a Borrowing Request to the Administrative Agent (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or
(b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that
                                                                  --------
any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than
                                ---------------
11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
                               ------------

          (a) whether the requested Borrowing is to be a Working Capital Borrowing, a Term A Loan Borrowing, a Term B Loan Borrowing, a Term C Loan Borrowing and/or a Term D Loan Borrowing;

          (b)  the aggregate amount of the requested Borrowing;

          (c) the date of such Borrowing, which shall be (A) in the case of Term Loans, a Borrowing Date and (B) in the case of Working Capital Loans, a Business Day;

          (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an ABR Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. With respect to Term D Loans, the Borrower shall, at the end of the Availability Period for Term D Loans (after notice from the Administrative Agent), deliver an irrevocable Borrowing Request for the entire amount of the Term D Loan Commitment.

     SECTION 2.04.  Special Provisions for Working Capital Loans.
                    --------------------------------------------

     (a) Participations in Working Capital Loans.
         ---------------------------------------

          (i) By the making of a Working Capital Loan and without further action on the part of the Working Capital Lenders, the Working Capital Lenders hereby ratably grant to each Lender that is not a Working Capital Lender, and each Lender that is not a Working Capital Lender hereby acquires ratably from the Working Capital Lenders, a participation in such Working Capital Loan equal to such Lender's Working Capital Loan Percentage of the aggregate amount of such Working Capital Loan. Each Lender that is not a Working Capital Lender acknowledges and agrees that its obligation to acquire a participation pursuant to this paragraph in respect of each Working Capital Loan is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, a Designated Event, an Event of Default or a Material Adverse Effect or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (ii)  If any Event of Default described in Section 7.04 or 7.05 shall
                                                     ------------    ----
     have occurred, each Lender (other than a Working Capital Lender) immediately and automatically shall, and at other times, from time to time, promptly upon request by the Working Capital Lenders delivered to the Administrative Agent (which shall promptly notify each Lender thereof), transfer immediately to the Administrative Agent for credit to the Working Capital Lenders, in immediately available funds, the amount of its participation set forth in clause (i). If requested to do so by such other
                                ----------
     Lender, the Working Capital Lenders will deliver to such other Lender, promptly following receipt of such funds, a participation certificate, substantially in the form of Exhibit M (the "Participation Certificate"),
                                  ---------       -------------------------
     dated the date of receipt of such funds and in the amount of such Lender's participation.

          (iii) So long as any Lender that is not a Working Capital Lender or a Defaulting Lender has fulfilled any obligation to make payments to the Administrative Agent for the account of the Working Capital Lenders pursuant to clause (i) above, upon (and only upon) receipt by the
                 ----------
     Administrative Agent for the account of the Working Capital Lenders of immediately available funds from the Borrower in respect of interest or commitment fees relating to the Working Capital Loans, the Working Capital Lenders shall promptly remit, through the Administrative Agent, to the Lenders which are not Working Capital Lenders an amount equal to their pro rata share of the Applicable Rate paid with respect to outstanding Working Capital Loans and an amount equal to their pro rata share of such commitment fees.

          (iv) Upon (and only upon) receipt by the Administrative Agent for the account of the Working Capital Lenders of immediately available funds from the Borrower as payment in respect of principal of or interest on a Working Capital Loan with respect to which a Lender (other than a Working Capital Lender) has paid the Administrative Agent for the account of the Working Capital Lenders for such Lender's participation in such Working Capital Loan pursuant to clause (i) above, the Administrative Agent will pay to
                      ----------
     each such Lender which is not a Defaulting Lender, in the same funds as those received by the Administrative Agent for the account of the Working Capital Lenders, such Lender's pro rata share of such funds, and the Working Capital Lenders shall receive their pro rata share of any funds of any Lender that did not so pay the Administrative Agent for the account of the Working Capital Lenders.

     (b) Acknowledged Privity.  The Borrower expressly agrees that, in respect
         --------------------
of each Lender's funded participation interest in any Working Capital Loan, such Lender shall be deemed to be in privity of contract with the Borrower and have the same rights and remedies against the Borrower under the Loan Documents as if such funded participation interest in such

Working Capital Loan were a Working Capital Loan.

     (c) Obligation to Participate in Working Capital Loans Absolute.  Each
         -----------------------------------------------------------
Lender's obligation in accordance with this Agreement to purchase participation interests in Working Capital Loans, as contemplated by this Section 2.04, as a
                                                            ------------
result of the making of a Working Capital Loan, shall be absolute and unconditional and without recourse to or representation or warranty by the Working Capital Lenders and shall not be affected by any circumstance, including
(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Working Capital Lenders, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default, a Designated Event or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.05.  Letters of Credit.  (a)  General.  Subject to the terms and
                    -----------------        -------
conditions set forth herein, the Borrower may request the issuance of, and the Issuer shall issue on any Business Day on which the conditions precedent set forth in Section 4.02 are satisfied (or waived by the Majority Lenders), a
         ------------
Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.
          ---------------------------------------------------------------------
To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit by other electronic communication if arrangements for doing so have been approved by the Issuer) to the Issuer and the Administrative Agent (at least three Business Days in advance of the requested date of issuance, amendment, renewal or extension) an Issuance Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c)
                                                                  -------------
of this Section), the stated amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Borrower also shall submit a letter of credit application on the Issuer's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure for all Letters of Credit then outstanding shall not exceed $2,000,000 and (ii) the sum of the aggregate principal amount of the Working Capital Loans then outstanding and the LC Exposure shall not exceed the total Working Capital Loan Commitments.

     (c)  Expiration Date.  Each Letter of Credit shall expire at or prior to
          ---------------
the close of business on the date which is one year after the date of the issuance of such Letter of Credit, but in no event later than one Business Day before the Maturity Date.

     (d) Participation.  By the issuance of a Letter of Credit (or an amendment
         -------------
to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuer or the Lenders, the Issuer hereby grants to each Lender, and each Lender hereby acquires from the Issuer, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuer, such Lender's Applicable Percentage of each LC Disbursement made by the Issuer and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be
-------------
refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire a participation pursuant to this paragraph in respect of each Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, a Designated Event, an Event of Default or a Material Adverse Effect or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement.  If the Issuer shall make any LC Disbursement in respect
         -------------
of a Letter of Credit, the Borrower shall reimburse (its "Reimbursement
                                                          -------------
Obligation") such LC Disbursement by paying to the Administrative Agent an
----------
amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on
(i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth
--------
herein, request in accordance with Section 2.03 that such payment be financed
                                   ------------
with an ABR Working Capital Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, or if any payment by the Borrower must be returned or restored (by reason of a bankruptcy proceeding or otherwise), the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to
                                                ------------
Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to
                               ------------              ------- --------
the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuer or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuer and are Non-Defaulting Lenders, then to such Non-Defaulting Lenders and the Issuer as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuer for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute.  The Borrower's obligation to reimburse LC
         --------------------
Disbursements as provided in paragraph (e) of this Section, and each Lender's
                             -------------
obligation to reimburse the Issuer for any LC Disbursement, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement irrespective of any event or circumstance that would constitute a legal or equitable discharge of the Borrower's obligations hereunder, and irrespective of any other circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement, any Loan Document, any Letter of Credit, or of any Letter of Credit application or other agreement between the Issuer and an account party;

          (ii) any amendment or waiver of or any consent to departure from the provisions of this Agreement or any other Loan Document in accordance with the terms thereof;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any permitted transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or by the other Loan Documents or any unrelated transaction (including an underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iv) any draft, demand, certificate or other document presented under or in connection with any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) any payment by the Issuer acting in good faith under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuer under any Letter of Credit to any Person reasonably believed by it to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee or other obligation, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

provided that the foregoing shall not be construed to excuse the Issuer from
--------
liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuer's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Neither the Administrative Agent, the Syndication Agent, the Arranger, the Issuer nor the Lenders, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuer; provided that the foregoing shall not be
                                  --------
construed to excuse the Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuer's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuer shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the Issuer; provided that it is understood and
                                             --------
agreed that the Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided further that (i) the Issuer shall have
                                --------
the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit and (ii) the Borrower shall have in any event waived any right it may have to object to payment by the Issuer against documents presented to it unless expressly objected to in writing within 10 days after such payment and, if requested in writing by the Borrower, delivery to the Borrower of such documents by the Issuer. The Issuer agrees to promptly notify the Borrower of each LC Disbursement.

     (g)  Disbursement Procedures.  The Issuer shall, promptly following its
          -----------------------
receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuer shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuer has made or will make an LC Disbursement thereunder.

     (h)  Interim Interest.  If the Issuer shall make any LC Disbursement, then,
          ----------------
unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Term Loans; provided that, if the Borrower fails to reimburse
                              --------
such LC Disbursement when due pursuant to paragraph (e) of this Section
                                          -------------
(including pursuant to an ABR Borrowing in accordance with Section 2.03), then
                                                           ------------
Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall
---------------
be for the account of the Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to
                                          -------------
reimburse the Issuer shall be for the account of such Lender to the extent of such payment.

     (i)  Replacement of the Issuer.  The Issuer may be replaced at any time by
          -------------------------
written agreement among the Borrower, the Administrative Agent, the replaced Issuer, the successor Issuer and any beneficiary of a Letter of Credit. The Administrative Agent shall notify the Lenders of any such replacement of the Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuer pursuant to Section 2.12(b). From and after the effective date of any such
            ---------------
replacement, (i) the successor Issuer shall have all the rights and obligations of the Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuer" shall be deemed to refer to such successor or to any previous Issuer, or to such successor and all previous Issuers, as the context shall require. After the replacement of an Issuer hereunder, the replaced Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement (unless such Letters of Credit are replaced with new Letters of Credit issued by the successor Issuer), but shall not be required to issue additional Letters of Credit.

     SECTION 2.06.  Funding of Borrowings.  (a)  Each Lender shall make each
                    ---------------------
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Construction Account; provided that ABR Term Loans made to finance the
                          --------
reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be
                                                   ---------------
remitted by the Administrative Agent to the Issuer.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section
                                                -------------
and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds

Effective Rate for three days and at the Alternate Base Rate thereafter. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.07.  Interest Elections.  (a)  Each Borrowing shall initially be
                    ------------------
of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Article II. The Borrower may elect different options with respect to
     ----------
different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivering a Continuation/Conversion Notice to the Administrative Agent by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were
                                          ------------
requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Continuation/Conversion Notice shall be irrevocable and shall specify the following information in compliance with Section 2.02:
     ------------

               (i) the Borrowing to which such Continuation/Conversion Notice applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting
        -------------     ----
     Borrowing);

               (ii) the effective date of the election made pursuant to such Continuation/Conversion Notice, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Continuation/Conversion Notice requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Continuation/Conversion Notice, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (c) If the Borrower fails to deliver a timely Continuation/Conversion Notice with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default or Designated Event has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default or Designated Event is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.08.  Termination and Reduction of Commitments.  (a)  Unless
                    ----------------------------------------
previously terminated, the Commitments shall terminate on the applicable Termination Date.

     (b) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least
                                          -------------
five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable and any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

     (c) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Term Loan
                              --------
Commitments shall be made pro rata among all Term Loan Commitments, (ii) each
                          --- ----
reduction of the Commitments shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Commitments of any Class if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.10 or 2.11, (A) with respect to the Working Capital Loan Commitments,
------------    ----
the aggregate principal amount of the outstanding Working Capital Loans and LC Exposure would exceed the Working Capital Loan Commitments or (B) with respect to the Term Loan Commitments, the aggregate principal amount of the outstanding Term Loans would exceed the applicable Term Loan Commitments, and (iv) the Borrower shall not terminate or reduce the Term Loan Commitments if the remaining Term Loan Commitments, together with other funds available to the Borrower, would not, in the reasonable judgment of the Administrative Agent (upon consultation with the Independent Engineer), be sufficient to pay the remaining amounts owing under the Supply Contract and the other costs necessary to complete the System.

     (d) The Working Capital Loan Commitments shall be automatically and permanently reduced upon and in the amount of any payments made thereon pursuant to Section 2.09(a) and, after all Term Loans have been repaid in full, in the
   ---------------
amount of any mandatory prepayments made thereon pursuant to Section 2.11.
                                                             ------------

     (e) The Commitments shall be automatically and permanently reduced upon and in the amount of any payments made pursuant to clause eleventh of Section 8.08(a).
                                        ---------------    ---------------

     (f) Until such time as the Borrower has provided the Administrative Agent with written notification of its election to exercise the Rio Ring Option, $112,000,000 of the Term C Loan Commitment shall be unavailable. If the Borrower has not made an election with respect to the Rio Ring Option by December 31, 1999, the Term C Loan Commitment shall be automatically and permanently reduced by $112,000,000. If, however, the Borrower has elected not to exercise the Rio Ring Option, but has elected one of the alternatives set forth below by December 31, 1999, the Term C Loan Commitment shall be automatically and permanently reduced by $23,000,000, with the remaining $89,000,000 of the previously unavailable portion available only to pay reasonable and necessary receipted costs for the design, construction and installation of either (a) a terrestrial connection between Rio de Janeiro, Brazil and Fortaleza, Brazil or (b) a west coast connection, in either case with the consent of the Designated Agents, the Required Lenders and Lenders comprising at least 66 2/3% of the number of Lenders at such time, and with the approval of the Independent Engineer (which approval shall not be unreasonably withheld); provided that so long as no Event of Default has occurred and is
           --------
continuing at the time of such election and with the consent of the Independent Engineer (which consent shall not be unreasonably withheld), the Borrower may build such connections without the consent of any of the Lenders if all of the costs for such design, construction and installation and of required maintenance are funded entirely with the proceeds of the Parent Terrestrial Build-Out Offering on terms and conditions reasonably satisfactory to the Designated Agents.

     SECTION 2.09.  Repayment of Loans; Evidence of Debt.  (a)  The Borrower
                    ------------------------------------
hereby unconditionally promises to repay the Working Capital Loans in full on the Maturity Date, and hereby unconditionally promises to repay the Term Loans in eight semi-annual installments on Principal Payment Dates, commencing on December 31, 2001, in percentages of the total outstanding principal amount of the Term Loans as of the first day after the end of the Availability Period, as set forth on Schedule 2.09.
             -------------

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent acting for this purpose as an agent of the Borrower, shall maintain the Register pursuant to Section 10.04(c) and a
                                                  ----------------
subaccount therein for each Lender, in which it shall record (i) the amount of each Loan and each obligation evidenced by a Note made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the Register and the accounts maintained pursuant to paragraph (b) or (c) of this Section shall constitute prima facie evidence of
   -------------    ---                                  ----- -----
the existence and
amounts of the Obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, (i) a promissory note of the Borrower payable to the order of such Lender and its registered assigns evidencing the Working Capital Loans of such Lender and substantially in the form of Exhibit A-1 with appropriate insertions
                                        -----------
as to date and principal amount (each a "Working Capital Note"), (ii) a
                                         --------------------
promissory note of the Borrower payable to the order of such Lender and its registered assigns evidencing the Term A Loans of such Lender and substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal
               -----------
amount (each a "Term A Note"), (iii) a promissory note of the Borrower payable
                -----------
to the order of such Lender and its registered assigns evidencing the Term B Loans of such Lender and substantially in the form of Exhibit A-2 with
                                                      -----------
appropriate insertions as to date and principal amount (each a "Term B Note"),
                                                                -----------
(iv) a promissory note of the Borrower payable to the order of such Lender and its registered assigns evidencing the Term C Loans of such Lender and substantially in the form of Exhibit A-2 with appropriate insertions as to date
                             -----------
and principal amount (each a "Term C Note"), and (v) a promissory note of the
                              -----------
Borrower payable to the order of such Lender and its registered assigns evidencing the Term D Loans of such Lender and substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (each a
-----------
"Term D Note").  Thereafter, the Loans evidenced by any such Note and interest
 -----------
thereon shall at all times (including after assignment pursuant to Section
                                                                   -------
10.04) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. Each Lender is hereby authorized to endorse the date and amount of any Loans on the grid attached to any Note, and any entries made thereon shall constitute prima facie evidence of the existence
                                          ----- -----
and amounts of the Obligations recorded therein; provided that the failure of
                                                 --------
any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by an Assignment and Acceptance duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.09(e).
------------------

     SECTION 2.10.  Optional Prepayments of Loans.  (a)  The Borrower shall
                     ----------------------------
have the right at any time and from time to time to prepay any Class of Loans in whole or in part, without premium or penalty except as set forth in paragraph
                                                                    ---------
(c) below, subject to prior notice in
---
accordance with paragraph (b) below and subject to the provisions of Section
                                                                     -------
2.16.
----

     (b) The Borrower shall notify the Administrative Agent in writing or by telephone (confirmed by facsimile) of any optional prepayment hereunder, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (i) of Term Loans, Working Capital Loans or a combination thereof and (ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Partial optional prepayments shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. Optional prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Without in any way
                                           ------------
limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower (or a designee of such Responsible Officer). In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

     (c) With respect to any prepayment of Term D Loans, the Borrower shall pay to the Lenders having outstanding Term D Loans a prepayment fee on the principal amount of Term D Loans so prepaid equal to (i) 3.00% of the principal amount of such Term D Loans prepaid for any prepayment of such Term D Loans made on or prior to the first anniversary of the Closing Date, (ii) 2.00% of the principal amount of such Term D Loans prepaid for any prepayment of such Term D Loans made after the first anniversary but on or prior to the second anniversary of the Closing Date, (iii) 1.00% of the principal amount of such Term D Loans prepaid for any prepayment of such Term D Loans made after the second anniversary but on or prior to the third anniversary of the Closing Date, and (iv) 0% thereafter.

     (d) Optional prepayments of the Term Loans shall be applied to the outstanding principal amount of all Term Loans pro rata among each tranche of
                                               --- ----
Term Loans (with the amount of such prepayment of the Term Loans being applied one-half to the remaining installment payments thereof in the direct order of maturity and one-half to the remaining installment payments thereof in the inverse order of maturity). Notwithstanding the foregoing, any Lender that has Term D Loans outstanding may elect not to have its pro rata share of such Term D
                                                   --- ----
Loans prepaid, and upon any such election the Administrative Agent shall apply the amount that otherwise would have prepaid such Lender's Term D Loans to a prepayment of the outstanding principal amount of Term A Loans, Term B Loans and Term C Loans until paid in full, and then to the repayment of the outstanding principal amount of Working Capital Loans.

     SECTION 2.11.  Mandatory Prepayments.  (a)  The Borrower shall prepay the
                    ---------------------
outstanding Loans with Revenue in accordance with the terms of Section 8.08(a).
                                                               ---------------

     (b) On each Principal Payment Date, the Borrower shall prepay the outstanding Loans in an amount equal to 50% (or, if as of such date a Default or a Designated Event shall have occurred and be continuing, 100%) of Excess Cash Flow determined as of such date, in each case in accordance with the terms of
Section 8.08(d).
---------------

     (c) The Borrower shall prepay the Loans promptly after the receipt of Net Cash Proceeds, as follows:

          (i) by an amount equal to 50% of the Net Cash Proceeds of any new issuance after the Closing Date of Equity Interests of the Borrower or Parent or any capital contribution made to Parent after the Closing Date in accordance with Section 8.15(a); provided that the Borrower shall not be
                     ---------------  --------
     required to make any such prepayment (A) if such Net Cash Proceeds are immediately applied to the payment of Permitted Costs or are being held (for no more than 60 days, unless such Net Cash Proceeds are being held for the payment of Permitted Costs, or (B) if such Net Cash Proceeds are being held to pay an identified cost with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) in the Construction Account, the Revenue Account or the Clean-Up Account, as the case may be, in accordance with Section 8.15(a);
                        ---------------

          (ii) by an amount equal to 100% of the Net Cash Proceeds of an incurrence of Indebtedness by the Borrower or Parent after the Closing Date (other than Indebtedness permitted by Section 6.01, but subject in any
                                           ------------
     event to the limitations contained in Section 6.01) in accordance with
                                           ------------
     Section 8.15(b); and
     ---------------

          (iii) by an amount equal to 100% of the Net Cash Proceeds of any Transfer of any asset of the Borrower or the Subsidiaries (other than (A) Transfers permitted pursuant to clause (a), (b) and (d) of Section 6.04 and
                                     ----------  ---     ---    ------------
     (B) Transfers resulting in aggregate Net Cash Proceeds not exceeding $500,000 during any fiscal year of the Borrower) in accordance with Section
                                                                         -------
     8.15(c); provided that the Borrower shall not be required to make any such
     -------  --------
     prepayment if such Net Cash Proceeds are, within six months of receipt, reinvested in the Borrower's or any Subsidiary's business (other than for Permitted System Upgrades).

     (d) If an Event of Loss shall occur, unless the affected portion of the System is being restored, rebuilt or replaced in accordance with Section 5.22,
                                                                 ------------
the Borrower shall, on the third Business Day following the date on which insurance, condemnation or expropriation proceeds are received with respect to such Event of Loss, prepay the Loans in an amount equal to the insurance proceeds received in accordance with Section 8.13(d).
                                     ---------------

     (e) After the payment in full of all Capital Costs, the Borrower shall prepay the Loans with funds made available to it for prepayments of the Loans under Section 8.24.
      ------------

     (f) After the prepayment in full of all Loans, prepayments shall be made in accordance with the foregoing clauses to cash collateralize LC Exposure as if such LC Exposure were Loans.

     (g) Mandatory prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
                   ------------

     (h)  All mandatory prepayments of the Loans shall be applied (i) first, to
                                                                      -----
the mandatory prepayment of the outstanding principal amount of all Term Loans pro rata among each tranche of Term Loans (with the amount of such prepayment of
--- ----
the Term Loans being applied one-half to the remaining installment payments thereof in the direct order of maturity and one-half to the remaining installment payments thereof in the inverse order of maturity), (ii) second,
                                                                     ------
once all Term Loans have been paid in full, to the mandatory prepayment of the outstanding principal amount of all Working Capital Loans (and the concurrent permanent reduction in the Commitments therefor), and (iii) third, once all
                                                            -----
Working Capital Loans have been paid in full, to the cash collateralization of LC Exposure. Notwithstanding the foregoing, any Lender that has Term D Loans outstanding may elect not to have its pro rata share of such Term D Loans
                                      --- ----
prepaid, and upon any such election, the Administrative Agent shall apply the amount that otherwise would have prepaid such Lender's Term D Loans in accordance with clauses (i) through (iii) above.
                -----------         -----

     (i) Upon making a mandatory prepayment pursuant to this Section, the Borrower shall have the right (i) first, to apply such prepayment to the ABR Loans and to any and all Eurodollar Loans having Interest Period(s) ending on the date of such prepayment and (ii) then, with respect to Eurodollar Loans having Interest Period(s) ending on a day other than the date of such prepayment, to deposit cash in a cash collateral account, on terms and subject to documentation reasonably satisfactory to the Administrative Agent, sufficient to prepay in full such Eurodollar Loans (together with accrued interest thereon) at the end of the applicable Interest Period(s). Any amounts so deposited shall be held in a cash collateral account and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. The Administrative Agent shall, upon the written request of the Borrower, invest funds in any such cash collateral account in overnight investments constituting Permitted Investments.

     SECTION 2.12.  Fees.  (a)  The Borrower agrees to pay to the
                    ----
Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 1.50% per annum on the average daily unused portion of the Commitments of such Lender during the period from the Closing Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.
All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Term Loan Commitments, a Term Loan Commitment of a

Lender shall be deemed to be used to the extent of the outstanding Term Loans of such Lender. For purposes of computing commitment fees relating to Working Capital Loan Commitment, the Working Capital Loan Commitment shall be deemed to be used to the extent of the outstanding Working Capital Loans.

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure in respect of such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date such Letter of Credit is issued to but excluding the date on which such Letter of Credit is terminated, and (ii) to the Issuer a fronting fee (as referred to in the Fee Letter with the Administrative Agent), which shall accrue at the rate of .25% per annum on the average daily stated amount of each outstanding Letter of Credit (as such stated amount may be reduced in accordance with the terms of such Letter of Credit) issued by the Issuer during the period from and including the date such Letter of Credit is issued to but excluding the date on which such Letter of Credit is terminated. Participation fees and fronting fees accrued through and including the last Business Day of each March, June, September and December of each year shall be payable on such Business Day, commencing on the first such date to occur after the issuance of a Letter of Credit; provided that all such fees
                                                --------
shall be payable on the date on which such Letter of Credit terminates. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, the Arranger and the Syndication Agent, for their own accounts, the fees payable in the amounts and at the times separately agreed upon between such Persons and the Borrower and certain of its Affiliates in the Fee Letters.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuer, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.

     SECTION 2.13.  Interest.  (a)  The Loans comprising each ABR Borrowing
                    --------
shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, all amounts payable hereunder shall bear interest after such amounts become due (including after as well as before judgment) at a rate per annum equal to (i) in the case of the principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant
                                     --------
to paragraph (c) of this Section shall be payable on demand, (ii) in the event
   -------------
of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.14.  Alternate Rate of Interest; Illegality.  (a) If prior to
                    --------------------------------------
the commencement of any Interest Period for a Eurodollar Borrowing:

          (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (ii) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Continuation/Conversion Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

     (b) Notwithstanding any other provision of this Agreement, if on or after the date of this Agreement, the adoption of or any change in any applicable law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give telephonic or facsimile notice thereof to the Administrative Agent and the Borrower as soon as practicable (and, with respect to any such telephonic notice, the party delivering the same agrees to confirm such notice in writing) and (i) the commitment of such Lender hereunder to make Eurodollar Loans and continue Eurodollar Loans as such shall forthwith be canceled and (ii) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last day of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.
                                    ------------

     SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:
                    ---------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuer; or

          (ii) impose on any Lender or the Issuer any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuer hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that Section 2.17
                                                      --------      ------------
and not this Section 2.15 shall apply to any Change in Law affecting any Taxes.
             ------------

     (b) If any Lender or the Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the capital of such Lender, the Issuer or any holding company for such Lender or the Issuer as a consequence of this Agreement or the Loans made by, or participation in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuer, to a level below that which such Lender, the Issuer or the holding company for such Lender or Issuer could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuer's policies with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, the Issuer, or such Lender's or the Issuer's holding company, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuer for any such reduction suffered.

     (c) If any Lender or the Issuer becomes entitled to claim compensation pursuant to this Section, such Lender shall promptly notify the Borrower (with a copy to the Administrative

 Agent) of the event by reason of which it has become so entitled. A written notice by a Lender or the Issuer setting forth the amount or amounts necessary to compensate such Lender or the Issuer or such holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the
                    -------------    ---
Borrower (with a copy to the Administrative Agent), shall constitute prima facie
                                                                     ----- -----
evidence of the correctness of the amount claimed.

     (d) The Borrower shall pay such Lender or the Issuer, as the case may be, all amounts payable pursuant to the foregoing provisions of this Section 2.15
                                                                 ------------
within 10 days after receipt of certification thereof from such Lender or the Issuer. Failure or delay on the part of any Lender or the Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuer's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuer pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuer's intention to claim compensation therefor.

     SECTION 2.16.  Break Funding Payments.  In the event of (a) the payment of
                    ----------------------
any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion or failure to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A written notice by any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered by such Lender to the Borrower (with a copy to the Administrative Agent) and shall constitute prima facie evidence of the correctness of the amount claimed.
           ----- -----

     SECTION 2.17.  Taxes.  (a)  Any and all payments by or on account of any
                    -----
obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes, except to the extent imposed by applicable law. If the Borrower shall be required by applicable law to deduct any Taxes from such payments (including payments described in clause (i) below), then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall, subject to compliance with Section 2.17(c), be increased as necessary so that after making
                ---------------
all required
deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b)  In addition, the Borrower shall pay any Other Taxes not described in
Section 2.17(a) to the relevant Governmental Authority in accordance with
---------------
applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuer, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, except as a result of the gross negligence or willful misconduct of the Administrative Agent, such Lender or the Issuer whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Administrative Agent, any Lender or the Issuer, as the case may be, shall promptly notify the Borrower and the Administrative Agent of the assertion of any claim against the Administrative Agent, such Lender or the Issuer, as the case may be, relating to Indemnified Taxes or Other Taxes by the applicable Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuer, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuer, shall constitute prima facie evidence of the correctness
                                         ----- -----
of the amount claimed.

     (d) As soon as reasonably practicable after any payment of any Taxes by the Borrower to a Governmental Authority pursuant to clauses (a) or (b) above,
                                                     -----------    ---
the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Without in any way affecting the obligation of the Borrower under clause (i) of Section 2.17(a) to pay any increased amount only on account of
----------    ---------------
Indemnified Taxes or Other Taxes, each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender, as the case may be, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with United States Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the United States Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States federal withholding tax on payments of interest pursuant to this Agreement or the Notes. At the reasonable request of the Borrower, any Lender that is legally entitled to an exemption from or reduction of any Tax which is an Indemnified Tax or Other Tax under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or at such times as are otherwise prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or subject to withholding at a reduced rate. If any form or document referred to in this subsection (e) requires the disclosure of information (other than information necessary to compute the tax payable or information required by the relevant taxing authority to secure such exemption or reduction with respect to withholding tax and that is necessary to secure such exemption from or reduction of withholding tax) that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (f) If any Lender, the Issuer or the Administrative Agent receives a refund in respect of any Indemnified Tax or Other Tax paid by the Borrower, or as to which it has been indemnified by the Borrower, which refund in the good faith judgment of such Person is allocable to such payment made pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 20 days of receipt, repay such refund to the Borrower (together with any interest with respect thereto received from the relevant taxing authority). In any event, each Lender shall have the right to arrange its tax affairs as it, in its sole discretion, deems most advantageous to it and nothing shall require a Lender to disclose its tax returns or other confidential fiscal or tax information to the Borrower.

     SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                    ------------------------------------------------------
offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00
                        ------------  ----    ----
noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Subject to Article VIII, all such payments
                                             ------------
shall be made to the Administrative Agent at its offices at 909 Fannin, Suite 1700, Houston, Texas 77010, except payments to be made directly to the Issuer as expressly provided herein and except that payments pursuant to Sections 2.15,
                                                               -------------
2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto.
----  ----     -----
The Administrative Agent shall distribute any such payments (including payments received pursuant to Article VIII) received by it for the account of any other
                     ------------
Person to the appropriate recipient promptly following receipt thereof. Except as set forth herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied, subject to the provisions of Article VIII, (i) first, to pay interest
                                      ------------
and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participation in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participation in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) a participation in the Loans and LC Disbursements of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participation in LC Disbursements; provided that (i)
                                                              --------
if any such participation is purchased and all or any portion of the payment giving rise thereto is recovered, such participation shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participation in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate for three days and at the Alternate Base Rate thereafter.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative
            ---------------    ---  -------    -------
Agent may, in its discretion or, as to Section 2.05(d) or (e), as may be
                                       ---------------    ---
required by the Issuer (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)  If
                    ----------------------------------------------
any Lender requests compensation under Section 2.15, or if the Borrower is
                                       ------------
required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such
                                                    ------------
Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17,
                            ------------     ----
as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

     (b)  If any Lender requests compensation under Section 2.15 which is not
                                                    ------------
being requested by the Lenders generally, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a
                                  ------------
Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, so long as no Default or Designated Event shall have occurred and is continuing, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and
                          -------------
obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior
             --------
written consent of the Administrative Agent and the Issuer, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participation in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required
                                              ------------
to be made pursuant to Section 2.17, such assignment will result in a reduction
                       ------------
in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     (c) If a Lender changes its applicable lending office (other than pursuant to paragraph (d) below) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under Section 2.15 or 2.17, the Borrower shall not be obligated to pay
             ------------    ----
such additional amount.

     (d) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to Section 2.15 or 2.17, or which
                                                 ------------    ----
would make any Lender's participation in the transactions contemplated by the Loan Documents illegal, such Lender shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such
                                                         --------
Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to fund such costs in a manner satisfactory to such Lender).

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower represents and warrants to the Administrative Agent, the Syndication Agent, the Arranger, the Issuer and the Lenders on the Closing Date and on the date of each Borrowing as set forth in this Article.

     SECTION 3.01. Financial Condition. The Borrower has heretofore furnished to
                   -------------------
the Lenders (a) Parent's audited consolidated balance sheet and statements of income, shareholders' equity and cash flow for the fiscal year ended December 31, 1998 and (ii) Parent's unaudited consolidated and consolidating balance sheets as of May 31, 1999, in each case, certified by a Responsible Officer of Parent or the Borrower, as the case may be, such audited statements accompanied by the audit report of PriceWaterhouseCoopers. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flow of Parent as of such date and for such period in accordance with generally accepted accounting principles in Bermuda (with a reconciliation to GAAP), subject to year-end adjustments and the absence of notes, comparative statements and reconciliation to GAAP in the case of the unaudited statements. The Borrower has also heretofore delivered to the Administrative Agent and the Lenders a pro forma balance sheet for the Borrower
                                       ---------
and the Subsidiaries as of the Closing Date (giving pro forma effect to the full funding of the Net Equity Commitment hereunder).

     SECTION 3.02. No Change. Since May 31, 1999 (for the period until the
                   ---------
Commercial Operation Date), and since the Commercial Operation Date (for the period from and after the Commercial Operation Date), there has been no development or event and no change which has had or could reasonably be expected to have a Material Adverse Effect; provided that an adverse change in sales or
                                   --------
prospective sales of Capacity whether or not based on changes or perceived changes in external market conditions (including as a result of increased competition or introductions or applications of new technology) will not, in and of itself (or because of any related reduction in net income), provide a basis that an event described above has occurred.

     SECTION 3.03. Organization; Powers. Each of the Borrower and the
                   --------------------
Subsidiaries is duly organized, validly existing and, except for Georeach Telecommunications Inc. until no later than 90 days after the Closing Date, in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in such jurisdiction and in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.04. Authorization; Enforceability. (a) Each of the Borrower and
                   -----------------------------
the Subsidiaries has full corporate power and authority to conduct its business as proposed to be conducted by it in respect of the System, to execute, deliver and perform each Loan Document and Material System Contract to which it is a party and to take all action as may be necessary to complete the transactions contemplated hereunder.

     (b) Each of the Borrower and the Subsidiaries has taken all necessary corporate action to authorize the Borrowings and other Credit Extensions hereunder by the Borrower, to grant the Liens provided for in the Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document and Material System Contract to which it is a party.

     (c) Each of this Agreement and each other Loan Document and Material System Contract to which the Borrower or any Subsidiary is a party has been duly executed and delivered by the Borrower or such Subsidiary, as the case may be, and constitutes a legal, valid and binding obligation of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.05. Corporate Structure. (a) The only shareholder of the Borrower
                   -------------------
is Parent. As of the Closing Date, the capital structure of the Borrower and the Subsidiaries is as set forth on Schedule 3.05(a).
                                -------------

     (b) As of the Closing Date, the only subsidiaries of the Borrower are set forth on Schedule 3.05(b), and each of ANBL, GCL and TBI are wholly-owned direct
         ----------------
subsidiaries of the Borrower. From and after the Closing Date, the only subsidiaries of the Borrower not listed on Schedule 3.05(b) are those, if any,
                                           ----------------
created and capitalized in accordance with and subject to Sections 6.05 and
                                                          -------------
6.19.
----

     SECTION 3.06. Compliance with Law. The Borrower and the Subsidiaries are in
                   -------------------
compliance with all Requirements of Law as of the Closing Date except to the extent of any non-compliance which could not reasonably be expected to have a Material Adverse Effect, and, as of any date representations and warranties are made or deemed made under this Agreement subsequent to the Closing Date, are in compliance with all Requirements of Law except to the extent of any non-compliance which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.07. No Legal Bar. The execution, delivery and performance by the
                   ------------
Borrower and the Subsidiaries of each Loan Document and Material System Contract to which it is a party and the Borrowings by the Borrower hereunder and the use of the proceeds thereof and the granting of all Liens under the Security Documents (a) will not violate or result in a default under any Requirement of Law binding on such Person or its assets, (b) will not violate or result in a default under any material Contractual Obligation of such Person and (c) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary except Permitted Encumbrances.

     SECTION 3.08. Governmental Actions. To the best knowledge of the Borrower,
                   --------------------
Schedule 3.08 sets forth all Governmental Actions that are required to be
-------------
obtained by the Borrower, any Subsidiary or the Contractor in connection with the construction, installation, development, ownership and operation of the System. To the best knowledge of the Borrower, no Landing License is required in 5enezuela. By written notice to the Administrative Agent, the Borrower shall be permitted to amend and supplement such Schedule from time to time as may be appropriate, including in connection with any amendment or supplement to the schedule provided by the Contractor under Article 7(H) of the Supply Contract.

     SECTION 3.09. Litigation. There are no actions, suits or proceedings by or
                   ----------
before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened (a) by or against the Borrower, any other Loan Party or the System which could reasonably be expected to have a Material Adverse Effect or (b) with respect to any Loan Document.

     SECTION 3.10. Environmental Matters.  No violation of Environmental Laws
                   ---------------------
exists with respect to the System, the Borrower, any Subsidiary or any of their respective properties or assets owned or operated by them which in each case could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no other violation of Environmental Law exists which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.11. No Default; Event of Default.  None of the Borrower or any
                   ----------------------------
other Loan Party is in default under any System Contract or Loan Document as of the Closing Date. As of any date representations and warranties are made or deemed made under this Agreement subsequent to the Closing Date, (a) none of the Borrower or any other Loan Party is in default under any System Contract which could reasonably be expected to have a Material Adverse Effect and (b) no Default, Event of Default or Designated Event has occurred and is continuing.

     SECTION 3.12. Properties.  The Borrower and each Subsidiary has good
                   ----------
title to, valid leasehold interests in or an indefeasible right to use all its real and personal property material to its business free and clear of all Liens, except for Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     SECTION 3.13. Taxes.  To the best knowledge of the Borrower, as of the
                   -----
Closing Date, neither the Borrower, any of the Subsidiaries nor the System is subject to any material tax in any jurisdiction, except for taxes set forth on
Schedule 3.13.  Each of the Borrower and the Subsidiaries has timely filed or
-------------
caused to be filed all tax returns and reports required to have been filed by such Person and has paid or caused to be paid all Taxes shown to be due on such returns except Taxes subject to a Contest.

     SECTION 3.14. Federal Regulations.  The Borrower is not engaged nor will
                   -------------------
it engage in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Loans will be used for "purchasing" or "carrying" any

"margin stock" as so defined or for any purpose which violates the provisions of the Regulations of such Board of Governors.

     SECTION 3.15.  ERISA.  No ERISA Event has occurred or is reasonably
                    -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

     SECTION 3.16. Investment Company Act. Neither the Borrower nor any
                   ----------------------
Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     SECTION 3.17. Security Documents. The recordings, filings and possessions
                   ------------------
set forth on Schedule 3.17 are, on and as of the Closing Date, all the
             -------------
recordings, filings, possessions and other actions necessary and appropriate to establish, protect and perfect the Secured Parties' security interest in the right, title, estate and interest of the Borrower and the Subsidiaries in and to the Collateral which can be perfected by the filing of Uniform Commercial Code financing statements or by possession by the Administrative Agent or pursuant to Bermuda law (the "Perfectible Collateral"). The Security Documents are effective
                  ----------------------
to create in favor of the Secured Parties valid and enforceable first Liens on, and first security interests in, all right, title, estate and interest of the Borrower and the Subsidiaries in and to the Perfectible Collateral.

     SECTION 3.18. Principal Place of Business. As of the Closing Date, the
                   ---------------------------
principal place of business or registered office of business, as applicable, of the Borrower and each Subsidiary is set forth on Schedule 3.18, and such
                                                 -------------
principal places of business and registered offices shall not be changed without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld).

     SECTION 3.19. Disclosure. The written factual information furnished by (or
                   ----------
based on written information furnished by) the Borrower to the Lenders in connection with the System or the negotiation of the Loan Documents (including the information contained in the Offering Memorandum and the Confidential Memorandum) (excluding any financial projections and other estimates or views of future circumstances), taken as a whole, does not contain, as of the Closing Date, any untrue statements of material fact and does not omit to state, as of the Closing Date, any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading and all written factual information hereafter furnished by (or based on information furnished by) the Borrower to the Lenders in connection with this Agreement or the System shall not contain any untrue statements of material fact and will not omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading. The costs set forth in the Capital Budget reflect, as of the Closing Date, the Borrower's best estimates of all costs necessary for the construction, installation and financing of the System. The Projections delivered by the Borrower to the Designated Agents on the Closing Date in accordance with Section 4.01(j) have been prepared in good
                                    ---------------
faith and have been based on assumptions which were reasonable at the time prepared. The Operating Plan delivered with the initial Operating Budget has been, and the Operating Budget for each ensuing Operating Year, as of the date delivered to the Administrative Agent in accordance with the terms hereof, shall have been, prepared by the Borrower in good faith and have been based on assumptions which were reasonable at the time prepared. The Borrower has disclosed, prior to the Closing Date, all material liabilities, direct and contingent, of Parent and TBI not otherwise disclosed in the financial statements referred to in Section 3.01.
                          ------------

     SECTION 3.20. Sufficiency of System Contracts. As of any date this
                   -------------------------------
representation is made or deemed to be made, the services to be performed and other rights and interests granted or to be granted or obtained pursuant to or as required by the System Contracts and the Loan Documents comprise all of the material services, materials and property interests required to perform the System Activities being performed as of such date.

     SECTION 3.21. Immunity. Neither the Borrower nor any Subsidiary is entitled
                   --------
to claim for itself, any of its assets or the System immunity from suit, execution, attachment or other legal process in any proceeding in any jurisdiction in connection with any of the Loan Documents or System Contracts to which it is a party.

     SECTION 3.22. Export Control. Each of the Borrower and the Subsidiaries is
                   --------------
in compliance in all material respects with all U.S. export laws and regulations applicable to it.

     SECTION 3.23. Foreign Corrupt Practices Act. None of the Borrower, any
                   -----------------------------
Subsidiary or any of its officers, directors, employees, agents or affiliates, acting on its behalf, has taken any action in connection with the System that violates the Foreign Corrupt Practices Act of the United States, if applicable.

     SECTION 3.24. Intellectual Property. Each of the Borrower and the
                   ---------------------
Subsidiaries owns or is licensed or otherwise has the right to use (and has maintained in full force and effect and has not abandoned) or obtain all of the trademarks, copyrights, patents, licenses and other intellectual property rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person and free of Liens (other than Permitted Encumbrances), except where the failure to have any such rights could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.25. Year 2000 Compliance. Each of the Borrower and the
                   --------------------
Subsidiaries has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Person may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Except as set forth in the Offering Memorandum, based on such review and program, the Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.26. Subordination of Certain Payments. Notwithstanding any
                   ---------------------------------
bankruptcy, insolvency, reorganization, amalgamation, moratorium or similar proceeding in respect of the Borrower, during any Term C Loan Guaranteed Period,
(a) all payment obligations of the Borrower to the Term C Loan Guarantor (other than the payment of Term C Loan Guaranty Fees) pursuant to the Term C Loan Guaranty Reimbursement Agreement (the "Guaranty Reimbursement Payments") will be
                                       -------------------------------
subordinated to all Obligations, including the Obligation to pay principal of and interest on the Loans and fees in connection therewith, (b) such subordination of the Guaranty Reimbursement Payments will be enforceable against the Term C Loan Guarantor by the Lenders and (c) all Obligations constitute "Senior Obligations" under and for purposes of the Term C Loan Guaranty Reimbursement Agreement. All payments to the Term C Loan Guarantor made by the Borrower or from the liquidation of its property will be subject to such subordination. The Borrower acknowledges that the Administrative Agent, the Syndication Agent, the Arranger and each Lender is entering into this Agreement, and has agreed to extend the Credit Extensions, in reliance upon the subordination of the Guaranty Reimbursement Payments.


                                  ARTICLE IV

                                  CONDITIONS
                                  ----------

     SECTION 4.01. Conditions Precedent to Effectiveness. This Agreement shall
                   -------------------------------------
become effective upon the fulfillment of, or waiver by the Majority Lenders of, each of the following conditions precedent:

          (a)  Loan Documents.  The Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, each of the following documents:

                   (i) this Agreement, duly executed and delivered by each of the parties hereto;

                   (ii) the Parent Pledge Agreement, duly executed and delivered by Parent and the Administrative Agent, together with (A) certificates representing all of the Equity Interests of the Borrower,
          (B) undated share transfer forms for such Equity Interests, executed in blank and delivered by a duly authorized officer of Parent and (C) duly executed intercompany promissory notes by the Borrower, each endorsed in blank;

                   (iii) the Borrower Pledge and Security Agreement, duly executed and delivered by the Borrower and the Administrative Agent, together with (A) certificates representing all of the Equity Interests of ANBL, TBI and GCL, (B) undated share transfer forms for such Equity Interests, executed in blank and delivered by a duly authorized officer of the Borrower and (C) duly executed intercompany promissory notes by ANBL, TBI and GCL, each endorsed in blank;

                    (iv) the Subsidiary Pledge and Security Agreement, duly executed and delivered by each Subsidiary party thereto and the Administrative Agent, together with (A) certificates representing all of the Equity Interests of each direct subsidiary of each such Subsidiary and (B) undated share transfer forms or stock powers, as applicable, for such Equity Interests, executed in blank and delivered by a duly authorized officer of the applicable Subsidiary and (C) duly executed intercompany promissory notes by each such Subsidiary, each endorsed in blank;

                    (v) the Subsidiary Guaranty, duly executed and delivered by each Subsidiary; and

                    (vi) the Term C Loan Guaranty, duly executed and delivered by the Term C Loan Guarantor.

          (b)  System Contracts.  The Administrative Agent shall have received
               ----------------
     each of the following documents, in each case in form and substance reasonably satisfactory to the Designated Agents and duly certified as a true and complete copy thereof and as being in full force and effect by a Responsible Officer of the Borrower as of the Closing Date:

                    (i)   the Supply Contract;

                    (ii)  the Supply Contract Guaranty; and

                    (iii) the Term C Loan Guaranty Reimbursement Agreement.

          (c)  Legal Opinions.  The Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, the following executed legal opinions, each dated the Closing Date and in each case in form and substance reasonably satisfactory to the Designated Agents:

                    (i) the legal opinion of Conyers Dill & Pearman, Bermuda counsel to the Loan Parties;

                    (ii) the legal opinion of Vinson & Elkins L.L.P., special New York and U.S. regulatory counsel to the Loan Parties;

                    (iii) the legal opinion of Travieso, Evans, Hughes, Arria, Rengel & Paz, special Venezuelan counsel to the Loan Parties, with respect to the Landing License in Venezuela;

                    (iv) the legal opinion of Mundie & Advogados, special Brazilian counsel to the Loan Parties, with respect to the Landing License in Brazil;

                    (v) the legal opinion of in-house counsel to the Contractor;

                    (vi) the legal opinion of in-house counsel to the Term C Loan Guarantor and the Supply Contract Guarantor; and

                    (vii) the legal opinion of Thelen, Reid & Priest, New York counsel to the Contractor, the Term C Loan Guarantor and the Supply Contract Guarantor.

          (d)  Independent Engineer's Report.  The Administrative Agent shall be
               -----------------------------
     satisfied that it shall receive the final report of the Independent Engineer, in form and substance reasonably satisfactory to the Designated Agents, within 10 Business Days after the Closing Date.

          (e)  Market Consultant's Report.  The Administrative Agent shall be
               --------------------------
     satisfied that it shall receive the final report of the Market Consultant, in form and substance reasonably satisfactory to the Designated Agents, within 10 Business Days after the Closing Date.

          (f)  Insurance Consultant's Report.  The Administrative Agent shall be
               -----------------------------
     satisfied that it shall receive a report of the Insurance Consultant, in form and substance reasonably satisfactory to the Designated Agents, within 10 Business Days after the Closing Date, which report shall address the adequacy of the insurance required to be maintained by the Contractor under the Supply Contract (other than as to levels of self-insurance and deductibles) as well as the adequacy of the insurance proposed to be maintained by the Borrower and the Subsidiaries.

          (g)  Insurance.  The Administrative Agent shall have received a
               ---------
     certificate of the Insurance Consultant stating that all required insurance policies to be maintained by the Borrower and the Subsidiaries on the Closing Date pursuant to this Agreement have been obtained and are in full force and effect.

          (h)  Capital Budget.  The Administrative Agent shall have received,
               --------------
     with a copy for each Lender, a construction and capital budget and construction drawdown schedule (including a drawdown schedule with respect to the Loans) (as amended in accordance with the terms hereof, the "Capital Budget"), in form and substance reasonably satisfactory to the
     ---------------
     Designated Agents, which sets forth all Capital Costs to be incurred prior to System Final Completion.

          (i)  Governmental Actions.  The Administrative Agent shall have
               --------------------
     received evidence reasonably satisfactory to the Designated Agents that the Borrower and the Subsidiaries have appropriately filed, or caused to be filed, all necessary applications for the issuance of all Governmental Actions, except such Governmental Actions determined to be immaterial by the Administrative Agent and the Independent Engineer and except for the application in 5enezuela with respect to Backhaul Service, and the Administrative Agent shall have received certified true copies of each of the foregoing and shall have no reason to believe any of the same shall not be granted in a reasonable period of time.

          (j)  Projections.  The Administrative Agent shall have received, with
               -----------
     a copy for each Lender, a copy of the Projections, certified as of the Closing Date by a Responsible Officer of the Borrower as being prepared in good faith and based on reasonable assumptions.

          (k)  Security Interests (Recordings and Filings).  Each of the
               -------------------------------------------
     documents and instruments set forth on Schedule 3.17 shall have been
                                            -------------
     delivered to the Administrative Agent for recording or filing or possession, or shall have been recorded or filed in the respective places or offices set forth on Schedule 3.17, and any and all recording and filing
                             -------------
     fees with respect thereto shall have been paid.

          (l)  Equity Contributions.  The Designated Agents shall be reasonably
               --------------------
     satisfied that Parent has received a capital contribution or proceeds from new equity issuances of at least $240,000,000 (the "Net Equity Proceeds"),
                                                         -------------------
     and that such amount (net of the fees and expenses set forth in the Capital Budget) has been contributed as a capital contribution to the Borrower.

          (m)  Issuance of Parent Senior Notes.  The Designated Agents shall be
               -------------------------------
     reasonably satisfied that Parent has received an amount equal to at least $300,000,000 in gross cash proceeds from the issuance of the Parent Senior Notes (the "Parent Senior Note Proceeds"), and that such amount (net of the
                 ---------------------------
     fees and expenses set forth in the Capital Budget) has been contributed as a capital contribution to the Borrower.

          (n)  Repayment of Indebtedness.  All Indebtedness of the Borrower and
               -------------------------
     the Subsidiaries outstanding prior to the Closing Date and set forth in the Capital Budget shall have been repaid in full.

          (o)  Certain Payments.  The Designated Agents shall be reasonably
               ----------------
     satisfied that (a) provisions has been made for the initial payment to the Contractor required under the Supply Contract and (b) the Term C Loan Guarantor has received the initial payment due to it prior to the Closing Date pursuant to the Term C Loan Guaranty.

          (p)  No Violation of Law.  The consummation of the transactions
               -------------------
     contemplated by the Loan Documents and by the System Contracts shall not violate any Requirement of Law (except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect).

          (q)  Financial Statements.  The Administrative Agent shall have
               --------------------
     received the financial statements referred to in Section 3.01, certified as
                                                      ------------
     such by a Responsible Officer of the Borrower.

          (r)  Fees and Expenses.  The Administrative Agent, the Arranger and
               -----------------
     the Syndication Agent shall have received all fees due and payable on or before the Closing Date, and the Administrative Agent and the Arranger shall have received all expenses

     (including counsel fees and expenses) due and payable by the Borrower to the Administrative Agent and the Arranger on or prior to the Closing Date to the extent then invoiced.

          (s)  Agent for Service of Process.  The Administrative Agent shall
               ----------------------------
     have received evidence reasonably satisfactory to the Designated Agents that the Borrower and each other Loan Party that does not have an office in the United States has irrevocably appointed an agent in New York, New York for service of process.

          (t)  Corporate Proceedings.  The Administrative Agent shall have
               ---------------------
     received a copy of the resolutions, in form and substance reasonably satisfactory to the Designated Agents, of the Board of Directors of each of Parent, the Borrower and each Subsidiary authorizing, as applicable, (i) the execution, delivery and performance of this Agreement and the other Loan Documents and System Contracts to which it is a party, (ii) with respect to the Borrower only, the Borrowings contemplated hereunder and
     (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Person as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Designated Agents and shall state that the resolutions thereby certified are in full force and effect and have not been amended, modified, revoked or rescinded.

          (u)  Incumbency Certificate.  The Administrative Agent shall have
               ----------------------
     received a certificate of each of Parent, the Borrower and each Subsidiary, dated the Closing Date, as to the incumbency and signature of the officers of such Person executing any Loan Document or System Contract, in form and substance reasonably satisfactory to the Designated Agents, executed by the President or any 5ice President and the Secretary or any Assistant Secretary of such Person.

          (v)  Corporate Documents.  The Administrative Agent shall have
               -------------------
     received true and complete copies of the memorandum of association and bye-laws (or such other organizational and governing documents) of each of Parent, the Borrower and each Subsidiary, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of such Person.

          (w)  Closing Date Certificate.  The Administrative Agent shall have
               ------------------------
     received the Closing Date Certificate, dated the Closing Date and duly executed by a Responsible Officer of the Borrower, stating that (a) no default in any material respect as to the Borrower or the Subsidiaries has occurred and is continuing under any System Contract and (b) to the best knowledge of the Borrower, no default in any material respect as to any other party thereto has occurred and is continuing under any System Contract, together with all attachments thereto.

          (x)  Representations and Warranties.  All representations and
               ------------------------------
     warranties made by the Borrower and each other Obligor in any Loan Document or System Contract shall be true and correct in all material respects when made (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

          (y)  No Default or Event of Default.  No Default or Event of Default
               ------------------------------
     shall have occurred and be continuing as of the Closing Date.

          (z)  Satisfactory Documentation.  All documentation shall be
               --------------------------
     reasonably satisfactory to the Designated Agents.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

     SECTION 4.02.  Conditions Precedent to Availability of Term D Loans and to
                    -----------------------------------------------------------
Initial Credit Extensions (other than Term D Loans).  The availability to the
---------------------------------------------------
Borrower of the Term D Loans (after the funding of the proceeds of such Term D Loans into the Construction Account) and the obligation of each Lender to make its initial Loans (other than Term D Loans) available on the occasion of the initial Borrowing of Loans (other than Term D Loans), and, if applicable, of the Issuer to issue its initial Letter of Credit, shall be subject to the fulfillment of, or waiver by the Majority Lenders of, each of the following conditions precedent:

          (a)  Equity Contributions.  Unless such Borrowing is comprised solely
               --------------------
     of Working Capital Loans and/or Term A Loans to be used for working capital purposes, the Administrative Agent shall have received evidence reasonably satisfactory to the Designated Agents that the Borrower has spent (or, simultaneously with the application of the proceeds of such Borrowing, will have spent) an amount equal to the Net Equity Funding Commitment on System Activities, the payment of transaction and other costs, and the repayment of Indebtedness, all in accordance with the Capital Budget.

          (b)  Governmental Actions (other than Landing Licenses).  Unless such
               --------------------------------------------------
     Borrowing is comprised solely of Working Capital Loans and/or Term A Loans to be used for working capital purposes, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that each Governmental Action (other than Landing Licenses) set forth on Schedule 3.08 which is required in accordance with such Schedule
              -------------
     (as such Schedule may be amended or supplemented in accordance with Section
                                                                         -------
     3.08) to be obtained on or prior to the date of such Borrowing shall have
     ----
     been duly obtained, except for those Governmental Actions specifically described in such certificate (the "Delinquent Governmental Actions") which
                                         -------------------------------
     have not been obtained by the date of such Borrowing; provided that (i) the
                                                           --------
     failure to obtain any such Delinquent Governmental Action by the date of such Borrowing could not reasonably be expected to have a Material Adverse Effect and (ii) if requested by the Administrative Agent and to the extent applicable (i.e., such matter is within the expertise of counsel), the
                 ----
     Borrower shall deliver an opinion of appropriate regulatory counsel, in form and substance reasonably satisfactory to the Designated Agents, stating that such counsel has no reason to believe that such Delinquent Governmental Actions could not be obtained in due course.

          (c)  Landing Licenses.  Unless such Borrowing is comprised solely of
               ----------------
     Working Capital Loans and/or Term A Loans to be used for working capital purposes, the Administrative Agent shall have received (i) a certificate of a Responsible Officer of the Borrower stating that each Landing License set forth on Schedule 3.08 which is required in accordance with such Schedule
              -------------
     to be obtained on or prior to the date of such Borrowing shall have been duly obtained or, with respect to any required Landing License which has not been so obtained by such date (the "Delinquent Landing Licenses"), such
                                             ---------------------------
     certificate shall set forth the details associated with any such delay and be accompanied by an opinion of the Borrower's regulatory counsel, in form and substance reasonably satisfactory to the Designated Agents, stating that there should be no material impediment to receiving such Delinquent Landing License and that it is reasonable to expect that such Delinquent Landing License will be obtained within three months after the date set forth on Schedule 3.08 for the procurement of such Delinquent Landing
              -------------
     License. Once issued, each Landing License shall be in full force and effect and shall not be subject to any appeal or contest where there is a material risk that such Landing License will be revoked.

          (d)  Additional Collateral.  The Administrative Agent shall have
               ---------------------
     received all Collateral required to be delivered pursuant to this Agreement and the other Loan Documents and not delivered on the Closing Date, together with all documents and instruments, and the completion of all filings and recordings, required in connection therewith.

          (e)  System Contracts.  The Administrative Agent shall have received
               ----------------
     copies of each System Contract (other than Capacity Sales Agreements and Capacity Swap Agreements) entered into after the Closing Date, in each case duly certified as a true and complete copy thereof and as being in full force and effect by a Responsible Officer of the Borrower.

          (f)  Legal Opinions.  The Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, opinions of legal counsel for the Loan Parties relating to all guaranties and Collateral not theretofore opined to as the Administrative shall reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to the Designated Agents.

     SECTION 4.03.  Conditions Precedent to All Credit Extensions.  The
                    ---------------------------------------------
obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial Borrowing), and of the Issuer to issue, renew or extend the maturity or expiration date of any Letter of Credit, shall be subject to the fulfillment of, or waiver by the Majority Lenders of, each of the following conditions precedent:

          (a)  Representations and Warranties.  All representations and
               ------------------------------
     warranties made by the Borrower and each other Loan Party in any Loan Document shall be true and correct in all material respects when made (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

          (b)  No Event of Default or Event of Loss.  No payment Default or
               ------------------------------------
     Event of Default shall have occurred and be continuing on such date, and no Event of Loss shall have occurred and be continuing on such date (i) which Event of Loss could reasonably be expected to have a Material Adverse Effect or (ii) prior to the Commercial Operation Date, with respect to which Event of Loss the cost to repair is in excess of $2,500,000 unless
     (A) the Borrower is able to certify (as confirmed by the Independent Engineer) in its reasonable judgment that the System can be completed by the Guaranteed Completion Date with the Loans, equity and insurance payments available to it or (B) the risk of loss with respect to that portion of the System giving rise to the Event of Loss is borne by the Contractor under the Supply Contract.

          (c)  No Change in Law.  No Change in Law shall have occurred that
               ----------------
     would make any Lender's participation in the transactions contemplated by the Loan Documents illegal (unless the aggregate Commitment or Commitments of such Lender or Lenders comprised less than 5% of the aggregate Commitment of all the Lenders and the Independent Engineer shall have certified to the Designated Agents that sufficient funding is available to pay the portion of the Commitments which may not be funded due to such Change in Law).

          (d)  No Force Majeure.  No event of force majeure shall exist which at
               ----------------
     such time permits any party (other than the Borrower or any Subsidiary) to any Material System Contract to terminate such Material System Contract (other than, except during any Term C Loan Guaranteed Period, the Term C Loan Guaranty Reimbursement Agreement).

          (e)  Construction Progress Certificate.  Unless such Borrowing is
               ---------------------------------
     comprised solely of Working Capital Loans, Term A Loans to be used for working capital purposes and/or Term D Loans to be funded into the Construction Account, the Administrative Agent shall have received a Construction Progress Certificate; provided that if such Construction
                                        --------
     Progress Certificate indicates that the Independent Engineer or ANBL is disputing any invoice under the Supply Contract, the proceeds of the Loans will be placed into the Dispute Account in accordance with the terms of the Supply Contract and the Payment Escrow Agreement.

          (f)  Borrowing Request.  The Administrative Agent shall have received
               -----------------
     a Borrowing Request in accordance with Section 2.03, with appropriate
                                            ------------
     insertions and attachments, executed by a Responsible Officer of the Borrower.

          (g)  Borrowing Certificate.  The Administrative Agent shall have
               ---------------------
     received a

     Borrowing Certificate, dated the date of such Borrowing, with appropriate insertions and attachments, executed by a Responsible Officer of the Borrower.

          (h)  Term A Loans.  If such Borrowing is comprised in whole or in part
               ------------
     of Term A Loans, the TBI Leverage Ratio shall be less than or equal to 5.00:1, as set forth in reasonable detail in a certificate, dated the date of such Borrowing, delivered to the Administrative Agent by the chief financial officer or controller of the Borrower.

          (i)  Term C Loans.  If such Borrowing is comprised in whole or in part
               ------------
     of Term C Loans, (a) the sum of (i) the cumulative Qualified Capacity Revenue as of the date of such Borrowing and (ii) the aggregate amount of Term C Loans guaranteed under the Term C Loan Guaranty, is equal to or greater than all Term C Loans to be outstanding after giving effect to such Borrowing, as set forth in reasonable detail in a certificate, dated the date of such Borrowing, delivered to the Administrative Agent by a Responsible Officer of the Borrower, together with certified true copies of any Qualified Capacity Agreements then in effect, (b) unless the Term C Loan Guarantor otherwise agrees or until all of the Borrower's obligations under the Term C Loan Guaranty are discharged in full, at least 50% of the aggregate Term A Loan Commitment and all of the aggregate Term B Loan Commitment shall have been funded prior to the date of such Borrowing, and
     (c) the Borrower has certified in writing to the Administrative Agent that all Term C Loan Guaranty Fees due and payable as of the date of such Borrowing have been, or contemporaneously with such Borrowing will be, paid in full.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder and under the Loan Documents shall have been paid in full, all Letters of Credit shall have expired or terminated (or shall have been cash collateralized on terms reasonably acceptable to the Administrative Agent and the Issuer) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Syndication Agent, the Arranger, the Issuer and the Lenders as set forth in this Article.

     SECTION 5.01. Financial Statements and Other Information. The Borrower
                   ------------------------------------------
shall deliver to the Administrative Agent, with a copy for each Lender, the following:

          (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such year, accompanied by unaudited consolidating statements for the Borrower and the Subsidiaries for such year setting forth in each case in comparative form the figures for the previous fiscal year, all such consolidated statements reported on by independent public accountants of recognized national standing (without qualification or exception as to the scope of such audit), and all such consolidating statements certified by a Responsible Officer of the Borrower, in each case to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower commencing with the fiscal quarter ending June 30, 1999 (or, with respect to the fiscal quarter ending June 30, 1999, 60 days after the end of such fiscal quarter), its consolidated balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, accompanied by consolidating statements for the Borrower and the Subsidiaries for comparable periods, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the
     ----------    ---
     Borrower certifying to such officer's knowledge whether a Default or Designated Event has occurred and, if a Default or Designated Event has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm, if available from
     ------ ---
     such accounting firm, that reported on such financial statements (which certificate may be limited to accounting matters and may disclaim responsibility for legal interpretations) stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Designated Event (which certificate may be limited to the extent permitted by accounting rules or guidelines);

          (e) if there has been a material Change in Law with respect to or affecting Collateral which could reasonably be expected to adversely affect the Lenders or there have been material additions to, or changes in, or a change in location of, a material portion of, the Collateral, at the reasonable request of the Administrative Agent, an opinion of counsel addressed to the Administrative Agent and the Lenders covering such collateral security in a manner reasonably satisfactory to the Administrative Agent; and

          (f) such other information respecting the conditions or operations, financial or otherwise, of the Borrower or any Subsidiary as the Administrative Agent or any Lender may from time to time reasonably request.

     SECTION 5.02.  Reports.  (a)  The Borrower shall deliver to the
                    -------
Administrative Agent, with a copy for each Lender, within 15 days after the end of each calendar quarter (commencing with the calendar quarter ending on December 31, 1999), a report which sets forth the aggregate sales of Capacity as at the end of such quarter, the amount of Capacity remaining to be sold, any terminations of sales of Capacity during such quarter, the purchase price therefor and the date such payments shall become (or became) due. The Borrower shall have no obligation to provide copies or otherwise disclose the contents of individual Capacity Sales Agreements or Capacity Swap Agreements to any party hereto, except the Borrower shall permit the Administrative Agent to review and retain a copy of Capacity Sales Agreements and Capacity Swap Agreements (but, so long as no Event of Default or Designated Event has occurred and is continuing, not to make further copies thereof), so long as such information is kept subject to the confidentiality obligation contained in Section 10.14 hereof; provided
                                               -------------         --------
(i) such disclosure shall always be deemed to have been clearly marked as confidential and (ii) the exceptions set forth in clauses (d), (e), (f) and (g)
                                                  -----------  ---  ---     ---
of Section 10.14 shall not be applicable to the confidentiality obligation set
   -------------
forth herein so long as no Event of Default or Designated Event shall have occurred or be continuing.

     (b) The Borrower shall deliver to the Administrative Agent, promptly after its receipt, such other reports (excluding ordinary correspondence) regarding the System, the Borrower or the Subsidiaries as the Contractor or the Operator is required to provide to the Borrower under the System Contracts, and shall deliver to the Administrative Agent promptly upon receipt or transmission, copies of all amendments, material waivers, written consents and other modifications (including all material Contract 5ariations) under any Material System Contract, and the Borrower shall use reasonable efforts to give to the Administrative Agent in advance of execution, drafts of amendments to any Material System Contract.

     (c) The Borrower shall deliver to the Administrative Agent, within three Business Days prior to each Principal Payment Date (but effective as of such Principal Payment Date), a certificate of a Responsible Officer of the Borrower setting forth reasonably detailed calculations demonstrating the Borrower's compliance with Section 6.24.
                ------------

     (d) The Borrower shall assist and cooperate with the Independent Engineer in providing the Lenders with such reports as the Lenders through the Administrative Agent shall reasonably request of the Independent Engineer (including a monthly construction progress report).

     (e) Concurrently with the obtaining of any Landing License or a ruling that no Landing License is necessary (or as soon thereafter as is reasonably practicable), the Borrower shall furnish to the Administrative Agent an appropriate and favorable opinion of counsel to the effect that such Landing License is in full force and effect and the only telecommunications license from the applicable Governmental Authority necessary for the landing and operation of the System as described in the applicable application or that no such Landing License is necessary.

     (f) At least one Business Day prior to each Principal Payment Date, the Borrower shall deliver to the Administrative Agent a certificate setting forth the Required Balance with respect to the Debt Reserve Account, the Parent Interest Reserve Account and the Operating Reserve Account as of such date.

     SECTION 5.03. Payment of Obligations.  The Borrower shall, and shall cause
                   ----------------------
each of the Subsidiaries to, pay at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is subject to a Contest.

     SECTION 5.04. Conduct of Business; System Completion.  The Borrower and the
                   --------------------------------------
Subsidiaries shall engage solely in Permitted Activities. The Borrower shall diligently enforce all of its rights under the Supply Contract and the Supply Contract Guaranty and shall cooperate with, and take all reasonable action that it can to assist, the Contractor to complete the System in accordance with the terms of the Supply Contract.

     SECTION 5.05. Existence.  The Borrower shall, and shall cause each of the
                   ---------
Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges and franchises material, necessary or desirable in the normal conduct of its business except those as to which the failure to maintain such rights, privileges and franchises could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall
                                               --------
not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
      ------------

     SECTION 5.06. Compliance with Laws.  The Borrower shall, and shall cause
                   --------------------
each of the Subsidiaries to, comply in all material respects with all Requirements of Law applicable to it or its property, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.07. Performance of Agreements.  The Borrower shall, and shall
                   -------------------------
cause each of the Subsidiaries to, observe in all material respects the covenants and agreements of the Borrower and the Subsidiaries contained in the Material System Contracts.

     SECTION 5.08. Taxes and Claims.  (a)  The Borrower shall, and shall cause
                   ----------------
each of the Subsidiaries to, pay and discharge all Taxes lawfully imposed on it or on its income or profits, or on any of its property prior to the date on which penalties attach thereto unless such Tax is subject to a Contest.

     (b) The Borrower shall use reasonable best efforts to maintain and keep in full force and effect all clearance rulings, decrees or similar items necessary to continue the Borrower's, ANBL's, GCL's and each other Bermuda Subsidiary's (other than TBI) exemption from the impositions of any Tax or similar charge (other than Taxes and other charges set forth on Schedule 3.13) under the laws
                                                 -------------
of Bermuda on the Borrower, such other entities and their respective assets and revenues.

     SECTION 5.09.  Notices.  The Borrower shall, promptly after a Responsible
                    -------
Officer of the Borrower has knowledge thereof, give written notice to the Administrative Agent of (a) the occurrence of a Default or Event of Default, (b) any payment default under any Contractual Obligation of the Borrower or any Subsidiary or any other such default that could reasonably be expected to have a Material Adverse Effect, (c) any litigation or similar proceeding affecting the Borrower, any of the Subsidiaries or the System concerning any Governmental Action or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (d) the occurrence of any ERISA Event that alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability in an aggregate amount in excess of $1,000,000,
(e) the execution of any Additional Contract (together with a copy thereof), (f) any material event constituting force majeure under the Supply Contract or any
                                ----- -------
other material delay in the construction of the System, (g) any loss or damage to the Collateral in excess of $250,000 (whether or not insured), (h) the cancellation or revocation of any material Governmental Action or insurance maintained by the Borrower, (i) any Lien (other than Permitted Encumbrances) against any collateral security or the System, (j) no less than five Business Days prior thereto, any Transfers set forth in Section 6.04(e) and on a semi-
                                               ---------------
annual basis, all Transfers set forth in clauses (c) and (g) of Section 6.04,
                                         -----------     ---    ------------
and (k) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.10.  Insurance.  The Borrower shall at all times carry and
                    ---------
maintain or cause to be carried and maintained insurance in accordance with the provisions set forth on Schedule 5.10. All such insurance shall comply with the
                        -------------
other provisions set forth on Schedule 5.10.
                              -------------

     SECTION 5.11.  Fiscal Year.  The fiscal year of the Borrower and the
                    -----------
Subsidiaries shall be the twelve-month period ending on December 31 of each year.

     SECTION 5.12.  Use of Proceeds.  The Borrower shall apply the proceeds of
                    ---------------
Credit Extensions

          (a) with respect to the Term Loans, to make intercompany advances and/or equity contributions to certain Subsidiaries (evidenced, in the case of intercompany advances, by intercompany promissory notes pledged to the Secured Parties) to finance the construction and installation of the System and to make intercompany advances and/or equity contributions to GCL (evidenced, in the case of intercompany advances, by intercompany promissory notes pledged to the Secured Parties), and to pay fees and expenses directly related thereto, in each case in accordance with the Capital Budget;

          (b) with respect to the Term A Loans, (i) for working capital purposes of the Borrower and the Subsidiaries and, in accordance with the Capital Budget, for capital expenditures of TBI and GCL, and (ii) after the Commercial Operation Date, for certain purposes as set forth in clause (c)
                                                                     ----------
     of the definition of "Availability Period";

          (c) with respect to the Working Capital Loans, to pay fees and expenses related to the System, for working capital purposes of the Borrower and the Subsidiaries and, in accordance with the Capital Budget, for capital expenditures of TBI and GCL.

          (d) With respect to all Loans, (i) prior to the Commercial Operation Date, to pay interest on the Loans, Term C Loan Guaranty Fees and, so long as no Blockage Event has occurred and is continuing, to make intercompany advances to Parent (evidenced by intercompany promissory notes pledged to the Secured Parties) to pay interest on the Parent Senior Notes and any Parent Additional Notes, and (ii) to pay Backhaul Service Costs in an aggregate amount not exceed $25,000,000 (provided that the remaining Term
                                              --------
     Loan Commitments, together with other funds available to the Borrower would, in the reasonable judgment of the Administrative Agent, be sufficient to pay the remaining amounts owing under the Supply Contract and the other costs necessary to complete the System).

          (e) With respect to Letters of Credit, for general corporate purposes of the Borrower and the Subsidiaries.

     SECTION 5.13.  Environmental Matters.  The Borrower shall, and shall cause
                    ---------------------
each of the Subsidiaries to, comply in all material respects with any and all applicable Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.14.  Operating Budgets; Operating Plans.  (a) Within 30 days of
                    ----------------------------------
the date that the Primary Ring becomes operational, and after prior review by, and the approval of, the Administrative Agent and the Independent Engineer (which approval shall not be unreasonably withheld), the Borrower will adopt (i) an operating budget detailing anticipated costs in connection with operating the System (an "Operating Budget") for the initial Operating Year and (ii) an
            ----------------
operating plan updating the Projections (the "Operating Plan") for the period
                                              --------------
from the first day of the initial Operating Year through the Maturity Date which shall set forth the anticipated costs and revenues, by Operating Year, in connection with operating the System during such period.

     (b) Within 60 days of the commencement of each subsequent Operating Year, and after prior review by and discussion with the Designated Agents and the Independent Engineer, the Borrower will adopt an Operating Budget for such Operating Year; provided that (i) any Operating Budget that provides for total
                --------
costs in excess of 105% of the total costs set forth in the Operating Plan for such Operating Year shall not be adopted without the prior written consent of the Designated Agents and (ii) any Operating Budget which provides for total operating costs in excess of the operating costs set forth in the Operating Plan for such Operating Year, and such excess, when added to the Cumulative Overruns for all Operating Years, would exceed an amount equal to 15% of the Benchmark Costs for all prior Operating Years to date (including the current Operating Year), shall not be adopted without the prior written consent of the Majority Lenders. For purposes hereof, "Benchmark Costs" shall be the total operating costs for each Operating
         ---------------
Year set forth in the Operating Plan, and "Cumulative Overruns" shall be, at any
                                           -------------------
time of determination, an amount equal to the difference between (a) the sum of the actual operating costs for each complete Operating Year ended and (b) the sum of Benchmark Costs for each such complete Operating Year ended; Cumulative Overruns may be a negative number.

     (c) The Borrower shall, simultaneously with the delivery of each Operating Budget (other than the initial Operating Budget), deliver to the Administrative Agent (for informational purposes only), an update of the Operating Plan.

     (d) The Borrower shall deliver copies of the Operating Budgets for each such Operating Year promptly to the Administrative Agent.

     (e) The Borrower shall, promptly following its decision, if any, not to exercise the Rio Ring Option, deliver to the Administrative Agent, a revised Operating Budget, Operating Plan and set of the Projections, in each case reasonably satisfactory to the Designated Agents.

     SECTION 5.15.  Governmental Actions.  The Borrower shall (a) promptly make,
                    --------------------
or cause to make, all filings for all Governmental Actions required in connection with the construction, installation or operation of the System as soon as reasonably possible and in accordance with the Plan of Work (and, in any event, in time to comply with the dates for procurement of Governmental Actions set forth on Schedule 3.08), (b) assist the Contractor where necessary or
             -------------
appropriate in all follow-up necessary to obtain on a timely basis all such Governmental Actions and (c) from and after the date that any Segment or the System is Ready for Commercial Acceptance or Ready for Provisional Acceptance, maintain (or cause the Operator under the System Contracts to maintain) in full force and effect all material Governmental Actions as are at the time necessary in order to operate and maintain such Segment or the System, as applicable, except where the failure to file or maintain such Governmental Actions could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.16.  Cooperation with Independent Engineer.  The Borrower shall,
                    -------------------------------------
and shall cause each Subsidiary to, keep the Independent Engineer fully informed on a timely basis with respect to the design of, and other material matters relating to, the System, and shall meet (and, to the extent within its control, cause the Contractor to meet) the Independent Engineer at reasonable times and upon reasonable notice to discuss any and all of the foregoing.

     SECTION 5.17.  Spare Parts.  The Borrower shall, on and after the
                    -----------
Commercial Operation Date, maintain, or cause the Operator to maintain, spare parts with respect to the System as are customary for the submarine fiber-optic cable industry.

     SECTION 5.18.  Interest Rate Protection.  The Borrower shall enter into
                    ------------------------
Rate Protection Agreements by or within 90 days after the Borrowing of at least $25,000,000 of Term Loans hereunder, and thereafter within 90 days after Borrowings of increments of at least $25,000,000 in the aggregate in excess thereof, with respect to 50% of the outstanding principal amount of the Term Loans for a period of not less than three years (or such other period or amount as shall be reasonably satisfactory to the Borrower and the Administrative Agent), in each case pursuant to documents reasonably satisfactory to the Borrower and the Administrative Agent, in order to hedge the Borrower's interest rate exposure on the Loans from and after such date.

     SECTION 5.19.  Revenue Account.  The Borrower shall, and shall cause the
                    ---------------
Subsidiaries to, deposit all of their respective Revenue (other than those being applied to the immediate prepayment of the Loans) directly into the Revenue Account or the applicable Subsidiary Account as required by Article VIII.
                                                            ------------

     SECTION 5.20.  Maintenance of Process Agent.  The Borrower shall, and shall
                    ----------------------------
cause each of the Subsidiaries that does not maintain an office in New York to, maintain in New York, New York a Person acting as agent to receive on its behalf service of process.

     SECTION 5.21.  System Operation and Maintenance.  The Borrower shall, and
                    --------------------------------
shall cause the Subsidiaries to, from and after any Segment or the System is Ready for Commercial Acceptance or Ready for Provisional Acceptance, cause such Segment or the System, as the case may be, to be operated and maintained in an efficient, reasonable and business-like manner in accordance with the terms of the System Contracts.

     SECTION 5.22.  Event of Loss.  If an Event of Loss shall occur and no Event
                    -------------
of Default shall have occurred and be continuing and (a) in the Independent Engineer's reasonable opinion it is feasible to restore, rebuild or replace the affected portion of the System within one year, (b) in the Designated Agents' reasonable opinion (upon consultation with the Independent Engineer) there are or will be sufficient funds available to the Borrower (including from proceeds of insurance) to restore, rebuild or replace the affected portion of the System so that the System will be able to operate on a commercially feasible basis (and in any event on a basis sufficient to pay the Loans and all other Obligations owing to the Lenders prior to the Maturity Date), and (c) in the Independent Engineer's reasonable opinion, it is reasonably likely that the Borrower and the Subsidiaries will have as and when needed all rights of way and permits necessary to restore, rebuild or replace the affected portion of the System, then the Borrower, at its sole cost and expense, shall restore, rebuild or replace the affected portion of the System.

     SECTION 5.23.  Books and Records; Inspection Rights.  The Borrower shall,
                    ------------------------------------
and shall cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of the Subsidiaries to, permit any representative of the Lenders designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make copies from its books and records (other than examining and making copies with respect to Capacity Sales Agreements and

Capacity Swap Agreements, except to the extent set forth in Section 5.02(a)),
                                                            ---------------
and to discuss its affairs, finances and condition with its officers and (at the Borrower's expense during the continuance of a Default) its independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.24.  Export Control.  The Borrower shall, and shall cause each of
                    --------------
the Subsidiaries to, comply in all material respects with all U.S. export laws and regulations.

     SECTION 5.25.  Foreign Corrupt Practices Act.  The Borrower shall, and
                    -----------------------------
shall cause each of the Subsidiaries to, comply in all material respects with the Foreign Corrupt Practices Act of the United States, if applicable.

     SECTION 5.26.  Further Assurances.  The Borrower shall cause to be promptly
                    ------------------
and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Administrative Agent from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement and the other Loan Documents, including with respect to the maintenance of perfection of all Collateral that is perfectible and the proper grant and perfection of Liens on perfectible assets hereafter acquired by the Borrower or any of the Subsidiaries.

     SECTION 5.27.  Intellectual Property.  (a)  The Borrower shall not, and
                    ---------------------
shall not permit any of the Subsidiaries to, do any act, or omit to do any act, whereby any of the Borrower's or any Subsidiary's intellectual property may lapse or become abandoned or dedicated to the public or unenforceable, unless such lapse, abandonment, dedication or unenforceability could not reasonably be expected to have a Material Adverse Effect.

     (b) In no event shall the Borrower or any Subsidiary, or any of their respective agents, employees, designees or licensees, file an application for the registration of any intellectual property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent.

     (c) The Borrower shall take, and shall cause the Subsidiaries to take, all reasonably necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, and any foreign counterpart of either, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material item of intellectual property, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference proceedings and the payment of appropriate fees, except where the failure to so maintain, obtain or pursue could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.28.  Future Subsidiaries.  Without limiting the effect of any
                    -------------------
restriction contained herein upon any Person becoming, after the Closing Date, either a direct or indirect Subsidiary of the Borrower, or upon the Borrower acquiring additional Equity Interests of any new or existing Subsidiary, if any Person shall become a Subsidiary after the Closing Date,

          (a) The Borrower shall cause such Person to become a party to (i) the Subsidiary Guaranty or a guaranty in substantially the form of the Subsidiary Guaranty, and (ii) the Subsidiary Pledge and Security Agreement or a pledge or security agreement in substantially the form of the Subsidiary Pledge and Security Agreement, in either case, with such modifications as the Administrative Agent may reasonably request or consent to, in a manner reasonably satisfactory to the Administrative Agent;

          (b) the Borrower shall pledge or cause to be pledged to the Secured Parties all of the outstanding Equity Interests of such Subsidiary, along with undated share transfer forms (or similar instruments) for such Equity Interests, executed in blank (or, if any such Equity Interests are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been perfected by the Administrative Agent in accordance with Article 8 of the UCC or any similar law which may be applicable), together with all intercompany promissory notes, duly endorsed in blank;

          (c) the Administrative Agent shall have received from each such Subsidiary (other than any newly formed Subsidiary), if applicable, certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a direct or indirect Subsidiary, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements
     (i) filed pursuant to the terms hereof in favor of the Administrative Agent (for the benefit of the Secured Parties), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, (ii) being terminated pursuant to termination statements that are to be delivered on or prior to the date such Person becomes a Subsidiary or (iii) in respect of protective filings or Liens permitted under Section 6.02) shall cover any of the Collateral); and
           ------------

          (d) the Administrative Agent shall have received from each such Subsidiary executed copies of UCC financing statements (or equivalent instruments) naming each such Subsidiary as the debtor and the Administrative Agent as the secured party, suitable for filing under the UCC (or the foreign equivalent, if any) of all jurisdictions as may be necessary (or possible) or, in the reasonable opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Secured Parties pursuant to the security agreement entered into by such Subsidiary in such types of collateral as were perfected with respect to other Subsidiaries as of the Closing Date, together, in each case, with such opinions of legal counsel for the Borrower relating thereto as the Administrative Agent shall reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5.29.  Post-Closing Collateral; Mortgages.  The Borrower shall,
                    ----------------------------------
within the 90 days after the Closing Date (or such longer period as is necessary with the consent of the Administrative Agent),

          (a) with respect to each Subsidiary organized outside of Bermuda or the United States of America, (i) cause each such Subsidiary to execute (A) a Foreign Subsidiary Pledge Supplement, if required under applicable local law, in form and substance reasonably satisfactory to the Administrative Agent, and (B) the Subsidiary Guaranty (unless the Borrower, in the exercise of its reasonable commercial efforts, shall have caused the Subsidiary Guaranty to have been duly executed and delivered by the Closing
     Date), (ii) cause each such Subsidiary to make all filings and obtain all notarizations reasonably required in connection therewith to give the Secured Parties a perfected security interest in the same type of property that was perfected as of the Closing Date under the Subsidiary Pledge and Security Agreement, (iii) subject all ownership interests in each such Subsidiary to the Borrower Pledge and Security Agreement and (iv) deliver to the Administrative Agent customary favorable legal opinions with respect to the above;

          (b) with respect to real property owned by the Borrower and the Subsidiaries as of the Closing Date, or within 90 days after the acquisition by the Borrower or any Subsidiary of real property not owned as of the Closing Date, (i) execute, or cause such Subsidiary to execute, a Mortgage, or its reasonable equivalent under applicable local law, in favor of the Secured Parties and in form and substance reasonably satisfactory to the Administrative Agent providing the Secured Parties with a first Lien thereon, subject only to customary Liens which in any event do not materially adversely effect (a) the Borrower's or such Subsidiary's use, operation or enjoyment of such property for its intended purpose or (b) the Secured Parties' rights or remedies under the Mortgage and (ii) cause to be provided to the Administrative Agent, to the extent commercially feasible, mortgagee's title insurance (or its reasonable equivalent) in amounts and in form reasonably satisfactory to the Administrative Agent.

     SECTION 5.30.  TBI.  The Borrower shall use all reasonable efforts to
                    ---
promptly obtain all regulatory approvals so that TBI can own 100% of the Equity Interests in TeleBermuda International LLC and, upon receiving such approval, will cause TBI to exercise its option to own such Equity Interests and pledge such Equity Interests to the Secured Parties pursuant to the Subsidiary Pledge and Security Agreement.

     SECTION 5.31.  Achievement of Commercial Operation Date.  The Borrower
                    ----------------------------------------
shall, and shall cause the Subsidiaries to, use all reasonable commercial efforts to cause the Commercial Operation Date to occur by the Guaranteed Completion Date.

                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder and under the Loan Documents have been paid in full, all Letters of Credit have expired or terminated (or shall have been cash collateralized on terms reasonably acceptable to the Administrative Agent and the Issuer) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Syndication Agent, the Arranger, the Issuer and the Lenders as set forth in this Article.

     SECTION 6.01.  Indebtedness.  The Borrower shall not, and shall not permit
                    ------------
any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness incurred under the Loan Documents;

          (b)  Permitted Subordinated Debt;

          (c)  Capital Lease Obligations permitted by Section 6.11;
                                                      ------------

          (d) trade or other similar Indebtedness incurred in the ordinary course of business and payable within 60 days;

          (e) Indebtedness under, or constituting net exposure under, interest Hedging Agreements entered into in accordance with Section 5.18 or other
                                                        ------------
     Hedging Agreements otherwise permitted by the Administrative Agent;

          (f) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or another Subsidiary; provided that, (i) with
                                                       --------
     respect to any Indebtedness of any Subsidiary to the Borrower, such Indebtedness shall be evidenced by a promissory note pledged to the Secured Parties by the Borrower on terms reasonably satisfactory to the Administrative Agent, and (ii) with respect to any Indebtedness of the Borrower to a Subsidiary, repayment of such Indebtedness shall be subordinated to the repayment of the Credit Extensions and all other Obligations under this Agreement and the other Loan Documents in a manner reasonably satisfactory to the Administrative Agent;

          (g) Guarantees by the Borrower of Indebtedness of any Subsidiary otherwise permitted hereunder, and by any Subsidiary of Indebtedness of the Borrower otherwise permitted hereunder (other than under clause (i) below)
                                                              ----------
     or any other Subsidiary otherwise permitted hereunder;

          (h) reimbursement obligations of the Borrower incurred under the Term C Loan

     Guaranty Reimbursement Agreement;

          (i)  Indebtedness incurred under the System Contracts; and

          (j) other unsecured Indebtedness of the Borrower and the Subsidiaries in an aggregate principal amount not to exceed $2,500,000 at any one time;

provided that no Indebtedness otherwise permitted by clauses (b), (c) or (j)
--------                                             -----------  ---    ---
shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

     SECTION 6.02.  Liens.  The Borrower shall not, and shall not permit any
                    -----
Subsidiary to, create, incur, assume or permit to exist any Lien on the Collateral or on the System or any of its other assets, except Permitted Encumbrances.

     SECTION 6.03.  Fundamental Changes.  The Borrower shall not, and shall not
                    -------------------
permit any Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate or dissolve, except that (a) any Subsidiary may merge into or amalgamate or consolidate with the Borrower in a transaction in which the Borrower is the surviving Person, (b) any Subsidiary may merge into or amalgamate or consolidate with another Subsidiary (other than any Subsidiary which for any reason has not executed and delivered the Subsidiary Guaranty) in a transaction in which the surviving or continuing entity is a wholly-owned Subsidiary and (c) any Subsidiary may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and such liquidation or dissolution is not disadvantageous in any material respect to the Lenders.

     SECTION 6.04.  Sale of Assets.  The Borrower shall not, and shall not
                    --------------
permit any Subsidiary to, sell, lease, convey, assign, transfer or otherwise dispose of (each, a "Transfer") all or any portion of its assets except (a)
                     --------
Transfers of Capacity or other capacity in accordance with Section 6.23, (b)
                                                           ------------
Transfers of assets by any Subsidiary to the Borrower, (c) Transfers of assets in the ordinary course of business not required for the efficient operation of the System for fair value with a book value not exceeding for all such Transfers under this clause (c) $10,000,000 in the aggregate over the term of this
           ----------
Agreement, (d) Transfers of assets to Subsidiaries which have executed and delivered the Subsidiary Guaranty and where the Equity Interests of such Subsidiary is subject to a Lien in favor of the Administrative Agent (for the benefit of the Secured Parties), but only to the extent necessary to facilitate the obtaining of Landing Licenses or the minimization of material Taxes or constituting an investment permitted by Section 6.05, (e) Transfers of obsolete
                                        ------------
equipment in connection with any Permitted System Upgrades and (f) Transfers of obsolete, worn out or defective equipment and other assets for fair value in cash; provided that the proceeds or the Net Cash Proceeds of a Transfer (i)
      --------
under clauses (c), (e) and (f) shall be applied to the prepayment of the Loans
      -----------  ---     ---
and cash collateralization of LC Exposure if required in accordance with Section
                                                                         -------
2.11 and (ii) under clause (a) shall be deposited into the Revenue Account for
----                ----------
application in accordance with Article VIII.
                               ------------

     SECTION 6.05.  Investments, Loans, Advances, Guarantees and Acquisitions.
                    ---------------------------------------------------------
(a) The Borrower shall not, and shall not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any amalgamation or merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or become a general or limited partner in any partnership or a joint venturer in any joint venture or enter into any profit sharing or royalty agreement or similar arrangement whereby the Borrower's or any of the Subsidiaries' income or profits are, or might be, shared with any Person, except:

          (i)   Permitted Investments;

          (ii)  investments by the Borrower in a Subsidiary; provided that (A)
                                                             --------
     such Subsidiary has executed and delivered the Subsidiary Guaranty and the Equity Interests of such Subsidiary is subject to a first priority Lien in favor of the Administrative Agent (for the benefit of the Secured Parties) and (B) such investment is necessary to capitalize such Subsidiary in accordance with applicable law, to facilitate the obtaining of Landing Licenses or the minimization of material Taxes or to enable such Subsidiary to acquire assets to be used to operate the System or otherwise fulfill obligations incurred in connection with the System and reflected in the Capital Budget or the Operating Budget;

          (iii) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided
                                                                     --------
     that (A) each such Subsidiary has executed and delivered the Subsidiary Guaranty and the Equity Interests of such Subsidiary is subject to a first priority Lien in favor of the Administrative Agent (for the benefit of the Secured Parties) and (B) such loans or advances are necessary to facilitate the obtaining of Landing Licenses or the minimization of material Taxes or to enable such Subsidiary to acquire assets to be used to operate the System or otherwise fulfill obligations incurred in connection with the System and reflected in the Capital Budget or the Operating Budget; provided that the requirements contained in the proviso to Section 6.01(f)
     --------                                                   ---------------
     are satisfied;

          (iv)  Guarantees constituting Indebtedness permitted by Section 6.01;
                                                                  ------------

          (v) the purchase or acquisition of Equity Interests of a Subsidiary in accordance with Sections 5.28 and 6.19(c) or Section 6.18; and
                        -------------     -------    ------------

          (vi) the loan existing on the Closing Date made by the Borrower to TeleBermuda International LLC in the principal amount of $25,000,000 (provided that such loan is evidenced by a promissory note pledged to the
     ---------
     Secured Parties);

provided that no investments, loans, advances or Guarantees otherwise permitted
--------
by clauses (ii), (iii), (iv) or (v) shall be assumed or otherwise made if a
   ------------  -----  ----    ---
Default has occurred and is then continuing or would result therefrom.

     SECTION 6.06.  Restricted Payments.  The Borrower shall not, and shall not
                    -------------------
permit any of the Subsidiaries to, declare or make any Restricted Payment or any payment in connection with any tax sharing arrangement except for (a) Restricted Payments by the Subsidiaries to the Borrower and other Subsidiaries, (b) distributions by the Borrower or any Subsidiary in respect of its Equity Interests which are payable solely in additional Equity Interests of the Borrower or such Subsidiary, but only to the extent such additional Equity Interests is subject to a first priority Lien in favor of the Administrative Agent (for the benefit of the Secured Parties), (c) so long as no Blockage Event has occurred and is continuing, intercompany advances by the Borrower to Parent pursuant to intercompany promissory notes pledged to the Secured Parties for payment of interest on the Parent Senior Notes and any Parent Additional Notes and Parent Expenses in accordance with Sections 8.08(a) and 8.08(d), (d) so long
                                       ----------------     -------
as no Blockage Event has occurred and is continuing, distributions by the Borrower in respect of its Equity Interests from funds available to the Borrower in accordance with Section 8.08(a), (e) so long as no Blockage Event has
                   ---------------
occurred and is continuing, distributions by the Borrower in respect of its Equity Interests from proceeds made available to the Borrower from the Special Payment Account in accordance with Section 8.09 and (f) payments in connection
                                   ------------
with tax sharing arrangements among the Borrower and the Subsidiaries.

     SECTION 6.07.  Amendment of System Contracts, etc.  (a) The Borrower shall
                    ----------------------------------
not, and shall not permit the Subsidiaries to, enter into, amend, supplement or otherwise modify, or grant any material waivers or material consents under, or agree to any material contract variation or material discretionary or other material change that requires the consent or agreement of the Borrower under, any System Contract without the written consent of the Majority Lenders (such consent not to be unreasonably withheld) other than (i) Contract Variations in accordance with Section 6.08, (ii) administerial, clarifying, correcting or
                ------------
other immaterial amendments to any such System Contract which could not reasonably be expected to have a Material Impact (it being understood that an increased cost permitted pursuant to Section 5.14 shall not be deemed to
                                     ------------
constitute a "Material Impact" under clause (a) thereof solely by reason of such
                                     ----------
increased cost), (iii) other amendments, supplements or modifications not involving the Supply Contract that do not involve increased costs to the Borrower or any Subsidiary other than as permitted pursuant to Section 5.14 and
                                                               ------------
which, in any event, could not reasonably be expected to have a Material Impact,
(iv) amendments, supplements or other modifications required to implement the provisions of Section 6.09 or 6.10 and (v) amendments, supplements or other
              ------------    ----
modifications or waivers, consents, contract variations or other changes to Capacity Sales Agreements and Capacity Swap Agreements so long as any such amendments are on commercially reasonable terms and comply with the proviso to
Section 6.23; provided that no amendments, supplements or other modifications or
------------  --------
waivers, consents, contract variations or other changes to any Intercompany Agreement shall be made without the prior written consent of the Administrative Agent.

     (b) The Borrower shall not, and shall not permit the Subsidiaries to, terminate or permit the termination of any (i) Material System Contract other than in accordance with its terms, (ii) Capacity Sales Agreement or Capacity Swap Agreement unless (A) such actions are commercially reasonable and (B) the provisions of Section 6.23 and Section 6.24 are complied with at such time,
              ------------     ------------
(iii) the Term C Loan Guaranty Reimbursement Agreement (other during any Term C Loan Guaranteed Period) or (iv) any other System Contract unless such other System Contract is, at the reasonable request of the Designated Agents (upon such consultation with the Independent Engineer as the Designated Agents shall require), replaced with a new contract reasonably acceptable to the Designated Agents.

     (c) The Borrower and the Subsidiaries shall be permitted to replace certain System Contracts in accordance with the terms of Article VII.
                                                         -----------

     SECTION 6.08.  Supply Contract.  (a)  The Borrower shall not, and shall not
                    ---------------
permit the Subsidiaries to, without the prior written consent of the Required Lenders (or, with respect to any Contract Variation that will not increase the costs under the Supply Contract by more than $500,000 for any individual Contract Variation and up to $2,000,000 in the aggregate for all Contract Variations taken together, the Designated Agents), such consent in each case not to be unreasonably withheld, enter into any Contract Variation, or grant any waiver or consent under, the Supply Contract other than (i) Contract Variations, waivers or consents made on an emergency basis to the extent there are funds available for the payment thereof in the Capital Budget or the Construction Contingency Reserve Account so long as such Contract Variation, waiver or consent could not reasonably be expected to have a Material Adverse Effect, (ii) Contract Variations, waivers or consents required to implement the provisions of
Section 6.09 and (iii) Contract Variations, waivers or consents required to
------------
implement the provisions of Section 6.10.
                            ------------

     (b) The Borrower shall not, and shall not permit the Subsidiaries to, (i) without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld), (A) reduce the amount or change the date or basis for payment of liquidated damages under Article 22 of the Supply Contract, (B) reduce the duration of any warranty period under the Supply Contract, (ii) without the prior written consent of the Designated Agents (based upon consultation with the Independent Engineer and such consent not to be unreasonably withheld), (A) reduce the scope of any warranty under the Supply Contract, (B) reduce the scope or availability of intellectual property under
Article 18 of the Supply Contract and (C) materially change the terms of payment as set forth in Article 5 of the Supply Contract.

     (c) The Borrower shall not, and shall not permit the Subsidiaries to, (i) without the prior written consent of the Designated Agents (based upon consultation with the Independent Engineer and such consent not to be unreasonably withheld), agree to (A) new acceptance testing as contemplated under the definition of "Acceptance Testing" in the Supply Contract, (B) new performance requirements as contemplated under the definition of "System Performance Requirements" and any term or appendix or exhibit underlying the substance of such definition or (C) any equitable adjustment to the Initial Contract Price under Article 6C of the Supply

Contract unless such adjustment is in accordance with this Section, and (ii) without the prior written consent of the Required Lenders, (A) grant or otherwise consent to any extension of time under the last sentence of Article 6D of the Supply Contract or (B) agree to any arrangement to extend the Scheduled RFS Date under Article 6D of the Supply Contract.

     SECTION 6.09.  Addition to Configuration.  The Borrower shall not, and
                    -------------------------
shall not permit the Subsidiaries to, without the prior written consent of the Majority Lenders (such consent to not be unreasonably withheld), add any additional Landing Country or select, or agree to the selection of, any alternative Landing Country to the contemplated configuration of the System unless (a) in the case of adding an additional Landing Country, all costs related to such addition are funded with equity funds made available to the Borrower or Permitted Subordinated Debt or funds made available to the Borrower for its sole benefit, in accordance with Sections 8.08(a) or is otherwise borne
                                         ----------------
exclusively by parties other than (and without recourse to) the Borrower and the Subsidiaries, which in each case has been fully funded or has been committed to on terms reasonably satisfactory to the Designated Agents, (b) such addition could not reasonably be expected to have a Material Adverse Effect, (c) no material liabilities of or costs to the Borrower or any of the Subsidiaries shall be created which are not provided for from sources described in clause (a)
                                                                      ----------
above and (d) in the case of the selection of an alternative Landing Country, the Independent Engineer has concurred that the conditions in the Supply Contract underlying such selection have been met.

     SECTION 6.10.  Permitted System Upgrades.  The Borrower shall not, and
                    -------------------------
shall not permit the Subsidiaries to, request that the Contractor perform any Permitted System Upgrade unless the costs thereof are (a) funded with proceeds from the Upgrade Reserve Account in accordance with Section 8.09(d), the
                                                    ---------------
Borrower's portion of Excess Cash Flow or other funds made available to the Borrower, for its sole benefit, in accordance with Sections 8.08(a) or (b)
                                                   ----------------
funded with equity funds made from common stock of the Borrower or preferred stock with provisions substantially similar to Permitted Subordinated Debt made available to the Borrower or Permitted Subordinated Debt of the Borrower or is otherwise borne by parties other than (and without recourse to) the Borrower and the Subsidiaries, which in each case has been fully funded or has been committed to on terms reasonably satisfactory to the Designated Agents.

     SECTION 6.11.  Leases.  The Borrower shall not, and shall not permit the
                    ------
Subsidiaries to, enter into any lease as a lessee thereunder except for (a) leases of personal property in the ordinary course of business, (b) leases of real property in the ordinary course of business, (c) Capital Lease Obligations in an amount not to exceed $250,000 in any fiscal year of the Borrower and (d) leases of Backhaul Capacity otherwise permitted hereunder.

     SECTION 6.12.  Change of Office.  The Borrower shall not, and shall not
                    ----------------
permit the Subsidiaries to, change the location of its principal place of business unless the Borrower shall have given the Administrative Agent at least 30 days' prior written notice thereof and all action reasonably necessary or advisable in the Administrative Agent's opinion to protect and perfect the Liens and security interests in the Collateral shall have been taken.

     SECTION 6.13.  Change of Name.  The Borrower shall not, and shall not
                    --------------
permit the Subsidiaries to, change its name unless the Borrower shall have given the Administrative Agent at least 30 days' prior written notice thereof and all action reasonably necessary or advisable in the Administrative Agent's opinion to protect and perfect the Liens and security interests in the Collateral shall have been taken.

     SECTION 6.14.  Transactions with Affiliates.  The Borrower shall not, and
                    ----------------------------
shall not permit the Subsidiaries to, enter into any agreement with any Affiliate of the Borrower except (a) as required by the Loan Documents or the System Contracts, (b) transactions in the ordinary course of business which are on fair and reasonable terms not less favorable than the Borrower or any Subsidiary could obtain in an arm's-length transaction with a Person which is not an Affiliate, (c) any agreement between the Borrower and any Subsidiary that is directly or indirectly wholly-owned by the Borrower or between Subsidiaries that are directly or indirectly wholly-owned by the Borrower and (d) any transaction between the Borrower and Parent expressly permitted by a Loan Document.

     SECTION 6.15.  Sale and Leaseback.  The Borrower shall not, and shall not
                    ------------------
permit the Subsidiaries to, enter into any arrangement with any Person providing for the leasing of real or personal property which has been or is to be sold by it to such Person.

     SECTION 6.16.  Approval of Additional Contracts.  The Borrower shall not,
                    --------------------------------
and shall not permit the Subsidiaries to, without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld), enter into any Additional Contract other than (a) Capacity Sales Agreements, Capacity Swap Agreements or other agreements or arrangements for the disposition of Capacity entered into in accordance with Section 6.23, (b) pipeline and cable crossing
                                ------------
agreements and other similar agreements entered into in the ordinary course of business to facilitate the construction and installation of the System by the Contractor, (c) Interconnect Agreements entered into in the ordinary course of business, (d) other contracts in the ordinary course of business to the extent amounts payable thereunder by the Borrower or any Subsidiary, if any, are provided for in the Capital Budget or the Operating Budget, (e) other contracts entered into in the ordinary course of business that could not reasonably be expected to have a Material Adverse Effect and (f) with the prior written consent of the Administrative Agent, if such Additional Contract relates to the System and is being entered into as a quid pro quo for the purchase of Capacity
                                      ---- --- ---
by the counterparty thereto and the entering into or performance of such Additional Contract could not reasonably be expected to have a Material Impact. The Borrower shall be permitted to replace System Contracts as set forth in
Section 6.07 and Article VII.  At the time any such Additional Contract is
------------     -----------
entered into (other than Capacity Sales Agreements, Capacity Swap Agreements and agreements entered into pursuant to clause (b)), the Borrower and the Designated
                                    ----------
Agents (upon consultation with the Independent Engineer, if necessary) shall designate such Additional Contract as either an "Additional Material Contract" or an "Additional Non-Material Contract".

     SECTION 6.17.  Capital Expenditures.  The Borrower shall not, and shall
                    --------------------
not permit the Subsidiaries to, make any expenditure in respect of the purchase of capital assets, except for expenditures which could not reasonably be expected to adversely affect the System and which are (a) covered by the Capital Budget or the then current Operating Budget, (b) are funded solely from sources described in Section
                                                                  -------
6.09(a), or (c) approved by the Majority Lenders in writing (after consultation
-------
with the Independent Engineer).

     SECTION 6.18.  Limitations on Transfer and Issuance of Interests.  The
                    -------------------------------------------------
Borrower shall not, and shall not permit the Subsidiaries to, (a) permit the transfer of any ownership interest in Subsidiaries, except in accordance with
Section 6.03, or (b) issue any additional ownership interests, unless (subject
------------
in any event to the provisions of Section 7.14) (i) such ownership interests are
                                  ------------
issued by the Borrower or are otherwise in accordance with Section 6.06(b) and
                                                           ---------------
(ii) such ownership interests are being issued by a Subsidiary to the Borrower or another Subsidiary (whether in addition to or substitution for the then outstanding Equity Interests of such Subsidiary) and in each case are made subject to the first priority Lien in favor of the Administrative Agent (for the benefit of the Secured Parties); provided that, with respect to any such pledge
                                 --------
agreement pledging the Equity Interests of the Borrower, the liability of the shareholders of the Borrower shall be limited to the "Collateral" pledged thereunder.

     SECTION 6.19.  Unrelated Activities; Abandonment; New Subsidiaries.  (a)
                    ---------------------------------------------------
The Borrower shall not, and shall not permit the Subsidiaries to, engage in any activity other than Permitted Activities.

     (b) The Borrower shall not abandon the diligent development, construction, installation or operation of the System.

     (c) The Borrower shall not, and shall not permit the Subsidiaries to, create any new subsidiaries after the Closing Date other than (i) with the prior written consent of the Administrative Agent or (ii) wholly-owned, special purpose Subsidiaries created in connection with changes to the System configuration permitted by this Agreement; provided that, in any event, (x) the
                                           --------
Equity Interests of such Subsidiary shall be subject to the first priority Lien of the Secured Parties and, (y) such Subsidiary shall have executed and delivered to the Administrative Agent the Subsidiary Guaranty.

     SECTION 6.20.  Set-off.  Without the prior written consent of the
                    -------
Administrative Agent (such consent not to be unreasonably withheld), the Borrower shall not, and shall not permit the Subsidiaries to, exercise any right of set-off with respect to amounts owing to it by the Contractor under the Supply Contract.

     SECTION 6.21.  Changes in Capital Budget.  Without the prior written
                    -------------------------
consent of the Majority Lenders (such consent not to be unreasonably withheld), the Borrower shall not modify the Capital Budget to increase the aggregate amounts payable thereunder unless such modification is a necessary conforming change related to an amendment to a System Contract permitted by Section 6.07 or
                                                                 ------------
Section 6.08 or is concurrent and consistent with any additional sources of
------------
funds which are to be made available to the Borrower and not theretofore contemplated in the Capital Budget (including amounts available in the Construction

Contingency Reserve Account, liquidated damages being applied to Obligations hereunder and proceeds of insurance applied in accordance with terms of this Agreement); provided that the foregoing shall not prevent the Borrower from
            --------
applying identified cost savings in a budget category (as confirmed by the Independent Engineer or the Designated Agents, as applicable) to cost overruns in another budget category (as confirmed by the Independent Engineer or the Designated Agents, as applicable) without increasing the aggregate amounts payable under the Capital Budget (provided that the prior written consent of the Administrative Agent shall be required with respect to the application of any identified cost savings in excess of $2,000,000).

     SECTION 6.22.  Payment of Construction Costs.  Prior to the Commercial
                    -----------------------------
Operation Date, the Borrower shall not pay any amount (other than with respect to amounts received from the sources described in Section 6.09(a) or from
                                                  ---------------
amounts available in the Construction Contingency Reserve Account or under the Working Capital Loan Commitment or from Special Payments) in respect of the construction and installation of the System other than those costs set forth or provided for in the Capital Budget, as the same may be amended in accordance with Section 6.21, and costs that the Contractor or the Operator is
     ------------
contractually obligated to pay under any System Contract if it results in a dollar for dollar reduction in amounts payable by the Borrower or any of the Subsidiaries under such System Contract.

     SECTION 6.23.  Sales of Capacity.  The Borrower shall not, and shall not
                    -----------------
permit the Subsidiaries to, sell or otherwise dispose of Capacity or capacity on other telecommunication systems acquired in accordance with the terms hereof except (a) pursuant to Capacity Sale Agreements and Capacity Swap Agreements,
(b) pursuant to other agreements or arrangements which are on commercially reasonable terms and reasonable satisfactory to the Designated Agents (which shall include the disposition of System Capacity without cash compensation in exchange for mutual restoration agreements or for reasonably equivalently valued capacity on other subsea fiber or terrestrial fiber telecommunication systems, subject to the proviso contained in this Section) and (c) with respect to Backhaul Capacity or capacity on other subsea fiber or terrestrial fiber telecommunication systems acquired in accordance with the terms hereof, pursuant to agreements or arrangements in exchange for reasonably equivalent value and which are on commercially reasonable terms and reasonably satisfactory to the Designated Agents (which may include dispositions for non-cash consideration); provided that, in any event, (i) all such agreements and arrangements described
--------
in the foregoing clauses (a), (b) and (c) shall provide that amounts payable to
                 -----------  ---     ---
the Borrower or any Subsidiary shall be paid to the Revenue Account (unless the Designated Agents otherwise agree), (ii) no agreement providing for future payments shall prohibit the granting of a security interest in such agreement by the Borrower to the Secured Parties and (iii) without derogation of the provisions of Section 6.24 and except for the non-cash exchanges expressly
              ------------
contemplated above, such agreements shall provide that payments thereunder shall be in cash.

     SECTION 6.24.  Financial Covenants.  (a)  Minimum Cumulative Capacity
                    -------------------        ---------------------------
Revenue.  The Borrower shall not permit the cumulative Capacity Revenue (which
-------
has been deposited in the Revenue Account) as of the last day of any fiscal quarter occurring during any period set forth below to be less than the amount set forth opposite such period:

                                             Minimum Cumulative
                      Period                  Capacity Revenue
                      ------                  ----------------

               06/30/01                        $   33,900,000
               09/30/01                        $   74,800,000
               12/31/01                        $  151,900,000
               01/01/02 - 12/31/02             $  356,700,000
               01/01/03 - 12/31/03             $  649,800,000
               01/01/04 - 12/31/04             $  960,900,000
               01/01/05 - 12/31/05             $1,267,100,000

     (b)  Minimum Debt Service Coverage Ratio.  The Borrower shall not permit
          -----------------------------------
the Debt Service Coverage Ratio as of the last day of any fiscal quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                Debt Service
                      Period                   Coverage Ratio
                      ------                   --------------

               09/30/01                            1.05:1
               12/31/01                            1.50:1
               01/01/02 - 12/31/02                 2.50:1
               01/01/03 - 12/31/03                 3.00:1
               01/01/04 - 12/31/04                 3.50:1
               01/01/05 - 12/31/05                 4.00:1

     (c)  Minimum Remaining Asset Value to Borrower Debt Ratio.  The Borrower
          ----------------------------------------------------
shall not permit the Remaining Asset Value to Borrower Debt Ratio at any time after the Commercial Operation Date to be less than 1.25:1.

     Notwithstanding anything to the contrary contained in this Agreement, the failure to comply with clause (b) or (c) of this Section 6.24 at any time shall
                       ----------    ---         ------------
not constitute an Event of Default, but shall result in Excess Cash Flow being applied 100% to the Lenders in accordance with Section 8.08(d) until such time
                                               ---------------
as the Borrower shall have delivered a certificate to the Administrative Agent in accordance with Section 5.02(c) demonstrating the Borrower's compliance with
                   ---------------
this Section 6.24.
     ------------

     SECTION 6.25.  Amendments, etc. of Organizational and Other Documents.  The
                    ------------------------------------------------------
Borrower shall not, and shall not permit the Subsidiaries to, amend, supplement or otherwise modify, or permit the amendment, modification or supplementation of, (a) the memorandum of association or bye-laws (or such other organizational and governing documents) in a manner which is inconsistent with or violates the terms of or could reasonably be expected to prevent compliance with any of the terms of any Loan Document or System Contract or could materially adversely affect the Lenders or any Collateral or (b) if issued in accordance with and subject to the terms of this Agreement, any documents evidencing or relating to Permitted Subordinated

Debt which could adversely affect the Lenders or result in provisions that are more onerous on the Borrower.

     SECTION 6.26.  Management and Advisory Fees, etc.  The Borrower shall not,
                    ---------------------------------
and shall not permit any of the Subsidiaries to, pay any management, advisory, consulting or other similar fees to any Affiliate of the Borrower other than those set forth in the Capital Budget.

     SECTION 6.27.  Immunity.  Neither the Borrower nor any of the Subsidiaries
                    --------
shall, in any proceeding in the United States, Bermuda, Venezuela, Brazil or elsewhere, in connection with any Loan Document, claim for itself, any of its assets or the System, immunity from suit, execution, attachment or other legal process.

                                  ARTICLE VII

                               EVENTS OF DEFAULT
                               -----------------

     Each of the following events or occurrences described in this Article VII
                                                                   -----------
shall constitute an "Event of Default".

     SECTION 7.01.  Non-Payment of Obligations.  The Borrower shall fail to pay
                    --------------------------
any principal of any Loan when and as the same shall become due and payable; or the Borrower shall fail to pay any interest on any Loan or any fee payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days; or the Borrower or any Subsidiary shall fail to pay any other amount payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days following the Borrower's receipt of written notice thereof from the Administrative Agent.

     SECTION 7.02.  Breach of Warranty.  Any representation or warranty made or
                    ------------------
deemed made by the Borrower or any other Obligor in this Agreement, in any other Loan Document or in any Material System Contract to which it is a party or in any certificate delivered by the Borrower or any other Obligor pursuant to this Agreement, any other Loan Document or any Material System Contract shall prove to have been false or misleading in any material respect as of the time made or deemed made and, if such misrepresentation is capable of being corrected as of a subsequent date, such misrepresentation shall not have been corrected as of a day within thirty calendar days following written notice thereof being given by the Administrative Agent to the Borrower or such Loan Party; provided that if
                                                             --------
such misrepresentation is made by such other Obligor in a Material System Contract, it shall not constitute an Event of Default hereunder unless such misrepresentation has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.03.  Non-Performance of Certain Covenants and Obligations.  (a)
                    ----------------------------------------------------
The Borrower shall fail to observe or perform any covenant or agreement contained in Article VI of
             ----------
this Agreement (other than clauses (b) and (c) of Section 6.24); (b) the
                           -----------     ---    ------------
Borrower or any Loan Party shall fail to perform any of its covenants or agreements contained in Article IV of any Security Document or in the Subsidiary Guaranty; or (c) the Borrower or any other Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document to which it is a party (other than those specified in Sections 7.01 and
                                                               -------------
7.02 above, in clauses (a) and (b) of this Section 7.03 and in clause (a) of
----           -----------     ---         ------------        ----------
Section 6.24), and such failure shall continue unremedied or unwaived for a
------------
period of thirty days; provided that with respect to this clause (c) if (i) such
                       --------                           ----------
failure cannot be cured within such thirty-day period despite the Borrower's or such Loan Party's best efforts to do so, (ii) such failure is susceptible of cure, (iii) the Borrower or such other Loan Party is continuously proceeding with diligence and in good faith to cure such failure and (iv) the existence of such failure has not had and could not reasonably be expected to have a Material Adverse Effect, then, with the consent of the Administrative Agent, such thirty-day cure period shall be extended to such date, not to exceed a total ninety-day cure period, as shall be necessary for the Borrower or such other Loan Party to cure such failure.

     SECTION 7.04.  Involuntary Bankruptcy Proceeding, etc.  An involuntary
                    --------------------------------------
proceeding shall be commenced or an involuntary petition shall be filed seeking
(a) liquidation, reorganization or other relief in respect of the Borrower or any other Obligor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; provided
                                                                       --------
that, with respect to the Contractor, such proceeding shall not constitute an Event of Default hereunder if such proceeding occurs on or after the Commercial Operation Date, so long as such proceeding could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.05.  Voluntary Bankruptcy Proceeding, etc.  The Borrower or any
                    ------------------------------------
other Obligor shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consent to the institution of any proceeding or petition described in Section 7.04, (c) apply for or consent to the appointment of a receiver,
   ------------
trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Obligor or for a substantial part of its assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing; provided that, with respect to the Contractor, any such event shall not
--------
constitute an Event of Default hereunder if such event occurs on or after the Commercial Operation Date, so long as such event could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.06.  Judgments.  One or more final judgments (a) for the payment
                    ---------
of money in an aggregate amount (not paid or covered by insurance) in excess of $5,000,000 shall be rendered against the Borrower or any other Loan Party and the same shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof or (b) shall be entered in the form of an injunction or similar form of relief requiring suspension or abandonment of the construction, installation or operation of the System and such injunction or similar relief shall not have been stayed, discharged or vacated within 60 days.

     SECTION 7.07.  ERISA.  An ERISA Event shall have occurred that, in the
                    -----
opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.08.  Impairment of Security, etc.  (a) Any Loan Document shall
                    ---------------------------
cease to be in full force and effect or the Borrower or any other Loan Party shall so assert in writing; (b) the Lien as to any material portion of the Collateral created by any Security Document shall cease to be enforceable or, in the case of Perfectible Collateral, of the same effect and priority purported to be created thereby, or (c) the Supply Contract Guaranty shall cease to be in full force and effect (except as a result of the express provisions thereof) or the Supply Contract Guarantor shall so assert in writing.

     SECTION 7.09.  Commercial Operation.  The Commercial Operation Date shall
                    --------------------
not have occurred by the Guaranteed Completion Date.

     SECTION 7.10.  Impairment of System Contract.  Any Material System Contract
                    -----------------------------
shall cease to be valid and binding and in full force and effect, other than as contemplated by the terms of Section 6.07; provided that, with respect to any
                             ------------  --------
such Material System Contract (other than the Supply Contract Guaranty), it shall not constitute an Event of Default under this Section so long as such event is cured by the Borrower by replacing such Material System Contract with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) within 60 days of such event.

     SECTION 7.11.  Default Under System Contract.  (a) Any party to any System
                    -----------------------------
Contract (other than a Capacity Sales Agreement, a Capacity Swap Agreement and the Supply Contract) shall be in material default thereunder and, other than with respect to the Supply Contract Guaranty, such default shall continue unremedied for 30 consecutive days (60 consecutive days where the defaulting party is undertaking to use reasonable efforts to cure the default) and such default could reasonably be expected to have a Material Adverse Effect, unless any such System Contract has been replaced with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) within 60 days of such default, or (b) prior to System Final Completion, an "Event of Default" (as defined in the Supply Contract) shall have occurred and be continuing under the Supply Contract, unless the Supply Contract has been replaced with the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) within 60 days of such event or the Supply Contract Guarantor is diligently performing its obligations under the Supply Contract Guaranty and has cured such "Event of Default" within such 60-day period, it being understood that a failure of the Contractor to achieve the Commercial Operation Date by the Scheduled RFS Date shall not constitute an Event of Default under this Section so long as it achieves the Commercial Operation Date by the Guaranteed Completion Date.

     SECTION 7.12.  Liquidated Damages.  The Contractor shall fail to pay when
                    ------------------
due (after any permitted grace periods) any amounts owing as liquidated damages under Article 22 of the Supply Contract (unless the Supply Contract Guarantor is duly performing under the Supply Contract Guaranty).

     SECTION 7.13.  Revocation of Landing License, etc.  Any Landing License or
                    ----------------------------------
other Governmental Action which shall at the time be necessary for the performance of any material System Activity in a manner contemplated under the Loan Documents and the System Contracts shall be revoked or shall otherwise terminate (or shall be amended or modified in a materially adverse manner) and such revocation or termination (or such amendment or modification thereof) could reasonably be expected to have a Material Adverse Effect, unless such Landing License or Governmental Action is replaceable and is replaced with the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) with an alternative Landing License or Governmental Action permitting the performance of such System Activity within 60 days of the occurrence of such event.

     SECTION 7.14.  Change in Control.  A Change in Control shall occur.
                    -----------------

     SECTION 7.15.  Default on Other Indebtedness.  The Borrower or any other
                    -----------------------------
Loan Party shall (a) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness under the Loan Documents) or in the payment of any obligations under Hedging Agreements, in any case in an aggregate amount in excess of $5,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (b) default in the performance of any other agreement relating to any Indebtedness (other than Indebtedness under the Loan Documents) or contained in any instrument or agreement evidencing, securing or relating thereto, in each case beyond the period of grace, if any, provided therein, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity.

     SECTION 7.16.  Delay in Construction or Installation.  The construction
                    -------------------------------------
or installation of the System shall be suspended under Article 15 of the Supply Contract for more than 60 consecutive days or 90 days in the aggregate or the System (or any Segment thereof) shall be abandoned by the Borrower.

     SECTION 7.17.  Term C Loan Guarantor.  The Term C Loan Guarantor shall,
                    ---------------------
at any time during any Term C Loan Guaranteed Period, (a) have a long-term senior unsecured debt rating of less than BBB- from Standard & Poor's Rating Services or Baa3 from Moody's Investors Services, Inc. or (b) fail to observe or perform any covenant or agreement contained in the Term C Loan Guaranty, and such failure shall continue unremedied for a period of thirty days.

     If any Event of Default described in Sections 7.04 or 7.05 shall occur with
                                          -------------    ----
respect to the Borrower or any Subsidiary, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, and an amount equal to 100% of all LC Exposure, shall automatically become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     If any Event of Default (other than any Event of Default described in
Section 7.04 or 7.05) shall occur for any reason, whether voluntary or
------------    ----
involuntary, and be continuing, the Administrative Agent may, and at the request or with the consent of the Majority Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (a) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (b) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (c) demand that the Borrower immediately pay to the Administrative Agent an amount equal to 100% of the LC Exposure whereupon the Borrower shall immediately make such payment to the Administrative Agent which shall hold such amount in a cash collateral account to secure the LC Exposure, and (iv) exercise such other rights or remedies as the Lenders may have under the Loan Documents or applicable law.

                                 ARTICLE VIII

                                   ACCOUNTS
                                   --------

     SECTION 8.01.  Creation of Accounts.  (a) The Administrative Agent hereby
                    --------------------
establishes the following thirteen special, segregated and irrevocable cash collateral accounts in the name of the Borrower and for the benefit of the Lenders, which accounts shall be maintained by the Administrative Agent at all times until the termination of this Agreement and the payment in full of all
Obligations:

               (1)  Construction Account;
               (2)  Revenue Account;
               (3)  Special Payment Account;
               (4)  Debt Reserve Account;
               (5)  Parent Interest Reserve Account;
               (6)  Operating Reserve Account;

               (7)  Insurance Proceeds Account;
               (8)  Clean-Up Account;
               (9)  Sales and Issuances Proceeds Account;
               (10) Construction Contingency Reserve Account;
               (11) Current Account;
               (12) Backhaul Reserve Account; and
               (13) System Upgrade Reserve Account.

     (b) The Administrative Agent hereby establishes special, segregated and irrevocable cash collateral accounts, each in the name of the applicable Subsidiary and for the benefit of the Lenders, which accounts shall be maintained by the Administrative Agent at all times until the termination of this Agreement and the payment in full of all Obligations.

     (c) The Administrative Agent hereby establishes a special segregated account in the name of the Borrower entitled "Borrower Net Equity Proceeds Account" for the deposit of the Net Equity Proceeds and the Parent Senior Note Proceeds (in each case net of the fees and expenses set forth in the Capital Budget), which account shall be maintained by the Administrative Agent at all times until the amounts on deposit therein have been spent or applied in accordance with the terms hereof.

     (d) All moneys, investments and securities at any time on deposit in any of the Accounts shall be under the sole dominion and control of the Administrative Agent and shall constitute Collateral in accordance with the terms of the Security Documents to be held in the custody of the Administrative Agent for the purposes and on the terms set forth in the Security Documents and this Article VIII. All moneys, investments and securities at any time on
     ------------
deposit in the Borrower Equity Proceeds Account or in any Checking Account shall not constitute Collateral.

     SECTION 8.02.  Required Deposits into the Accounts.
                    -----------------------------------

     (a)  Construction Account.  (i)  Each Lender shall, subject to Sections
          --------------------                                      --------
8.02(b) and 8.02(i), fund each Loan made by it hereunder directly to the
-------     -------
Administrative Agent for deposit in the Construction Account.

     (ii) On each date on which the Borrower receives Equity Contributions from Parent (excluding Equity Contributions which do not constitute Net Cash Proceeds) prior to the payment of all Capital Costs, the Borrower shall, subject to the provisions of Section 8.02(j), deposit such Equity Contributions in the
                     ---------------
Construction Account.

     (iii) On any date after the Closing Date and prior to the Commercial Operation Date on which the Borrower receives payment under any Hedging Agreement, the Borrower shall deposit such payment into the Construction Account.

     (b)  Dispute Account.  Subject to the satisfaction or waiver by the
          ---------------
Majority Lenders of the applicable conditions precedent set forth herein, each Lender shall fund the disputed portion of any Loan made by it hereunder directly to the Payment Escrow Agent for deposit into the Dispute Account in accordance with the terms of the Supply Contract and of the Payment Escrow Agreement. The disputed portion of any Loan shall be that amount indicated by the Borrower or the Independent Engineer as being in dispute in the certificate attached to the monthly Construction Progress Certificate delivered in connection with such Loan.

     (c)  Revenue Account.  Subject to Section 8.02(j), the Borrower and the
          ---------------              ---------------
Subsidiaries shall deposit all Revenue received in cash in the Revenue Account; provided that with respect to Revenue received by any Subsidiary in a country in
--------
which applicable laws therein restrict the transfer of such Revenue to the Revenue Account, such Revenue shall be held and applied on terms reasonably satisfactory to the Designated Agents.

     (d)  Special Payment Account.  The Borrower and the Subsidiaries shall
          -----------------------
deposit all Special Payments in the Special Payment Account.

     (e)  Debt Reserve Account.  The Administrative Agent shall transfer amounts
          --------------------
on deposit in the Revenue Account to the Debt Reserve Account in accordance with Sections 8.08(a) and 8.08(d).
----------------     -------

     (f)  Parent Interest Reserve Account.  The Administrative Agent shall
          -------------------------------
transfer amounts on deposit in the Revenue Account to the Parent Interest Reserve Account in accordance with Sections 8.08(a) and 8.08(d).
                                   ----------------     -------

     (g)  Operating Reserve Account.  The Administrative Agent shall transfer
          -------------------------
amounts on deposit in the Revenue Account to the Operating Reserve Account in accordance with Sections 8.08(a) and 8.08(d).
                ----------------     -------

     (h)  Insurance Proceeds Account.  The Borrower, the Subsidiaries and the
          --------------------------
Administrative Agent shall deposit all Casualty Proceeds in the Insurance Proceeds Account.

     (i)  Clean-Up Account.  Subject to the satisfaction or waiver by the
          ----------------
Majority Lenders of the applicable conditions precedent set forth herein, each Lender shall fund the Loan made by it hereunder on the last day of the Availability Period in respect of Capital Costs which are not yet due directly to the Administrative Agent for deposit in the Clean-Up Account.

     (j)  Sales and Issuances Proceeds Account.  The Borrower and the
          ------------------------------------
Subsidiaries shall deposit all Net Cash Proceeds in the Sales and Issuances Proceeds Account.

     (k)  Construction Contingency Reserve Account.  The Administrative Agent
          ----------------------------------------
shall transfer amounts on deposit in the Revenue Account to the Construction Contingency Reserve Account in accordance with Section 8.08(a).
                                               ---------------

     (l)  Current Account.  The Administrative Agent shall transfer amounts on
          ---------------
deposit in the Revenue Account to the Current Account in accordance with Section
                                                                         -------
8.08(b).
-------

     (m)  Backhaul Reserve Account.  The Administrative Agent shall transfer
          ------------------------
amounts on deposit in the Revenue Account to the Backhaul Reserve Account in accordance with Sections 8.08(a) and 8.08(d).
                ----------------     -------

     (n)  System Upgrade Reserve Account.  The Administrative Agent shall
          ------------------------------
transfer amounts on deposit in the Revenue Account to the System Upgrade Reserve Account in accordance with Section 8.08(d).
                           ---------------

     (o)  Subsidiary Accounts.  The Administrative Agent shall deposit all
          -------------------
capital contributions or loans, as the case may be, from the Borrower to any Subsidiary directly in the applicable Subsidiary Account from amounts on deposit in the Construction Account. The Administrative Agent will transfer all payments by the Borrower to any Subsidiary under any Intercompany Agreement directly to the applicable Subsidiary Account from amounts on deposit in the Revenue Account in accordance with Sections 8.07(b), 8.08(a), 8.08(b), 8.12(a)
                                   ----------------  -------  -------  -------
and 8.16(a).
    -------

     (p)  Borrower Equity Proceeds Account.  On the Closing Date, the Borrower
          --------------------------------
shall deposit the Equity Contributions made by Parent to the Borrower on the Closing Date in the Borrower Equity Proceeds Account; provided that the Borrower
                                                      --------
may deposit up to $1,000,000 of such Equity Contributions in one or more Checking Accounts designated by the Borrower.

     SECTION 8.03.  Deposits Held as Cash Collateral and Deposits in the
                    ----------------------------------------------------
Borrower Equity Proceeds Account.  The Administrative Agent agrees to accept all
--------------------------------
revenue, cash, payments, insurance and casualty proceeds, other amounts and Permitted Investments to be delivered to or held by the Administrative Agent pursuant to the terms of this Agreement. The Administrative Agent shall hold and safeguard the Accounts and the Borrower Equity Proceeds Account (and, in each case, the revenues, cash, payments, insurance and casualty proceeds, instruments, securities and other amounts on deposit therein) during the term of this Agreement and shall treat the revenues, cash, payments, insurance and casualty proceeds, instruments, securities and other amounts in the Accounts as funds, instruments, securities and other properties pledged by the Borrower (or the applicable Subsidiary, in the case of the Subsidiary Accounts) to the Administrative Agent as collateral securing the Obligations in accordance with the provisions of this Agreement and the Security Documents.

     SECTION 8.04.  Source of Payments; Deposits Irrevocable.  (a)  If the
                    ----------------------------------------
Administrative Agent shall be unable to determine the source of any payments received or the Account or Accounts into which such payments are to be deposited, the Administrative Agent shall hold such amounts in the Revenue Account (and such amounts shall not be applied in accordance with Section 8.08)
                                                                  ------------
until its proper application is identified.

     (b) Any deposit made into any Account hereunder shall, absent manifest error, be irrevocable and the amount of such deposit and any instrument or security held in such Account and all interest thereon shall be held in trust by the Administrative Agent and applied solely as provided in this Article VIII.
                                                                ------------

     SECTION 8.05.  Books of Account; Statements.  (a)  The Administrative
                    ----------------------------
Agent shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Accounts and all investment transactions effected by the Administrative Agent pursuant to Section 8.26, and
                                                              ------------
any such recordation shall constitute prima facie evidence of the information
                                      ----- -----
recorded.

     (b) Not later than the tenth Business Day of each month, commencing with the first month to occur after the earlier of (i) the date the Primary Ring becomes operational and (ii) the receipt of Net Cash Proceeds or Casualty Proceeds, the Administrative Agent shall deliver to the Borrower a statement setting forth the transactions in each Account during the preceding month and specifying the Revenue, Net Cash Proceeds, Special Payments, Casualty Proceeds, cash equivalents and other amounts held in each Account at the close of business on the last Business Day of the preceding month; provided that the
                                                 --------
Administrative Agent shall promptly respond (during normal business hours) to requests by the Borrower concerning information regarding deposits, investments and transfers in and among the Accounts.

     SECTION 8.06.  Location of the Accounts.  The Accounts shall be
                    ------------------------
maintained by the Administrative Agent at its office located at 909 Fannin, Suite 1700, Houston, Texas 77010, until the Administrative Agent gives written notice to the other parties to this Agreement setting forth a different location of the Accounts, in the manner specified in Section 10.01; provided that such
                                            -------------  --------
location shall be in Houston, Texas.

     SECTION 8.07.  Construction Account.  (a)  On each Borrowing Date, the
                    --------------------
Administrative Agent shall distribute, from amounts on deposit in the Construction Account, directly to each Person to which an amount in excess of $200,000 is due and payable (and otherwise to the Checking Accounts designated by the Borrower for the benefit of the Persons entitled thereto), the amounts identified as Capital Costs then due and payable in the Borrowing Request delivered in connection with such Borrowing Date.

     (b) If, prior to the Commercial Operation Date and after all amounts on deposit in the Borrower Equity Proceeds Account have been spent in accordance with the terms hereof, the amounts due and owing to any Subsidiary under any Intercompany Agreement exceed the amounts distributed to such Subsidiary pursuant to clause first of Section 8.08(a), and no amounts remain on deposit in
            ------------    ---------------
the Operating Reserve Account and the Construction Contingency Reserve Account, the Administrative Agent shall distribute to such Subsidiary, from amounts on deposit in the Construction Account, the remaining amounts due and owing to such Subsidiary under any Intercompany Agreement.

     (c) If, prior to the Commercial Operation Date and after all amounts on deposit in the Borrower Equity Proceeds Account have been spent in accordance with the terms hereof, OA&M Expenses, SG&A Expenses and Term C Loan Guaranty Fees of the Borrower due and payable exceed the amounts distributed in respect thereof pursuant to clause first of Section 8.08(a), and no amounts remain on
                    ------------    ---------------
deposit in the Operating Reserve Account and the Construction Contingency Reserve Account, the Administrative Agent shall distribute to the

Person entitled thereto, from amounts on deposit in the Construction Account, an amount equal to such OA&M Expenses, SG&A Expenses and Term C Loan Guaranty Fees of the Borrower remaining unpaid; provided that amounts distributed in respect
                                  --------
of OA&M Expenses and SG&A Expenses pursuant to this paragraph (b), Section
                                                    -------------  -------
8.12(b), Section 8.16(b), Section 8.22(a) and clause first of Section 8.08(a)
-------  ---------------  ---------------
shall not in the aggregate exceed (x) $7,500,000 in any calendar quarter or (y) the amounts allocated therefor in the then current Operating Budget.

     (d) If, prior to the Commercial Operation Date and after all amounts on deposit in the Borrower Equity Proceeds Account have been spent in accordance with the terms hereof, insufficient Revenue has been received for application thereto pursuant to clause tenth of Section 8.08(a), the Administrative Agent
                    ------------    ---------------
shall, upon receipt by it of a certificate of the Borrower (which shall be delivered no more frequently than once a month), distribute, from amounts on deposit in the Construction Account, to one or more Checking Accounts designated by the Borrower; provided that the aggregate amount distributed to such Checking
                 --------
Accounts pursuant to this paragraph (d), Section 8.08(a) and Section 8.08(d)
                          -------------  ---------------     ---------------
shall not in exceed $1,000,000 in any calendar year.

     SECTION 8.08.  Revenue Account.
                    ---------------

     (a)  Transfers Prior to the Commercial Operation Date.  The Administrative
          ------------------------------------------------
Agent shall, upon receipt by it of a certificate of the Borrower prior to the Commercial Operation Date (which shall be delivered no more frequently than once a month), and in any event on the Commercial Operation Date, distribute, from amounts on deposit in the Revenue Account, the following amounts in the following order of priority:

          first, (i) to the Borrower (or such other Person as may be entitled
          -----
     thereto), all OA&M Expenses and SG&A Expenses of the Borrower then due and payable, (ii) to each Subsidiary's Subsidiary Account, all OA&M Expenses and SG&A Expenses of such Subsidiary then due and payable, (iii) to the Term C Loan Guarantor, all Term C Loan Guaranty Fees then due and payable and (iv) to Parent, all Parent Expenses then due and payable; provided that
                                                                   --------
     (A) amounts distributed to pay OA&M Expenses and SG&A Expenses of the Borrower and the Subsidiaries shall not exceed $7,500,000 in the aggregate in any fiscal quarter, and (B) amounts distributed to Parent to pay Parent Expenses shall not exceed $300,000 in the aggregate (which amount may be increased with the consent of the Designated Agents to the extent such increase is necessary to pay Parent Expenses) in any calendar year;

          second, to the Administrative Agent, for the account of the Lenders,
          ------
     the amount of all fees payable pursuant to the terms of the Loan Documents, which the Administrative Agent certifies to the Borrower to be due and payable on such date;

          third, to the Administrative Agent, for the account of the Lenders,
          -----
     the amount, if any, equal to the interest on the Loans and under Hedging Agreements which the Administrative Agent certifies to the Borrower to be due and payable under the Loan

     Documents on such date;

          fourth, so long as no Blockage Event has occurred and is continuing,
          ------
     to Parent, an amount equal to the interest due and payable on the Parent Senior Notes or on any Parent Additional Notes on the next succeeding January 15 or July 15 (or other applicable interest payment date), as the case may be, as certified by the Borrower to the Administrative Agent, together with any such interest distributable pursuant to this clause
                                                                    ------
     fourth which was blocked for any prior period and has not otherwise been
     ------
     paid pursuant to this clause fourth or from amounts on deposit in the
                           -------------
     Parent Interest Reserve Account;

          fifth, until such time as $15,000,000 in the aggregate shall have been
          -----
     deposited therein pursuant to this clause fifth on or prior to the
                                        ------------
     Commercial Operation Date, to the Construction Contingency Reserve Account, to be applied in accordance with Section 8.16;
                                      ------------

          sixth, until such time as $34,000,000 (provided that such amount shall
          -----                                  --------
     be increased to $48,000,000 from and after the date that is six months prior to the Initial Principal Payment Date) in the aggregate shall have been deposited therein pursuant to this clause sixth on or prior to the
                                             ------------
     Commercial Operation Date, to the Debt Reserve Account, to be applied in accordance with Section 8.10;
                     ------------

          seventh, until such time as $19,500,000 in the aggregate shall have
          -------
     been deposited therein pursuant to this clause seventh on or prior to the
                                             --------------
     Commercial Operation Date, to the Parent Interest Reserve Account, to be applied in accordance with Section 8.11;
                                ------------

          eighth, until such time as $5,000,000 in the aggregate shall have been
          ------
     deposited therein pursuant to this clause eighth on or prior to the
                                        -------------
     Commercial Operation Date, to the Operating Reserve Account, to be applied in accordance with Section 8.12;
                        ------------

          ninth, to the Backhaul Reserve Account to be applied in accordance
          -----
     with Section 8.19, at the Borrower's option, up to an amount equal to 70%
          ------------
     of Backhaul Service Revenue received since the last certificate received by the Administrative Agent under this Section 8.08(a);
                                         ---------------

          tenth, at the Borrower's option, to one or more Checking Accounts;
          -----
     provided that the aggregate amount distributed to such Checking Accounts
     --------
     pursuant to this clause tenth, Section 8.07(d) and Section 8.08(d) shall
                      ------------  ---------------     ---------------
     not in exceed $1,000,000 in any calendar year;

          eleventh, to the Administrative Agent, for the account of the Lenders,
          --------
     up to an amount sufficient to pay all Loans in full, together with accrued interest thereon and all other amounts payable under this Agreement and the other Loan Documents; and
          twelfth, thereafter, to the Borrower, to be applied to such purposes
          -------
     (including the making of equity dividends) as the Borrower may direct.

     (b)  Monthly Payment of OA&M Expenses, SG&A Expenses and Intercompany
          ----------------------------------------------------------------
Payments After the Commercial Operation Date.  (i)  On or before the twentieth
--------------------------------------------
day of each month occurring after the Commercial Operation Date (or if such day is not a Business Day, the immediately preceding Business Day), the Borrower shall deliver to the Administrative Agent an Expense Certificate requesting distributions to be made from the Revenue Account to pay OA&M Expenses and SG&A Expenses. The approval of the Designated Agents shall be required for the payment of OA&M Expenses and SG&A Expenses which would cause an Operating Budget Deviation and the approval of the Majority Lenders shall be required if such payment would cause a Material Operating Budget Deviation. On the twenty-fifth day of each month (or if such date is not a Business Day, the immediately succeeding Business Day) (each such date, a "Monthly Expense Transfer Date"),
                                             -----------------------------
the Administrative Agent shall distribute, from amounts on deposit in the Revenue Account, (A) directly to each Person (other than the Borrower or a Subsidiary) to which an amount in excess of $200,000 is due and payable, the amounts identified as OA&M Expenses and SG&A Expenses of the Borrower then due and owing in Item 1 of the Expense Certificate referred to above, (B) to the Checking Accounts designated by the Borrower for the benefit of the Persons entitled thereto, all other OA&M Expenses and SG&A Expenses of the Borrower then due and owing in Item 1 of such Expense Certificate and (C) to the Current Account, the amounts identified as OA&M Expenses and SG&A Expenses of the Borrower expected to be due and owing prior to the next Monthly Expense Transfer Date in Item 2 of such Expense Certificate; provided that amounts distributed to
                                            --------
pay OA&M Expenses and SG&A Expenses of the Borrower and the Subsidiaries shall not exceed $10,500,000 in the aggregate in any fiscal quarter occurring after the Commercial Operation Date. In addition, the Administrative Agent shall distribute directly to each Subsidiary Account, from amounts on deposit in the Revenue Account, the amounts due and owing by the Borrower to the applicable Subsidiary under any Intercompany Agreement as set forth in Item 3 of the Expense Certificate and the amounts identified as OA&M Expenses and SG&A Expenses of the applicable Subsidiary identified in Items 1 and 2 of the Expense Certificate.

     (ii) If any portion of the Contract Price is due and owing and remains unpaid (and such unpaid portion is not required pursuant to the terms of this Agreement to be paid from another specified source, unless amounts are not actually available from such other source), the Borrower shall be permitted to deliver a certificate to the Administrative Agent setting forth such unpaid amounts and the Administrative Agent shall promptly distribute, from amounts on deposit in the Revenue Account, the portion of the Contract Price remaining unpaid.

     (c)  Additional Monthly Transfers After the Commercial Operation Date.  On
          ----------------------------------------------------------------
the last Business Day of each calendar month occurring after the Commercial Operation Date, the Administrative Agent shall distribute, from amounts on deposit in the Revenue Account (after making any distributions required by
Section 8.08(b)), the following amounts in the following order of priority:
---------------
          first,  to the Term C Loan Guarantor, the amount of all Term C Loan
          -----
     Guaranty Fees due and payable on such date;

          second, to the Administrative Agent, for the account of the Lenders,
          ------
     the amount of all fees payable pursuant to the terms of the Loan Documents, which the Administrative Agent certifies to the Borrower to be due and payable on such date;

          third, to the Administrative Agent, for the account of the Lenders,
          -----
     the amount, if any, equal to the interest on the Loans and under Hedging Agreements which the Administrative Agent certifies to the Borrower to be due and payable under the Loan Documents on such date;

          fourth, if such date is a Principal Payment Date, to the
          ------
     Administrative Agent, for the account of the Lenders, the amount, if any, equal to the principal (excluding any mandatory prepayments thereof) which the Administrative Agent certifies to the Borrower to be due and payable on such date;

          fifth, to TBI and GCL, as applicable, an amount equal to the amount of
          -----
     payments due and payable for capital expenditures to be made by TBI and GCL in the next month and included in the Capital Budget, as set forth in a certificate of the Borrower delivered to the Administrative Agent (provided
                                                                        --------
     that with respect to GCL, capital expenditures in any calendar year shall not exceed an amount equal to the sum of (i) $5,000,000 plus (ii) 50% of GCL's Revenue for such calendar year); and

          sixth, until such time as $300,000 in the aggregate (which amount may
          -----
     be increased with the consent of the Designated Agents to the extent such increase is necessary to pay Parent Expenses) shall have been distributed pursuant to this clause fifth in any calendar year, to Parent, an amount
                      ------------
     equal to all Parent Expenses then due and payable.

     (d)  Semi-Annual Transfers After the Commercial Operation Date.  On each
          ---------------------------------------------------------
Principal Payment Date, the Administrative Agent shall distribute, from amounts on deposit in the Revenue Account (after making any distributions required by Sections 8.08(b) and 8.08(c)), the following amounts in the following order of
----------------     -------
priority:

          first, to the Debt Reserve Account, an amount sufficient to cause the
          -----
     amounts on deposit therein to equal the Debt Reserve Amount (as set forth in the most recent certificate of the Borrower delivered pursuant to
     Section 5.02(f));
     ---------------

          second, to the Parent Interest Reserve Account, an amount sufficient
          ------
     to cause the amounts on deposit therein to equal the Parent Interest Reserve Amount (as set forth in the most recent certificate of the Borrower delivered pursuant to Section 5.02(f));
                           ---------------

          third, to the Operating Reserve Account, an amount sufficient to cause
          -----
     the
     amounts on deposit therein to equal the Operating Reserve Amount (as set forth in the most recent certificate of the Borrower delivered pursuant to
     Section 5.02(f));
     ---------------

          fourth, so long as no Blockage Event has occurred and is continuing,
          ------
     to Parent, an amount equal to the interest due and payable on the Parent Senior Notes or on any Parent Additional Notes on the next succeeding January 15 or July 15 (or other applicable interest payment date), as the case may be, as certified by the Borrower to the Administrative Agent, together with any such interest distributable pursuant to this clause
                                                                    ------
     fourth which was blocked for any prior period and has not otherwise been
     ------
     paid pursuant to this clause fourth or from amounts on deposit in the
                           -------------
     Parent Interest Reserve Account;

          fifth, to the Backhaul Reserve Account, to be applied in accordance
          -----
     with Section 8.18, at the Borrower's option, up to an amount equal to 80%
          ------------
     of Backhaul Service Revenue received since the last distribution pursuant to this clause fifth;
             ------------

          sixth, to the System Upgrade Reserve Account, to be applied in
          -----
     accordance with Section 8.19, at the Borrower's option, up to an amount
                     ------------
     equal to $10,000,000 in the aggregate shall be distributed pursuant to this clause sixth.
     ------------

          seventh, at the Borrower's option, to one or more Checking Accounts;
          -------
     provided that the aggregate amount distributed to such Checking Accounts
     --------
     pursuant to this clause seventh, Section 8.07(d) and Section 8.08(a) shall
                      --------------  ---------------     ---------------
     not in exceed $1,000,000 in any calendar year.

          eighth, to the Administrative Agent, for the account of the Lenders,
          ------
     an amount equal to 50% (or, if as of such date a Default or a Designated Event has occurred and is continuing, 100%) of the remainder of the amounts on deposit in the Revenue Account to be applied to the prepayment of the Loans in accordance with Section 2.11(b); and
                              ---------------

          ninth, to the Borrower (or such other Person entitled thereto), to be
          -----
     applied (i) first to the payment of outstanding amounts owed to the Term C Loan Guarantor under the Term C Loan Guaranty Reimbursement Agreement and
     (ii) thereafter to Permitted Activities and, subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld) other activities, the remainder, if any, of the amounts on deposit in the Revenue Account;

provided that if an Event of Default shall have occurred and be continuing, all
--------
amounts remaining on deposit in the Revenue Account after the payment of amounts specified in clauses first through seventh shall be applied by the
             -------------         -------
Administrative Agent to the Obligations then due in such order as the Designated Agents shall direct.

     SECTION 8.09.  Special Payment Account.  All Special Payments deposited
                      -----------------------
in the Special Payment Account constituting Liquidated Damages or proceeds of delayed opening of business insurance shall be applied by the Administrative Agent first, to the payment of interest due and payable on the Loans, second, to the payment of interest on the Parent
                              ------
Senior Notes and any Parent Additional Notes and, third, to the payment of other
                                                  -----
Capital Cost overruns resulting from the delay in the Commercial Operation Date, in each case as and when the same shall become due and payable. All other Special Payments shall be transferred to the Revenue Account to be applied in accordance with Section 8.08; provided that, in the event the Supply Contract is
                ------------  --------
being replaced in accordance with this Agreement, such other Special Payments shall, subject to Section 8.25, be applied by the Borrower to the costs of
                  ------------
entering into a replacement supply agreement and to such other related costs as shall be approved by the Administrative Agent.

     SECTION 8.10.  Debt Reserve Account.  If, subsequent to the Commercial
                    --------------------
Operation Date, on any date on which the payment of principal or interest on the Loans or fees due to the Agents or Lenders becomes due and payable, the amounts on deposit in the Revenue Account are insufficient to make the payment obligations set forth in clauses second, third and fourth of Section 8.08(c) on
                         --------------  -----     ------    ---------------
such date, the Administrative Agent shall distribute to the Lenders the amount (to the extent amounts on deposit are available in the Debt Reserve Account) equal to the amount of any deficiency in the payment obligations set forth in clauses second, third and fourth of Section 8.08(c) on such date.
--------------  -----     ------    ---------------

     SECTION 8.11.  Parent Interest Reserve Account.  If, on any Principal
                    -------------------------------
Payment Date (or any other date on which interest may be due and payable on the Parent Senior Notes or any Parent Additional Notes), the amounts on deposit in the Revenue Account are insufficient to make the payment obligations set forth in clause fourth of Section 8.08(a) or clause fourth of Section 8.08(d) on such
   -------------    ---------------    -------------    ---------------
Principal Payment Date or other date, the Administrative Agent shall, subject to the provisions of Section 8.25, transfer to Parent the amount (to the extent
                  ------------
amounts on deposit are available in the Parent Interest Reserve Account) equal to the amount of any deficiency in the payment obligations set forth in clause
                                                                        ------
fourth of Section 8.08(a) or clause fourth of Section 8.08(d) on such Principal
------    ---------------    -------------    ---------------
Payment Date or other date.

     SECTION 8.12.  Operating Reserve Account.  (a)  If, prior to the Commercial
                    -------------------------
Operation Date, the amounts due and owing to any Subsidiary under any Intercompany Agreement exceed the amounts distributed to such Subsidiary pursuant to clause first of Section 8.08(a), the Administrative Agent shall
            ------------    ---------------
distribute to such Subsidiary, from amounts on deposit in the Operating Reserve Account, the remaining amounts due and owing to such Subsidiary under any Intercompany Agreement.

     (b) If, prior to the Commercial Operation Date, OA&M Expenses, SG&A Expenses and Term C Loan Guaranty Fees of the Borrower due and payable exceed the amounts distributed in respect thereof pursuant to clause first of Section
                                                       ------------    -------
8.08(a), the Administrative Agent shall distribute to the Person entitled
-------
thereto, from amounts on deposit in the Operating Reserve Account, an amount equal to such OA&M Expenses, SG&A Expenses and Term C Loan Guaranty Fees of the Borrower remaining unpaid; provided that amounts distributed in respect of OA&M
                           --------
Expenses and SG&A Expenses pursuant to this paragraph (b), Section 8.22(a) and
                                            -------------  ---------------
clause first of Section 8.08(a) shall not in the aggregate exceed (x) $7,500,000
------------    ---------------
in any calendar
quarter or (y) the amounts allocated therefor in the then current Operating Budget.

     (c) If, subsequent to the Commercial Operation Date, on any Monthly Expense Transfer Date, the amounts on deposit in the Revenue Account are insufficient to make the payment obligations set forth in the Expense Certificate (or other certificate) setting forth such OA&M Expenses and SG&A Expenses, the Administrative Agent shall distribute to the Person(s) entitled thereto in accordance with Section 8.08(b) the amount (to the extent amounts on
                           ---------------
deposit are available in the Operating Reserve Account) equal to the amounts of any deficiency in the payment of the OA&M Expenses and SG&A Expenses set forth in such certificate.

     SECTION 8.13.  Insurance Proceeds Account.  (a)  All cash, cash
                    --------------------------
equivalents, instruments, investments and securities at any time on deposit in the Insurance Proceeds Account, including all interest or other income earned with respect thereto, are herein referred to as the "Casualty Proceeds
                                                     -----------------
Deposits".
--------
     (b) The Casualty Proceeds Deposits shall be accumulated in the Insurance Proceeds Account and held therein until paid to or upon the order of the Borrower as provided in paragraph (c) of this Section 8.13, paid to the
                        -------------         ------------
Administrative Agent as provided in paragraph (d) or (e) of this Section 8.13,
                                    -------------    ---         ------------
or returned to the Borrower as provided in Section 8.32.
                                           ------------

     (c)  Subject to the provisions of paragraphs (d) and (e) of this Section
                                       --------------     ---         -------
8.13, Casualty Proceeds Deposits shall be paid over to or upon the order of the
----
Borrower (or directly to the Persons entitled thereto in the case of amounts in excess of $200,000) to reimburse it for, or to pay, the cost of repairing, rebuilding or otherwise replacing the damaged, destroyed, lost or condemned property in respect of which such moneys were received, upon the receipt by the Administrative Agent of a certificate of the Borrower (A) setting forth in reasonable detail the work done or proposed to be done and materials purchased or to be purchased by way of the renewal, repair, rebuilding or other replacement of the damaged, destroyed, lost or condemned property and (B) stating the specific amount requested to be paid over to or upon the order of the Borrower (or such other Person) or that such amount is requested to reimburse the Borrower, as the case may be, for, or to pay, costs actually incurred to repair, rebuild or replace property and that such amount, together with amounts remaining in the Insurance Proceeds Account for such purpose and other funds of the Borrower available for such purpose, are sufficient to pay in full the costs of such renewal, repair, rebuilding or other replacement. In the event that any amounts remain in the Insurance Proceeds Account after application thereof in accordance with this paragraph (c), the Administrative
                                            -------------
Agent shall transfer such Casualty Proceeds Deposits to the Revenue Account.

     (d) If the Borrower shall at any time notify the Administrative Agent that an Event of Loss has occurred, then, unless the System is being repaired in accordance with Section 5.22, the Administrative Agent shall promptly apply the
                ------------
Casualty Proceeds Deposits in the Insurance Proceeds Account to the payment of the Obligations in accordance with Section 2.11(d). If the System is being
                                   ---------------
repaired in accordance with Section 5.22, the provisions of paragraph (c) above
                            ------------                    -------------
shall apply.

     (e) If an Event of Default has occurred and is continuing and the Loans have been accelerated in accordance with Article VII, then the Administrative
                                         -----------
Agent shall promptly apply the Casualty Proceeds Deposits in the Insurance Proceeds Account to the payment of the Obligations in such order as the Administrative Agent may elect.

     SECTION 8.14.  Clean-Up Account.  The Administrative Agent shall, upon
                    ----------------
receipt by it of a certificate of the Borrower setting forth the same information required in a Borrowing Request with respect to the Capital Costs to be paid (together with all applicable invoices), distribute directly to each Person to which an amount in excess of $200,000 is due and payable (and otherwise to the Checking Accounts designated by the Borrower for the benefit of the Persons entitled thereto), from amounts on deposit in the Clean-Up Account, the amounts identified as Capital Costs in such certificate as then due and payable. The Borrower shall use reasonable efforts to submit certificates under this Section 8.14 no more than once a month.
     ------------

     SECTION 8.15.  Sales and Issuances Proceeds Account.   Amounts on deposit
                    ------------------------------------
in the Sales and Issuances Proceeds Account shall be applied as follows:

          (a) if such amounts are Net Cash Proceeds of any new issuance after the Closing Date of Equity Interests of the Borrower or Parent, (i) an amount equal to the portion thereof being held in accordance with the proviso contained in clause (i) of Section 2.11(c) for application to the
                          ----------    ---------------
     payment of Permitted Costs (which shall be specified in a certificate of the Borrower delivered to the Administrative Agent when such Net Cash Proceeds are deposited) shall be held and applied to the payment thereof upon receipt of a certificate of the Borrower specifying the Person(s) to whom such Permitted Costs are due and owing (provided that any portion thereof which is being held for the payment of Capital Costs shall be transferred to the Construction Account or, after the Commercial Operation Date, the Revenue Account or, after the Availability Period, the Clean-Up Account) and (ii) the remainder shall be applied, 50% to the prepayment of the Loans in accordance with clause (i) of Section 2.11(c) and 50% to the
                                  ----------    ---------------
     Checking Accounts designated by the Borrower to be used for Permitted Activities;

          (b) if any such amounts are Net Cash Proceeds of an incurrence of Indebtedness by the Borrower or Parent after the Closing Date (other than Indebtedness permitted by Section 6.01, but subject in any event to the
                               ------------
     limitations contained in Section 6.01), such Net Cash Proceeds shall be
                              ------------
     applied to the prepayment of the Loans in accordance with clause (ii) of
                                                               -----------
     Section 2.11(c); and
     ---------------

          (c) if such amounts are Net Cash Proceeds in respect of any sale, transfer, lease or other disposition of any asset of the Borrower or any Subsidiary, (i) an amount equal to the portion thereof being held to be reinvested in the Borrower's or any Subsidiary's business (which shall be specified in a certificate of the Borrower delivered to the Administrative Agent when such Net Cash proceeds are deposited) shall be held and applied to the payment of the relevant expenses upon receipt of a certificate of the Borrower specifying the Person(s) to whom such expenses are due and owing, (ii) if any such Net Cash Proceeds are not expended in accordance with clause (i) above
                                                                ----------
     within six months of their receipt into the Sales and Issuances Proceeds Account, such Net Cash Proceeds (net of the portion being transferred to the Revenue Account pursuant to clause (iii) below), shall be applied to
                                     ------------
     the prepayment of the Loans in accordance with clause (iii) of Section
                                                    ------------    -------
     2.11(c) and (iii) all such other Net Cash Proceeds which are not being held
     -------
     pursuant to clause (i) above or are not being applied to the prepayment of
                 ----------
     the Loans pursuant to clause (iii) of Section 2.11(c),shall be transferred
                           ------------    ---------------
     to the Revenue Account.

     SECTION 8.16.  Construction Contingency Reserve Account.  (a)  If, prior to
                    ----------------------------------------
the Commercial Operation Date, the amounts due and owing to any Subsidiary under any Intercompany Agreement exceed the amounts distributed to such Subsidiary pursuant to clause first of Section 8.08(a), and no amounts remain on deposit in
            ------------    ---------------
the Operating Reserve Account, the Administrative Agent shall distribute to such Subsidiary, from amounts on deposit in the Construction Contingency Reserve Account, the remaining amounts due and owing to such Subsidiary under any Intercompany Agreement.

     (b) If, prior to the Commercial Operation Date, OA&M Expenses, SG&A Expenses and Term C Loan Guaranty Fees of the Borrower due and payable exceed the amounts distributed in respect thereof pursuant to clause first of Section
                                                       ------------    -------
8.08(a), and no amounts remain on deposit in the Operating Reserve Account, the
-------
Administrative Agent shall distribute to the Person entitled thereto, from amounts on deposit in the Construction Contingency Reserve Account, an amount equal to such OA&M Expenses, SG&A Expenses and Term C Loan Guaranty Fees of the Borrower remaining unpaid; provided that amounts distributed in respect of OA&M
                           --------
Expenses and SG&A Expenses pursuant to this paragraph (b), Section 8.12(b),
                                            -------------  ---------------
Section 8.22(a) and clause first of Section 8.08(a) shall not in the aggregate
---------------     ------------    ---------------
exceed (x) $7,500,000 in any calendar quarter or (y) the amounts allocated therefor in the then current Operating Budget.

     (c) The Administrative Agent shall distribute, from and to the extent of amounts on deposit in the Construction Contingency Reserve Account and as set forth in a certificate of the Borrower, (i) directly to each Person to which an amount in excess of $200,000 is due and payable and (ii) otherwise, to the Checking Accounts designated by the Borrower for the benefit of the Persons entitled thereto, the amounts identified in such certificate as Capital Costs overruns then due and payable in the Borrowing Request delivered in connection with the most recent Borrowing Date.

     SECTION 8.17.  Current Account.  The Administrative Agent shall distribute,
                    ---------------
from and to the extent of amounts on deposit in the Current Account and as set forth in a certificate of the Borrower, (i) directly to each Person to which an amount in excess of $200,000 is due and payable, the amounts previously identified as OA&M Expenses and SG&A Expenses in Item 2 of the most recently delivered Expense Certificate which are then due and owing, or (ii) to the Checking Accounts designated by the Borrower for the benefit of the Persons entitled thereto, all other such OA&M Expenses and SG&A Expenses previously identified in Item 2 of the most recently delivered Expense Certificate which are then due and owing.

     SECTION 8.18.  Backhaul Reserve Account.  The Administrative Agent shall
                    ------------------------
pay from amounts on deposit in the Backhaul Reserve Account, at the Borrower's written request, Backhaul Service Costs (whether or not set forth in the then current Operating Budget). The Borrower's request shall be accompanied by a certificate setting forth in reasonable detail the appropriate payment instructions and the Backhaul Capacity in respect of which such payment is to be made. In addition, at the Borrower's written request, the Administrative Agent shall release the funds requested by the Borrower from the Backhaul Reserve Account and apply them as Revenue in accordance with the provisions of Section
                                                                       -------
8.08.
----

     SECTION 8.19.  System Upgrade Reserve Account.  At the Borrower's written
                    ------------------------------
request, the Administrative Agent shall distribute to the Contractor, from amounts on deposit in the System Upgrade Reserve Account, the amount certified by the Borrower and confirmed by the Independent Engineer to be due and owing in respect of the a Permitted System Upgrade.

     SECTION 8.20.  Subsidiary Accounts.  (a) If, prior to the Commercial
                    -------------------
Operation Date, OA&M Expenses and SG&A Expenses of a Subsidiary are due and payable, the Administrative Agent shall distribute to the Person entitled thereto, from amounts on deposit in such Subsidiary's Subsidiary Account, an amount equal to such OA&M Expenses and SG&A Expenses of such Subsidiary then due and payable to such Person.

     (b) The Administrative Agent shall, on each Monthly Expense Transfer Date, distribute, from amounts on deposit in each Subsidiary's Subsidiary Account, (i) directly to each Person to which an amount in excess of $200,000 is due and payable, the amount of OA&M Expenses and SG&A Expenses of such Subsidiary then due and owing and identified in Item 1 of the Expense Certificate delivered pursuant to Section 8.08(b) in respect of such date and (ii) to the Checking
            ---------------
Account of such Subsidiary designated by the Borrower for the benefit of the Persons entitled thereto, all other OA&M Expenses and SG&A Expenses of such Subsidiary then due and owing and identified in Item 1 of such Expense Certificate.

     (c) The Administrative Agent shall distribute to the applicable Governmental Authority entitled thereto, from amounts on deposit in each Subsidiary's Subsidiary Account, the amount of taxes then due and payable by such Subsidiary (or required to be withheld from payments made by such Subsidiary) to such Governmental Authority as set forth in a certificate of such Subsidiary delivered to the Administrative Agent.

     (d) The Administrative Agent shall, on each Subsidiary Transfer Date, distribute to the Revenue Account, from amounts on deposit in each Subsidiary's Subsidiary Account, the amount of such Subsidiary's Subsidiary Transfer Payment due and payable on such date, as set forth in a certificate of the Borrower delivered to the Administrative Agent.

     SECTION 8.21.  Borrower Equity Proceeds Account.  On the last Business Day
                    --------------------------------
of each calendar month, the Administrative Agent shall distribute, from amounts on deposit in the Borrower Equity Proceeds Account, directly to each Person to which an amount in excess of $200,000 is due and payable (and otherwise to the Checking Accounts designated by the

Borrower for the benefit of the Persons entitled thereto), the amounts certified by the Borrower as Capital Costs then due and payable. Notwithstanding anything herein to the contrary, the Borrower shall be entitled to direct, in its sole discretion, the application of the proceeds from time to time on deposit in the Borrower Equity Proceeds Account.

     SECTION 8.22.  Checking Accounts.  The Borrower and the Subsidiaries shall
                    -----------------
each be permitted to maintain general corporate checking accounts (collectively, the "Checking Accounts"); provided that amounts on deposit in such Checking
     -----------------    --------
Accounts shall only be used to pay Capital Costs in accordance with the Capital Budget, OA&M Expenses and SG&A Expenses in accordance with the then effective Operating Budget, Term C Loan Guaranty Fees and expenses in connection with Permitted Activities.

     SECTION 8.23.  Release of Excess Amounts.  If, as of any Principal Payment
                    -------------------------
Date, (a) an amount is on deposit in the Debt Reserve Account, the Parent Interest Reserve Account or the Operating Reserve Account in excess of the Required Balance for such Account as the result of the actual realization of income or gain on the amounts on deposit in such Account and (b) no Event of Default or Designated Event has occurred and is continuing, then the Administrative Agent shall transfer any such excess amounts to the Revenue Account. After the payment of all Capital Costs, amounts remaining on deposit in the Construction Account, the Construction Contingency Reserve Account and the Clean-Up Account shall be applied first, to fund the Debt Reserve Account, the
                                  -----
Parent Interest Reserve Account and the Operating Reserve Account to bring the amounts on deposit therein up to the Required Balances (in the order of priority set forth in Section 8.08(d)) and second, to the prepayment of the Loans in
             ---------------      ------
accordance with Section 2.11(e).
                ---------------

     SECTION 8.24.  Acceleration.  Any other provision contained in this
                    ------------
Agreement to the contrary notwithstanding, upon the occurrence and during the continuance of an Event of Default and after the Loans have become or have been declared to be due and payable in accordance with Article VII, the
                                                  -----------
Administrative Agent shall then apply amounts on deposit in the Accounts to the payment of the Obligations in such order as the Administrative Agent shall direct.

     SECTION 8.25.  Investment.  Any amounts held by the Administrative Agent in
                    ----------
any Account shall be invested by the Administrative Agent from time to time as directed in writing by the Borrower (or, if an Event of Default has occurred and is continuing, by the Administrative Agent in its sole discretion) in Permitted Investments. Any income or gain realized as a result of any such investment shall be held as part of the applicable Account and reinvested as provided herein. If any income tax is payable on account of any such income or gain, it shall be paid by the Borrower or its Affiliates. Any such investment may be sold (without regard to maturity date) by the Administrative Agent whenever necessary to make any distribution required by this Agreement. The Administrative Agent shall have no liability for any loss resulting from any such investment or sale thereof other than by reason of its willful misconduct or gross negligence. The Administrative Agent will promptly notify the Borrower of any loss resulting from any such investment or sale and the Borrower may instruct the Administrative Agent to, and the Administrative Agent shall, reimburse the affected Account from Revenue.

     SECTION 8.26.  Value.  Cash and Permitted Investments on deposit from time
                    -----
to time in the Accounts shall be valued by the Administrative Agent as follows:

          (a)  cash shall be valued at the face amount thereof; and

          (b) Permitted Investments shall be valued at the lesser of the face amount and the purchase price.

     SECTION 8.27.  Other Determinations; Additional Accounts.  The Borrower and
                    -----------------------------------------
the Administrative Agent may establish procedures not materially inconsistent with this Agreement pursuant to which the Administrative Agent may conclusively determine, for purposes of this Agreement, the amounts from time to time to be distributed or paid by the Administrative Agent from amounts on deposit in the Accounts or pursuant to which the Administrative Agent and the Borrower may provide for reasonable operating and administrative flexibility. In addition, the Borrower and the Administrative Agent may establish additional Accounts (e.g., with respect to insurance proceeds, etc.) of the Borrower and the Subsidiaries in order to better reflect the separateness of the Borrower's and any Subsidiary's property or as the Borrower and the Administrative agree are necessary, subject in each case to Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) and on terms and conditions regarding withdrawal and application as are consistent with the terms hereof.

     SECTION 8.28.  Sales of Permitted Investments.  The Administrative Agent
                    ------------------------------
will use its reasonable commercial efforts to sell Permitted Investments so that actual cash is available, on each date on which a distribution is to be made pursuant to this Agreement, for the Administrative Agent to make such distribution in cash on such date. The amount of any check or other instrument which may be deposited in any Account shall not be treated as available amounts on deposit until the final collection thereof.

     SECTION 8.29.  Available Cash.  In determining the amount of available cash
                    --------------
in any Account at any time, in addition to any cash then on deposit in such Account, the Administrative Agent shall treat as available cash the amount which the Administrative Agent would have received on such day if the Administrative Agent had liquidated all the Permitted Investments (at then prevailing market prices) then on deposit in such Account.

     SECTION 8.30.  Purchaser Escrow Arrangements.  Anything contained herein to
                    -----------------------------
the contrary notwithstanding, in the event a purchaser of Capacity requires that its down payment, if any, on its purchase of Capacity be placed in escrow, the Borrower shall be permitted to enter into customary escrow arrangements with such purchaser; provided that once the Borrower becomes entitled to any such
                --------
amounts in accordance with the terms of such escrow arrangements, such amounts shall be deposited into the Revenue Account.

     SECTION 8.31.  Termination.  Upon termination of this Agreement and the
                    -----------
payment in full of all Obligations, the Administrative Agent shall distribute any remaining amounts on deposit in the Accounts, together with any interest thereon, to the Borrower or as the Borrower may direct.

     SECTION 8.32.  Conflicts With Other Loan Documents.  To the extent the
                    -----------------------------------
provisions of this Article VIII and the provisions of any other Loan Document
                   ------------
conflict as to the application of Revenue or other amounts on deposit in the Accounts, the provisions of this Article VIII shall take precedence.
                                 ------------


                                  ARTICLE IX

                    THE ADMINISTRATIVE AGENT, OTHER AGENTS
                           AND AGENT RELATED PERSONS
                           -------------------------

     SECTION 9.01.  Authorization and Action.  Each Lender hereby appoints and
                    ------------------------
authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, the Required Lenders or the Lenders, as the case may be, for actions or refraining from acting pursuant to the terms of this Agreement, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Administrative Agent shall
                                  --------
not be required to take any action that exposes the Administrative Agent to personal liability (unless indemnified to its reasonable satisfaction) or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower or any of the Subsidiaries pursuant to the terms of this Agreement.

     SECTION 9.02.  Exculpation of, and Reliance by, Agent Related Persons.
                    ------------------------------------------------------
Neither the Administrative Agent nor any other Agent nor any Agent Related Person shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and each Agent Related Person:

          (a) may treat the payee of any Note as the holder thereof or any Lender as a Lender until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such payee or Lender, as assignor, and an eligible assignee, as assignee, as provided in Section
                                                                     -------
     10.04;
     -----

          (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Loan Document;

          (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower, or any of the Subsidiaries or to inspect the property (including the books and records) of the Borrower or any of the Subsidiaries;

          (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and

          (f) shall incur no liability to any Lender under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 9.03.  Agent Related Persons and Affiliates.  With respect to its
                    ------------------------------------
Commitment, the Credit Extensions made by it and any Note issued to it, Toronto Dominion (Texas) Inc. and Credit Suisse First Boston and their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Toronto Dominion (Texas) Inc., Credit Suisse First Boston and any Affiliate thereof in its individual capacity. Toronto Dominion (Texas) Inc., Credit Suisse First Boston and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of the Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Toronto Dominion (Texas) Inc., Credit Suisse First Boston and their Affiliates were not an Agent and without any duty to account therefor to the Lenders.

     SECTION 9.04.  Lender Credit Decision.  Each Lender acknowledges that it
                    ----------------------
has, independently and without reliance upon any Agent or Agent Related Person or any other Lender and based on the financial statements referred to in Section
                                                                         -------
3.01 and such other documents and information as it has deemed appropriate, made
----
its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or Agent Related Person or any other Lender based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 9.05.  Indemnification.  The Lenders agree to indemnify each Agent
                    ---------------
Related Person (to the extent not reimbursed by the Borrower or the Subsidiaries), ratably according to the respective principal amounts of the Loans owing to them, participation interests in Working Capital Loans and Letters of Credit and Commitments issued by them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent Related Person in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by such Agent Related Person under this Agreement or any other Loan Document; provided that no Lender shall be liable to any Agent
                         --------
Related Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent Related Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent Related Person promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent Related Person is not reimbursed for such expenses by the Borrower or any of the Subsidiaries.

     SECTION 9.06.  Collateral and Guaranty Matters.  (a) The Administrative
                    -------------------------------
Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Security Documents.

     (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to (i) release any security interest or Lien granted to or held by the Administrative Agent upon any collateral security (A) upon termination of the Commitments and Letters of Credit, and payment in full in cash of all principal of and interest on the Loans and all fees, costs, indemnities, gross-ups and expenses that are payable under this Agreement or under any other Loan Document and have been invoiced as of such termination date (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees to execute, reasonable releases in connection with this Agreement and the Loan Documents (other than, in any event, as to items stated to survive the termination of this Agreement or a Loan Document)); (B) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (C) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (D) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (E) if approved, authorized or ratified in writing by the Majority Lenders or, if required by Section 10.02, the Required Lenders or each Lender,
                           -------------
as applicable, (ii) release any guarantor from its obligations under any Guaranty constituting a Loan Document in the event such guarantor is not required to be a guarantor pursuant to the terms of this Agreement (including, in any event, the Term C Loan Guarantor at any time other than during any Term C

Loan Guaranteed Period) and (iii) reduce the outstanding principal amount of the Term C Loans that are guaranteed by the Term C Loan Guaranty as set forth in
Section 9.08(b).  Upon request by the Administrative Agent at any time, the
---------------
Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral security or a Guaranty pursuant to this Section.

     SECTION 9.07.  Successor Administrative Agent.  The Administrative Agent
                    ------------------------------
may resign at any time by giving 30 days' written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing, a successor Administrative Agent, which shall be a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions
                       ----------
taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     SECTION 9.08.  Notice of Guaranty Draw.  (a)  Upon the written request of
                    -----------------------
the Borrower, the Administrative Agent shall, in accordance with the terms of the Term C Loan Guaranty, give a Notice of Guaranty Draw to the Term C Loan Guarantor specifying that a Borrowing of Term C Loans is being requested that is subject to the Term C Loan Guaranty and specifying the remaining available Term C Loan Commitment after giving effect to such Borrowing.

     (b) Prior to the expiration of the Availability Period for Term C Loans, upon the written request of the Borrower (such request to be in form and substance reasonably satisfactory to the Administrative Agent), the Administrative Agent shall reduce the Contingent Guaranty Amount (as defined in the Term C Loan Guaranty), but not below the then outstanding principal amount of Term C Loans that are guaranteed by the Term C Loan Guaranty by giving written notice to the Term C Loan Guarantor in accordance with the Term C Loan Guaranty.

     (c) Upon the written request of the Borrower (such request to be in form and substance reasonably satisfactory to the Administrative Agent), the Administrative Agent shall reduce the outstanding principal amount of Term C Loans that are guaranteed by the Term C Loan Guaranty by an amount equal to the Qualified Capacity Revenue (whether arising prior to or after the expiration of the Availability Period for Term C Loans) not used to support Term C Loans by giving written notice to the Term C Loan Guarantor in accordance with the Term C Loan Guaranty, together with a written release in respect of the Term C Loan Guaranty as to the amount of such reduction, and, at the Borrower's election, such notice shall indicate that the reduced amount shall be added back to the Available Committed Amount (as defined in and in accordance with the Term C Loan Guaranty).


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     SECTION 10.01.  Notices.  Except in the case of notices and other
                     -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

          (a) if to the Borrower, to it at 2 Carter's Bay Road, Southside, St. David's DD02, Bermuda, attention of: Chief Financial Officer, copy to General Counsel (fax: 441-296-9010);

          (b) if to the Administrative Agent, to it at 909 Fannin, Suite 1700, Houston, Texas 77010, attention of Kimberly Burleson (fax: 713-951-9921);

          (c) if to the Syndication Agent, to it at Eleven Madison Avenue, New York, New York 10010, attention of Todd Morgan (fax: 212-325-8314);

          (d) if to the Issuer, to it at 909 Fannin, Suite 1700, Houston, Texas 77010, attention of Kimberly Burleson (fax: 713-951-9921); and

          (e) if to any other Lender, to it at its address (or facsimile number) set forth on Schedule 2.01.
                          -------------

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given (a) to the Borrower or any of the Subsidiaries in accordance with Article VII of terms of this Agreement shall be
                                -----------
deemed to have been given when sent, in the case of facsimile, when delivered, in the case of hand or overnight courier service, and three days after mailing, in the case of certified or registered mail, or (b) to any party hereto in accordance with the terms of this Agreement other than for purposes of the immediately preceding clause (a), shall be deemed to have been given on the date
                      ----------
of receipt.

     SECTION 10.02.  Waivers; Amendments.  (a)  No failure or delay by the
                     -------------------
Administrative Agent, the Issuer or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuer and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of
                                                             -------------
this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuer may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties party thereto and the Majority Lenders or by such Loan Parties and the Administrative Agent with the consent of the Majority Lenders (unless expressly provided otherwise in this Agreement); provided that no such agreement shall (i) increase
                              --------
the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing
       ---------------    ---
of payments required thereby, without the written consent of each Lender, (v) release any substantial and material portion of the Collateral (other than releases in accordance with the terms of this Agreement or any Security Document), amend Section 2.11(b), change the application of Revenue in
                 ---------------
accordance with Section 8.08 or otherwise amend Article VIII without the consent
                ------------                    ------------
of the Required Lenders, (vi) change any of the provisions of this Section or the definition of "Required Lenders", "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder (other than to conform to any amendment or other modification made to effectuate the provisions of Section 2.01(c)) or release all or substantially
                             ---------------
all of the Collateral or release any guarantor (other than the Term C Loan Guarantor at any time other than during any Term C Loan Guaranteed Period) from its obligations under a guaranty, without the written consent of each Lender, or
(vii) amend, modify or waive the provisions of Section 2.10(c) or Section
                                               ---------------    -------
2.11(h) in such a manner as to adversely affect the rights of the Lenders
-------
participating in any particular tranche of Term Loans without the consent of the Lenders holding more than 50% of the aggregate amount of Term Loans outstanding under the tranche or tranches of Term Loans adversely affected by such amendment, modification or waiver;

provided further that no such agreement shall amend, modify or otherwise affect
--------
the rights or duties of the Administrative Agent or the Issuer hereunder without the prior written consent of the Administrative Agent or the Issuer, as the case may be. The Borrower shall deliver to the Contractor a copy of each amendment to such Loan Document which has an impact on the Contractor promptly after execution thereof.

     SECTION 10.03.  Expenses; Indemnity; Damage Waiver. (a)  The Borrower shall
                     ----------------------------------
pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of one U.S. documentation counsel for the Administrative Agent, the Syndication Agent, the Arranger and their respective Affiliates, in connection with the syndication of the credit facilities provided for herein, the structuring, preparation and negotiation of this Agreement and the Loan Documents, and any amendments, modifications or waivers of the provisions hereof and any other Loan Document (whether or not the transactions contemplated hereby or thereby shall be consummated) and the reasonable fees, charges and disbursements of one U.S. counsel for the Administrative Agent, the Syndication Agent, the Arranger and their respective Affiliates in connection with the ongoing administration and consideration of legal matters relevant to any of the foregoing, including the ongoing compliance with this Agreement and the security relating hereto and thereto, (ii) the reasonable fees and expenses of any local counsel retained by the Administrative Agent, (iii) the reasonable ongoing fees and expenses of the Consultants in connection with the preparation of their reports and the ongoing fees and expenses of the Independent Engineer and the Insurance Consultant, (iv) any expenses the Borrower or any Subsidiary specifically agrees to pay pursuant to any provision of the Loan Documents and
(v) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Arranger, the Issuer or any Lender, but only in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

     (b) The Borrower shall indemnify the Administrative Agent, the Syndication Agent, the Arranger, the Issuer, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against,
                                                         ----------
and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (subject, in the case of ordinary expenses, to the provisions of Section 10.03(a)), including the fees, charges and
                  ----------------
disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to
                                   --------
any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or relate to a claim brought by an assignee or Participant against the Lender making such assignment or participation.

     (c)  Each Indemnitee claiming any right to indemnity under paragraph (b) of
                                                                -------------
this Section by reason of the institution of any action against such Indemnitee shall notify the Borrower thereof and shall consult with the Borrower from time to time in connection with the defense of such action. In case any such action shall be brought against such Indemnitee, the Borrower shall be entitled, at its expense, to assume the defense thereof or to participate in such action with counsel of its choice (which counsel shall be reasonably satisfactory to such Indemnitee); provided that the Borrower may not settle any such action without
             --------
the prior written consent of such Indemnitee (such consent not to be unreasonably withheld or delayed) and the Borrower shall not be entitled to assume the defense thereof if (i) such Indemnitee reasonably determines, on the advice of counsel, that representation of both the Borrower and such Indemnitee by the Borrower's counsel would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such action include both such Indemnitee and the Borrower, and such Indemnitee shall have reasonably concluded, on advice of counsel, that there may be legal defenses available to it which are significantly different from those available to the Borrower, (iii) the Borrower shall not have employed counsel satisfactory to such Indemnitee to represent such Indemnitee within a reasonable time after notice of the institution of any such action, or (iv) such Indemnitee is faced with potential criminal liability.

     SECTION 10.04.  Successors and Assigns; Consent and Agreement.  (a)  The
                    ---------------------------------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Issuer, the Agent Related Persons and Related Parties of the Lenders, and with respect to clause (vi) of Section 10.02(b), the
                                    -----------    ----------------
Contractor) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more assignees (other than to the Borrower, any of the Subsidiaries or any of their respective Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) and the other Loan Documents; provided that (i) except in the case of an assignment to a
                --------
Lender, an Affiliate of any Lender or a Related Fund, no such assignment shall be permitted without the prior written consent of each of the Borrower (unless an Event of Default has occurred and is continuing), the Administrative Agent and the Issuer (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of any Lender or a Related Fund, or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of each Class of the assigning Lender's Loans and all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance for its acceptance and recording in the Register, together with a processing and recordation fee of $3,500 (which shall be paid by the assignor and/or assignee but not the Borrower) and (v) the assignee shall not, as of the effective date of such assignment, be entitled to receive any greater payment under Section 2.15 or 2.17 than the assigning Lender shall be
                      ------------    ----
entitled to receive with respect to the obligations sold. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the
                      -------------
effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
                -------------

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the registered owner(s) of any obligation evidenced by a Note, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Notes and
                                                     --------
the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration in the Register and the Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered owner thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated assignee(s) and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". No assignment of any Note or obligation evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 10.04(c). The entries in the Register
                                 ----------------
shall be conclusive, and the Borrower, the Administrative Agent, the Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section, evidence of such assignee's
                   -------------
exemption from withholding Taxes and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept
            -------------
such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Syndication Agent, the Arranger or the Issuer, sell participations to one or more banks or other entities (a "Participant") in all
                                                          -----------
or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Syndication Agent, the Arranger, the Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Subject to paragraph (f) of this Section, the Borrower
                               -------------
agrees that each Participant shall be entitled to the benefits of Sections 2.15,
                                                                  -------------
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its
----     ----
interest by assignment pursuant to paragraph (b) of this Section.
                                   -------------

     (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPV"),
    ---------------                                                       ---
identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing
                                                    --------
herein shall constitute a commitment by any SPV to make any Loan and (ii) if any SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of an SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this Section 10.04(f), any
                                                 ----------------

SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. As this Section applies to any particular SPV, this section may not be amended without the written consent of such SPV.

     (g) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled
      ------------    ----
to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.17 unless the
                                                     ------------
Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with the provisions of Section 2.17(e) as though it were a Lender.
              ---------------

     (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest
          --------
shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     SECTION 10.05.  Limited Recourse.  There shall be full recourse to the
                     ----------------
Borrower and the Subsidiaries and all of their respective assets for the liabilities of the Borrower and the Subsidiaries under this Agreement and the other Loan Documents, but in no event shall any holder of any equity interest in Parent (or any officer or director of such holder or any officer or director of the Borrower or any Subsidiary, in its capacity as such) be personally liable or obligated for such liabilities of the Borrower and the Subsidiaries.

     SECTION 10.06.  Survival.  All covenants, agreements, representations and
                     --------
warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03
                                          -------------  ----  ----     -----
and Article IX shall survive and remain in full force and effect regardless of
    ----------
the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 10.07. Counterparts; Integration; Effectiveness. This Agreement may
                    ----------------------------------------
be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to an Agent and/or Agent Related Person constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, except for the third, fourth, fifth and sixth paragraphs of the Commitment Letter which shall expressly survive execution and delivery of this Agreement and shall continue to be effective in accordance with the terms thereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with
Section 10.04, their respective successors and assigns, and when the conditions
-------------
specified in Section 4.01 have been satisfied or waived. Delivery of an
             ------------
executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.08.  Severability.  Any provision of this Agreement held to be
                     ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.09.  Right of Setoff. If an Event of Default shall have occurred
                     ---------------
and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.10. Governing Law; Jurisdiction; Consent to Service of Process.
                    ----------------------------------------------------------
(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     (b) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN

ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
-------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01. NOTHING IN THIS
                                              -------------
AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     SECTION 10.11. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO
                    --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

     SECTION 10.12. Headings.  Article and Section headings and the Table of
                    --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.13. Replacement of Independent Engineer or Insurance Consultant.
                    -----------------------------------------------------------
Any appointment by the Administrative Agent of a replacement engineer to act as the "Independent Engineer" or of a replacement "Insurance Consultant" under the Loan Documents and the

System Contracts shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed.

     SECTION 10.14.  Confidentiality.  Each of the Administrative Agent, the
                     ---------------
Syndication Agent, the Arranger, the Issuer and the Lenders agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary practices for such materials, except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any governmental or regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower (not to be unreasonably withheld or delayed), (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or
(y) becomes available to the Administrative Agent, the Syndication Agent, the Arranger, the Issuer or any Lender on a nonconfidential basis from a source other than the Borrower or (i) to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors; provided that such contractual counterparty or
                       --------
professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder. For the purposes of this Section, "Information" means all
                                               -----------
information received from or on behalf of the Borrower relating to Parent, the Borrower, the Subsidiaries, its business or the System, other than any such information that is available to the Administrative Agent, the Issuer or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided
                                                                       --------
that, in the case of information received from the Borrower before or after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    GLOBENET COMMUNICATIONS
                                    HOLDINGS LTD.


                                    By: /S/ GREG BELBECK
                                       _______________________________
                                     Name:  Greg Belbeck
                                     Title: Chief Financial Officer


                                    TORONTO DOMINION (TEXAS) INC.,
                                     as the Administrative Agent


                                    By:/S/ DIANE BAILEY
                                       _______________________________
                                     Name:   Diane Bailey
                                     Title:  Vice President


                                    CREDIT SUISSE FIRST BOSTON,
                                     as the Syndication Agent


                                    By: /s/ TODD MORGAN
                                       _______________________________
                                     Name:  Todd Morgan
                                     Title: Director


                                    By: /s/ NANCY SHERIDAN
                                       _______________________________
                                     Name:   Nancy Sheridan
                                     Title:  Vice President


                               Signature Page 1